                                                Filed Pursuant to Rule 424(b)(5)

                                                Registration No. 333-49201

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED APRIL 27, 1998)


                          8,000,000 FELINE PRIDES(SM)


  (CONSISTING OF 7,000,000 INCOME PRIDES(SM) AND 1,000,000 GROWTH PRIDES(SM))


                                  LINCOLN LOGO


                         1,000,000 PREFERRED SECURITIES

                          LINCOLN NATIONAL CAPITAL IV
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                    FULLY AND UNCONDITIONALLY GUARANTEED TO
                         THE EXTENT SET FORTH HEREIN BY
                          LINCOLN NATIONAL CORPORATION
                            ------------------------


    The securities offered hereby are 8,000,000 FELINE PRIDES(SM) ("FELINE PRIDES") of Lincoln National Corporation, an Indiana corporation ("Lincoln" or the "Company"), consisting of separately offered and separately traded units referred to as "Income PRIDES" and "Growth PRIDES" and 1,000,000 separately offered and separately traded 6.40% Preferred
                                                   (Continued on following page)

                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE S-24 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SECURITIES.


    Prior to the offering made hereby, there has been no public market for the Securities. The Income PRIDES and the Growth PRIDES have been approved for listing on the New York Stock Exchange ("NYSE") under the symbols "LNCPrI" and "LNCPrG", respectively, subject to official notice of issuance. Unless and until substitution is made as described in "Description of the FELINE
PRIDES -- Creating Growth PRIDES" or "-- Creating Income PRIDES," neither the Preferred Security component of an Income PRIDES nor the Treasury Security component of a Growth PRIDES will trade separately from such Income PRIDES or Growth PRIDES, and such Preferred Security component will trade as a unit with the Purchase Contract component of the Income PRIDES and such Treasury Security component will trade as a unit with the Purchase Contract component of the Growth PRIDES. If Preferred Securities are separately traded to a sufficient extent that applicable exchange listing requirements are met, the Company will endeavor to cause such securities to be listed on the exchange on which the Income PRIDES and Growth PRIDES are then listed. On August 10, 1998, the last reported sale price of the Common Stock of the Company on the NYSE was $92 7/8 per share.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               PRICE TO PUBLIC(1)

                            $25.00 Per Income PRIDES


                            $21.34 Per Growth PRIDES


                            $25.00 Per Preferred Security



--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                                                                   UNDERWRITING             PROCEEDS TO
                                                                   DISCOUNT(2)               COMPANY(3)
--------------------------------------------------------------------------------------------------------------
Total(4)....................................................        $6,000,000              $194,000,000
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------



(1) Plus, as applicable, accrued distributions, interest and Contract Adjustment Payments, if any, from August 14, 1998.

(2) The Company and the Trust have agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) Before deducting expenses payable by the Company estimated at $925,000; such amount does not include $21,341,000 used to purchase the Treasury Securities component of the 1,000,000 Growth PRIDES.


(4) The Company and the Trust have granted to the Underwriters a 30-day option to purchase up to an additional 1,200,000 Income PRIDES to cover over-allotments, if any. If such option is exercised in full, the total Underwriting Discount and Proceeds to Company will be $6,900,000 and $223,100,000, respectively. See "Underwriting."

                            ------------------------


    The Securities are offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by them and subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Securities offered hereby will be made in New York, New York on or about August 14, 1998.

                            ------------------------
MERRILL LYNCH & CO.
                                 BT ALEX. BROWN
                                                                CIBC OPPENHEIMER
                            ------------------------


           The date of this Prospectus Supplement is August 10, 1998.

------------------------

(SM) Service mark of Merrill Lynch & Co., Inc.

(Cover continued from previous page)


Securities (the "Preferred Securities" and, together with the FELINE PRIDES, the "Securities") of Lincoln National Capital IV, a statutory business trust created under the laws of the State of Delaware (the "Trust"), having a stated liquidation amount per Preferred Security equal to $25. In addition to the separately offered and separately traded Preferred Securities, 7,000,000 Preferred Securities will be issued and will initially be held as a component of the Income PRIDES and will not be offered or traded separately from the Income PRIDES, unless and until substitution is made as described in "Description of the FELINE PRIDES -- Creating Growth PRIDES."



     The FELINE PRIDES offered hereby will initially consist of (A) 7,000,000 units (referred to as "Income PRIDES") with a stated amount per Income PRIDES equal to $25 (the "Stated Amount") and (B) 1,000,000 units (referred to as "Growth PRIDES") with a Stated Amount per Growth PRIDES equal to $25. Each Income PRIDES will initially consist of a unit comprised of (a) a stock purchase contract (a "Purchase Contract") under which (i) the holder will purchase from the Company not later than August 16, 2001 (the "Purchase Contract Settlement Date"), for $25, a number of shares of Common Stock of the Company equal to the Settlement Rate described herein, and (ii) the Company will pay to the holder unsecured contract adjustment payments ("Contract Adjustment Payments") at the rate of 1.35% of the Stated Amount per annum and (b) either beneficial ownership of a Preferred Security or, upon the occurrence of a Tax Event Redemption (as defined herein) prior to the Purchase Contract Settlement Date, the Applicable Ownership Interest (as defined herein) in the Treasury Portfolio (as defined herein). Each Growth PRIDES will consist of a unit comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company not later than the Purchase Contract Settlement Date, for $25, a number of shares of Common Stock of the Company, equal to the Settlement Rate, and (ii) the Company will pay the holder Contract Adjustment Payments at the rate of 1.85% of the Stated Amount per annum, and (b) a 1/40 undivided beneficial interest in a zero-coupon U.S. Treasury Security (CUSIP No. 912820 BB 2) with a principal amount at maturity equal to $1,000 and maturing on August 15, 2001 (each such security a "Treasury Security" and, collectively, the "Treasury Securities"). The Company will, directly or indirectly, own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), representing undivided beneficial ownership interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent amount of Subordinated Debentures of the Company, due August 15, 2003 and initially bearing interest at 6.40% per annum (the "Subordinated Debentures"). As long as the FELINE PRIDES are in the form of Income PRIDES or Growth PRIDES, the related Preferred Securities or the Treasury Portfolio or the Treasury Securities, as applicable, will be pledged to the Collateral Agent (as defined herein), to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.



     The number of shares of Common Stock issuable upon settlement of each Purchase Contract on the Purchase Contract Settlement Date (the "Settlement Rate") will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value (as defined herein) is equal to or greater than $111.45 (the "Threshold Appreciation Price," which is approximately 20% above the last reported sale price of the Common Stock set forth on the cover page of this Prospectus Supplement (the "Reference Price")), the Settlement Rate will be .2243; (b) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Reference Price, the Settlement Rate will be equal to the Stated Amount divided by the Applicable Market Value; and (c) if the Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate will be .2692.



     Aggregate payments of 7.75% of the Stated Amount per annum will be made or accrue on each Income PRIDES quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing November 16, 1998, until the Purchase Contract Settlement Date. These payments will consist of cumulative cash distributions on the related Preferred Securities ("Distributions") or Treasury Portfolio, as applicable, payable at the rate of 6.40% of the stated liquidation amount per annum, and Contract Adjustment Payments payable by the Company at the rate of 1.35% of the Stated Amount per annum, subject in the case of Preferred Securities and Contract Adjustment Payments, to the Company's right to defer payment of such amounts. Contract Adjustment Payments payable by the Company at the rate of 1.85% of the Stated Amount per annum, will be made or accrue on each Growth PRIDES quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing November 16, 1998, until the Purchase Contract Settlement Date, subject to the Company's right to defer such payments. In addition, original issue discount ("OID") will accrue on the related Treasury Security. Holders of each Preferred Security will receive cumulative cash Distributions, payable quarterly in arrears, on February 16, May 16, August 16 and November 16 of each year, commencing November 16, 1998 at the rate of 6.40% of the stated liquidation amount per annum. Such quarterly Distributions on the Preferred Securities will constitute all or a portion of the quarterly distributions on the related Income PRIDES. The ability of the Trust to make the quarterly Distributions on the Preferred Securities will be solely dependent upon the receipt of corresponding interest payments from the Company on the Subordinated Debentures. So long as no Junior Subordinated Debt Security Event of Default (as defined in the accompanying Prospectus) has occurred or is continuing, the Company will have the right at any time, and from time to time, limited to a period not extending beyond the maturity date of the Subordinated Debentures, to defer the interest payments due on the Subordinated Debentures; provided that an Extension Period (as defined herein) must end on one of the quarterly Interest Payment Dates (as defined herein). As a consequence of such deferral, quarterly Distributions on the Preferred Securities and a portion of the quarterly distributions on the Income PRIDES (to the extent that such portion of the quarterly Distributions on the Income PRIDES are comprised of the quarterly Distributions on the Preferred Securities) would be deferred, but such Distributions would continue to accrue, compounded quarterly, to the extent permitted by law, at the rate of 6.40% of the stated liquidation amount per annum through and including August 15, 2001 and at the Reset Rate (as defined herein) thereafter. The Company will have the right at any time, and from time to time, limited to a period not extending beyond the Purchase Contract Settlement Date, to defer Contract Adjustment Payments. As a consequence of such deferral, such portion of the cumulative quarterly distributions on the Income PRIDES that is comprised of the Contract Adjustment Payments and the quarterly cash distributions on the Growth PRIDES would be deferred; however, such deferred Contract Adjustment Payments will bear additional Contract Adjustment Payments at the rate of 8.25% per annum until paid, compounded quarterly (such deferred Contract Adjustment Payments together with such additional Contract Adjustment Payments shall be referred to as "Deferred Contract Adjustment Payments").


     The Distribution rate on the Preferred Securities and the interest rate on the related Subordinated Debentures outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day (as defined in the accompanying Prospectus) immediately preceding the Purchase Contract Settlement Date to a rate per annum (the "Reset Rate") to be determined by the Reset Agent (as defined herein) equal to the sum of (x) a spread amount (the "Reset Spread") and (y) the rate of interest on the Two-Year Benchmark Treasury (as defined herein), provided that the Company may limit the Reset Rate or the Reset Rate may be limited by applicable law as described herein.


     The payment of Distributions and certain redemptions out of monies held by the Trust and payments on liquidation of the Trust will be guaranteed by the Company (the "Guarantee") to the extent described herein under "Description of the Guarantee."



     The Company's obligations in respect of the Subordinated Debentures and the Guarantee are unsecured and will be subordinate and junior in right of payment, to the extent set forth herein, to all existing and future Senior Debt (as defined in the accompanying Prospectus) and will be effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries. See "Description of Guarantee" and "Certain Terms of the Subordinated Debentures." The Contract Adjustment Payments will also be subordinated and junior in right of payment to the Company's obligations under the Senior Debt. As of June 30, 1998, the Company had Senior Debt of $811.8 million.


     If the holder of an Income PRIDES has not notified the Purchase Contract Agent (as defined herein), in the manner described herein, of its intention to settle the related Purchase Contract with separate cash, the Remarketing Agent (as defined herein), pursuant to the terms of the Remarketing Agreement (as defined herein), will use its reasonable efforts to remarket the related Preferred Security (bearing the Reset Rate) on the third Business Day immediately preceding the Purchase Contract Settlement Date for settlement on the Purchase Contract Settlement Date at a price of approximately 100.5% of such Preferred Security's stated liquidation amount plus accrued and unpaid Distributions (including deferred distributions, if any) thereon. The portion of proceeds from such remarketing, in an amount equal to the aggregate stated liquidation amount of such Preferred Securities, will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contract. In addition, after deducting as a remarketing fee (the "Remarketing Fee") an amount not exceeding 25 basis points (0.25%) of the aggregate stated liquidation amount of the remarketed Preferred Securities from any amount received in connection with such remarketing in excess of the aggregate stated liquidation amount of such Preferred Securities plus any accrued and unpaid Distributions (including deferred Distributions, if any), the Remarketing Agent will remit the remaining portion of the proceeds, if any, to the Purchase Contract Agent for the benefit of such holder. If, despite using its reasonable efforts, the Remarketing Agent fails to remarket the Preferred Securities (other than to the Company) at a price not less than 100% of their aggregate stated liquidation amount plus accrued and unpaid Distributions (including deferred Distributions, if any), or if the remarketing shall not have occurred because a condition precedent to the remarketing shall not have been fulfilled, the remarketing will be deemed to have failed (a "Failed Remarketing") and the Company will exercise its rights as a secured party to dispose of the Preferred Securities in accordance with applicable law and satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts; provided that, if the Company exercises such rights as a secured party with respect to such Preferred Securities, any accrued and unpaid Distributions (including deferred Distributions, if any) on such Preferred Securities will be paid in cash by the Company to the holder of record of such Preferred Securities. Holders of Preferred Securities which are not components of Income PRIDES may elect, in the manner described herein, to have their Preferred Securities remarketed by the Remarketing Agent.


     On or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, each holder of Income PRIDES may substitute for the related Preferred Securities or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, Treasury Securities in an amount payable at the stated maturity thereof per Income PRIDES equal to the Stated Amount, thereby creating Growth PRIDES. Such Treasury Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. In the event that Contract Adjustment Payments are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to create Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date (as defined herein) on which cash distributions have been paid through the date of substitution on the Growth PRIDES being created by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Income PRIDES. Upon the substitution of Treasury Securities for the related Preferred Securities as collateral, such Preferred Securities will be released to the holder as described herein.


     On or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, each holder of Growth PRIDES may substitute for the related Treasury Securities, Preferred Securities, thereby creating Income PRIDES. Such Preferred Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. Upon the substitution of Preferred Securities for the related Treasury Securities as collateral, such Treasury Securities will be released to the holder as described herein.


     If a Failed Remarketing has occurred, each holder of Trust Securities (or, following the distribution of the Subordinated Debentures upon a dissolution of the Trust as described herein, the holders of such Subordinated Debentures) following the Purchase Contract Settlement Date will have the right, in the case of the Trust Securities, to require the Trust to distribute its pro rata share of the Subordinated Debentures to The First National Bank of Chicago, as exchange agent (the "Exchange Agent"), and the Exchange Agent will put such Subordinated Debentures to the Company on behalf of such holders (or, in the case of the persons who hold the Subordinated Debentures directly, such persons will have the right to put their Subordinated Debentures directly to the Company) on September 1, 2001, upon at least three Business Days' prior notice, at a price equal to the principal amount thereof, plus accrued and unpaid interest (including deferred interest), if any, thereon.

     On the Business Day immediately preceding the Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, (ii) in the case of Income PRIDES, has settled the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notification to the Purchase Contract Agent, (iii) in the case of Income PRIDES, has had the Preferred Securities related to such holder's Purchase Contracts remarketed in the manner described herein in connection with settling such Purchase Contracts, or (iv) an event described under "Description of the Purchase Contracts -- Termination" has occurred, then (A) in the case of Income PRIDES (unless a Tax Event Redemption has occurred) the Company will exercise its rights as a secured party to dispose of the Preferred Securities in accordance with applicable law and (B) in the case of Growth PRIDES or Income PRIDES (in the event that a Tax Event Redemption has occurred), the principal amount of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts.

     In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or settles (in the case of Income PRIDES) such Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, will be released to the holder as described herein.

     The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors, cause the Subordinated Debentures to be distributed to the holders of the Trust Securities. If the Subordinated Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to cause the Subordinated Debentures to be listed on such exchange on which the Preferred Securities are then listed.

     The Subordinated Debentures (and, thus, the Trust Securities) are redeemable at the option of the Company, in whole but not in part, upon the occurrence and continuation of a Tax Event (as defined herein) under the circumstances described herein (a "Tax Event Redemption"). If the Company so redeems all of the Subordinated Debentures, the Trust must redeem all of the Trust Securities at a redemption price (the "Redemption Price") per Trust Security equal to the Redemption Amount (as defined herein) plus accrued and unpaid Distributions including deferred Distributions, if any, thereon to the date fixed for redemption, and pay in cash such Redemption Price to the holders of such Trust Securities. If such Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interests in the Trust or in the Subordinated Debentures will be distributed to the Collateral Agent, which in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase, on behalf of the holders of Income PRIDES, the Treasury Portfolio and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to the holder of such Income PRIDES. See "Certain Terms of the Subordinated Debentures -- Tax Event Redemption." Such Treasury Portfolio will be substituted for the Preferred Securities and will be pledged to the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Common Stock under their Purchase Contracts.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES AND THE COMMON STOCK OF THE COMPANY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING TRANSACTIONS, THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

     The following information supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein,
(i) the "Subordinated Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between Lincoln and The First National Bank of Chicago, as trustee (the "Subordinated Indenture Trustee"),
(ii) the "Subordinated Debentures" means one of the series of the "Junior Subordinated Debt Securities" issued under the Subordinated Indenture (also referred to therein as "Corresponding Junior Subordinated Debt Securities"),
(iii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to Lincoln National Capital IV among Lincoln, as Depositor, The First National Bank of Chicago, as Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and (iv) "Common Stock" means the common stock, no par value per share, of Lincoln, including the associated common stock purchase rights issued pursuant to the Amended and Restated Rights Agreement dated November 14, 1996 between Lincoln and The First National Bank of Boston, as rights agent (the "Rights Agent"). Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Lincoln with the Commission are incorporated into this Prospectus Supplement by reference:

     1. Lincoln's Annual Report on Form 10-K for the year ended December 31,
        1997.


     2. Lincoln's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, as amended.



     3. Lincoln's Current Reports on Form 8-K, dated January 13, 1998, March 24, 1998, May 28, 1998, July 23, 1998, July 30, 1998 and August 7, 1998.


     Each document or report filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the termination of any offering of securities made by the Prospectus and this Prospectus Supplement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained in the Prospectus or this Prospectus Supplement, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference therein or herein, shall be deemed modified or superseded for purposes of the Prospectus and this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus or this Prospectus Supplement.

     The Company will provide without charge to any person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: C. Suzanne Womack, Secretary, Lincoln National Corporation, 200 East Berry Street, Fort Wayne, Indiana 46802-2706, telephone number (219) 455-3271.

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following summary information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements of the Company appearing elsewhere in the accompanying Prospectus, this Prospectus Supplement or in the documents incorporated herein or in the accompanying Prospectus by reference. Except as otherwise noted, all information in this Prospectus Supplement assumes no exercise of the Underwriters' over-allotment options.

     A listing of the pages containing certain definitions of capitalized terms used in this Prospectus Supplement Summary and elsewhere in the accompanying Prospectus is set forth in the "Index of Certain Terms for Prospectus Supplement" herein.

                                  THE COMPANY

     Lincoln National Corporation is a holding company with consolidated assets of approximately $88 billion and shareholders' equity of $5.2 billion, as of June 30, 1998. Through its subsidiaries, the Company operates multiple insurance and investment management businesses. Operations are divided into four business segments: (1) Life Insurance and Annuities, (2) Lincoln UK, (3) Reinsurance and
(4) Investment Management. See "The Company."

                                   THE TRUST


     Lincoln National Capital IV is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Company, as sponsor, and the trustees of the Trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. The Trust Agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Trust exists for the exclusive purposes of (i) issuing the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Trust,
(ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. See "The Trust."


                                  THE OFFERING


Securities Offered............   8,000,000 FELINE PRIDES, consisting of
                                 7,000,000 Income PRIDES and 1,000,000 Growth
                                 PRIDES, and 1,000,000 separate Preferred
                                 Securities. Preferred Securities will be initially issued and held as a component of the Income PRIDES.


Issuers.......................   Lincoln National Corporation and Lincoln
                                 National Capital IV.

Listing of the Income PRIDES

and Growth PRIDES.............   The Income PRIDES and the Growth PRIDES have
                                 been approved for listing on the NYSE, subject to official notice of issuance. Unless and until substitution has been made as described in "Description of the FELINE PRIDES --
                                 Creating Growth PRIDES" or "-- Creating Income
                                 PRIDES," neither the Preferred Security
                                 component of an Income PRIDES nor the Treasury
                                 Security component of a Growth PRIDES will trade separately from such Income PRIDES or Growth PRIDES, and such Preferred Security component will trade as a unit with the Purchase Contract component of the Income
                                 PRIDES and such Treasury Security component will trade as a unit with the Purchase Contract component of the Growth PRIDES. If the Preferred Securities are separately traded to a sufficient extent that the applicable exchange listing requirements are met, the Company will endeavor to cause such securities to be listed on the exchange on which the Income PRIDES and the Growth
                                 PRIDES are then listed. See "Underwriting."

NYSE Symbol of Common Stock...   "LNC"


Use of Proceeds...............   Substantially all of the proceeds from the sale
                                 of the Growth PRIDES will be used to purchase the underlying Treasury Securities to be transferred to the holder of the Growth PRIDES pursuant to the terms hereof, and the remainder, if any, will be paid to the Company.
                                 All of the proceeds from the sale of the Income
                                 PRIDES, the Preferred Securities that are not components of the Income PRIDES and the Common
                                 Securities will be invested by the Trust in Subordinated Debentures of the Company, and the Company will, in turn, receive these funds. The
                                 Company currently anticipates using
                                 substantially all of the net proceeds from the sale of the Subordinated Debentures (net of amounts paid to purchase the Common
                                 Securities), estimated to be approximately
                                 $193.1 million (approximately $222.2 million if the Underwriters' over-allotment options are exercised in full) (in each case after deducting the underwriting commission and estimated expenses payable by the Company) to fund a portion of the costs of the acquisition of a block of life insurance business from Aetna Inc. ("Aetna") which is expected to close in the fourth quarter of this year. The proceeds will be invested in income producing securities until such acquisition is consummated.



Components of FELINE PRIDES...   The 8,000,000 FELINE PRIDES offered hereby will
                                 initially consist of (A) 7,000,000 units referred to as Income PRIDES and (B) 1,000,000 units referred to as Growth PRIDES. Each Income
                                 PRIDES will initially consist of a unit with a Stated Amount of $25 comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company not later than the Purchase Contract Settlement Date, for an amount of cash equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate, and (ii) the Company will pay to the holder Contract Adjustment Payments at the rate of 1.35% of the Stated Amount per annum, and (b) a beneficial ownership interest in a Preferred Security having a stated liquidation amount equal to $25 representing an undivided beneficial ownership interest in the assets of the Trust.


                                 The Company may at any time dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust, if any, cause the Subordinated Debentures to be distributed to the holders of the Preferred Securities. References herein to Preferred Securities, unless the context otherwise requires, mean (i) the Preferred Securities or (ii) the Subordinated Debentures which have been delivered to the holders of the Preferred Securities upon dissolution of the Trust.

                                 In addition, as described below, upon the occurrence of a Tax Event (as defined herein) prior to the Purchase Contract Settlement Date, the Company may at its option cause the Subordinated Debentures (and, thus, the Preferred Securities) to be redeemed at the Redemption Price and the Treasury Portfolio will be substituted for the redeemed Preferred Securities in the manner described herein to secure the Income PRIDES holders' obligations under their related Purchase Contracts. The Distribution rate and the payment dates for the Preferred Securities will be the same as the interest rate and the payment dates for the Subordinated Debentures, which will be the sole assets of the Trust.

                                 As long as a FELINE PRIDES is in the form of an Income PRIDES, the related Preferred Securities or the Treasury Portfolio, as applicable, will be pledged pursuant to a pledge agreement (the "Pledge Agreement"), between the Company, The Chase Manhattan Bank, as collateral agent for the Company (together with any successor thereto in such capacity, the "Collateral Agent") and the Purchase Contract Agent (as defined herein), to secure the holder's obligation to purchase Common Stock under the related Purchase Contract.


                                 Each Growth PRIDES will consist of a unit with a Stated Amount of $25 comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company not later than the Purchase Contract Settlement Date, for an amount of cash equal to the Stated Amount of such Growth PRIDES, a number of shares of Common Stock equal to the Settlement Rate and
                                 (ii) the Company will pay to the holder
                                 Contract Adjustment Payments at the rate of 1.85% of the Stated Amount per annum, and (b) a 1/40 undivided beneficial ownership interest in a zero-coupon U.S. Treasury Security with a principal amount at maturity equal to $1,000 and which matures on the Business Day immediately preceding the Purchase Contract Settlement Date.


                                 The FELINE PRIDES will be issued under a Purchase Contract Agreement (the "Purchase Contract Agreement"), between the Company and The First National Bank of Chicago, as agent for the holders of the FELINE PRIDES (together with any successor thereto in such capacity, the "Purchase Contract Agent").

Stated Amount.................   $25 per each Income PRIDES and Growth PRIDES.


Creating Growth PRIDES........   Each holder of Income PRIDES may substitute for
                                 the related Preferred Securities or the
                                 Applicable Ownership Interest of the Treasury
                                 Portfolio, as the case may be, held by the Collateral Agent zero-coupon U.S. Treasury
                                 Securities in an aggregate principal amount at maturity equal to the aggregate stated liquidation amount of such Preferred
                                 Securities, thereby creating Growth PRIDES.
                                 Such substitution may be made at any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date but only in integral multiples of 40 Income
                                 PRIDES; provided, however, if the Treasury
                                 Portfolio has become a component of the Income
                                 PRIDES, holders of Income PRIDES may make such substitutions only in integral multiples of 1,600,000 Income PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement
                                 Date. Holders wishing to make such substitution must hold at least 1,600,000 Income PRIDES. In the event that Contract Adjustment Payments are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to create Growth PRIDES also will be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date to which Contract Adjustment Payments have been paid to the date of substitution on the Growth PRIDES being created by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Income
                                 PRIDES.


Creating Income PRIDES........   At any time on or prior to the fifth Business
                                 Day immediately preceding the Purchase Contract
                                 Settlement Date, a holder of Growth PRIDES will have the right to create Income PRIDES by delivering 40 Growth PRIDES to the Purchase
                                 Contract Agent plus 40 Preferred Securities
                                 (which Preferred Securities must be purchased by such holder in the open market at such holder's expense) to the Collateral Agent in exchange for 40 Income PRIDES and the release of the related Treasury Security to such holder; provided, however, that if a Tax Event
                                 Redemption has occurred prior to the Purchase
                                 Contract Settlement Date and the Treasury
                                 Portfolio has become a component of the Income
                                 PRIDES, holders of Growth PRIDES may make such substitution (but using the Applicable
                                 Ownership Interest of the Treasury Portfolio rather than Preferred Securities) only in integral multiples of 1,600,000 Growth PRIDES at any time on or prior to the second Business
                                 Day immediately preceding the Purchase Contract
                                 Settlement Date. Holders wishing to make such substitution must hold at least 1,600,000
                                 Growth PRIDES. Such Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, will be pledged with the Collateral Agent to secure the holder's obligation to purchase
                                 Common Stock under the related Purchase
                                 Contracts.


Current Payments..............   Holders of Income PRIDES will be entitled to
                                 receive aggregate cash distributions at a rate of 7.75% of the Stated Amount per annum, payable quarterly in arrears, consisting of cumulative cash Distributions on the related
                                 Preferred Securities or on the Treasury
                                 Portfolio, as applicable, payable at the rate of 6.40% of the Stated Amount per annum, and Contract Adjustment Payments payable by the Company at the rate of 1.35% of the Stated
                                 Amount per annum, subject (in the case of both the distributions on the Preferred Securities and of the Contract Adjustment Payments to the Company's right to defer the payment of such amounts. The ability of the Trust to make the quarterly Distributions on the related
                                 Preferred Securities will be solely dependent upon the receipt of corresponding interest payments from the Company on the Subordinated
                                 Debentures. The Company's obligations with respect to the Subordinated Debentures will be unsecured and will be subordinate and junior in the right of payment, to the extent set forth herein, to all existing and future Senior Debt of the Company and will be effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries. As of June 30, 1998, the Company had Senior Debt of $811.8 million. If a Tax
                                 Event Redemption has occurred, quarterly distributions to the holders of Income PRIDES will not be deferred.



                                 Holders of Growth PRIDES will be entitled to receive quarterly cash distributions of Contract Adjustment Payments payable by the Company at the rate of 1.85% of the Stated Amount per annum, subject to the Company's rights of deferral described herein. In addition, OID will accrue on the related Treasury Securities.



Contract Adjustment
Payments......................   Contract Adjustment Payments will be fixed at a
                                 rate per annum of 1.35% of the Stated Amount per Purchase Contract in the case of Income
                                 PRIDES, and 1.85% of the Stated Amount per Purchase Contract in the case of Growth PRIDES.
                                 The Contract Adjustment Payments will be subordinated and junior in right of payment to the Senior Debt. See "Description of the
                                 Purchase Contracts -- Contract Adjustment
                                 Payments."



Option to Defer Current
Payments......................   The Company has the right at any time, and from
                                 time to time, limited to a period not extending beyond the maturity date of the Subordinated
                                 Debentures, to defer the interest payments due on the Subordinated Debentures for successive extension periods (each, an "Extension
                                 Period"). As a consequence of such deferral, the corresponding quarterly Distributions to holders of Preferred Securities and Income
                                 PRIDES would be deferred (but despite such deferral, would continue to accrue, compounded quarterly, at the rate of 6.40% per annum through and including August 15, 2001, and at the Reset Rate thereafter). The Company also has the right to defer the payment of Contract
                                 Adjustment Payments on the related Purchase
                                 Contracts until no later than the Purchase
                                 Contract Settlement Date; however, such
                                 Deferred Contract Adjustment Payments will bear additional Contract Adjustment Payments at the rate of 8.25% per annum until paid. See
                                 "Description of the Purchase Contracts --
                                 Contract Adjustment Payments." If interest payments on the Subordinated Debentures or the Contract Adjustment Payments are deferred, the Company has agreed, among other things, not to declare or pay any dividend on or repurchase its capital stock (subject to certain exceptions) during the period of such deferral.
                                 If a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the
                                 Treasury Portfolio has become a component of the Income PRIDES, quarterly distributions on the appropriate Applicable Ownership Interest of the Treasury Portfolio as a portion of the cumulative quarterly distributions to the holders of Income PRIDES will not be deferred.
                                 See "Risk Factors -- Right to Defer Current
                                 Payments."



                                 In the event that the Company elects to defer the payment of Contract Adjustment Payments on the related Purchase Contracts until the Purchase Contract Settlement Date, each holder of the related Income PRIDES or Growth PRIDES will receive on the Purchase Contract Settlement Date in respect of such Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value (as defined herein). See "Description of the Purchase Contracts -- Option to Defer Contract Adjustment Payments."


Payment Dates.................   Subject to the deferral provisions described
                                 herein, the current payments described above in respect of the Income PRIDES and

                                 Growth PRIDES will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing November 16, 1998, through and including (i) in the case of the Contract Adjustment Payments, the earlier of the Purchase Contract Settlement Date or the most recent such quarterly date on or prior to any early settlement of the related Purchase Contracts and (ii) in the case of Preferred Securities that are components of Income PRIDES, the most recent such quarterly date on or prior to the earlier of the Purchase Contract Settlement Date and the date the liquidation amount of any such Preferred Security, together with all accumulated and unpaid Distributions thereon (each, a "Payment Date") is paid in full.


Remarketing...................   Unless a Tax Event Redemption has occurred,
                                 pursuant to a remarketing agreement (the
                                 "Remarketing Agreement") among the Company, the Trust, the Purchase Contract Agent and a nationally recognized investment banking firm chosen by the Company (the "Remarketing
                                 Agent"), and subject to the terms of a
                                 Remarketing Underwriting Agreement to be dated as of the third Business Day immediately preceding the Purchase Contract Settlement Date among such parties (the "Remarketing
                                 Underwriting Agreement"), the Preferred
                                 Securities of such Income PRIDES holders who have failed to notify the Purchase Contract
                                 Agent on or prior to the fifth Business Day immediately preceding the Purchase Contract
                                 Settlement Date of their intention to settle the related Purchase Contracts with separate cash will be remarketed on the third Business
                                 Day immediately preceding the Purchase Contract
                                 Settlement Date. The Remarketing Agent will use its reasonable efforts to remarket such Preferred Securities (bearing the Reset Rate) on such date for settlement on the Purchase
                                 Contract Settlement Date at a price of
                                 approximately 100.5% of the aggregate stated liquidation amount of any such Preferred
                                 Security, plus accrued and unpaid Distributions
                                 (including any deferred Distributions), if any, thereon. The portion of the proceeds from such remarketing equal to the aggregate stated liquidation amount of such Preferred Securities will be automatically applied to satisfy in full such Income PRIDES holders' obligations to purchase Common Stock under the related
                                 Purchase Contracts. In addition, after
                                 deducting as the Remarketing Fee an amount not exceeding 25 basis points (0.25%) of the aggregate stated liquidation amount of the remarketed Preferred Securities from any amount of such proceeds in excess of the aggregate stated liquidation amount of the remarketed
                                 Preferred Securities plus any accrued and unpaid Distributions (including any deferred
                                 Distributions), the Remarketing Agent will remit the remaining portion of the proceeds, if any, for the benefit of such holder. Income
                                 PRIDES holders whose Preferred Securities are so remarketed will not otherwise be responsible for any Remarketing Fee in connection therewith. If, despite using its reasonable efforts, the Remarketing Agent cannot remarket the related Preferred Securities (other than to the Company) of such holders of Income PRIDES at a price not less than 100% of the aggregate stated liquidation amount of such Preferred
                                 Securities plus accrued and unpaid
                                 Distributions, including deferred
                                 Distributions, if any, or if the remarketing shall not have occurred because a condition precedent to the remarketing shall not have been fulfilled thereby resulting in a Failed
                                 Remarketing, the Company will exercise its rights as a secured party to dispose of the Preferred Securities in accordance with applicable law and to satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts; provided, that if the Company exercises such rights as a secured party with respect to such Preferred
                                 Securities, any accrued and unpaid
                                 Distributions (including any deferred
                                 Distributions) on such Preferred Securities will be paid in cash by the Company to the holder of record of such Preferred Securities.
                                 The Company will cause a notice of such Failed
                                 Remarketing to be published on the second
                                 Business Day immediately preceding the Purchase
                                 Contract Settlement Date. Holders of Preferred
                                 Securities that are not components of Income
                                 PRIDES may elect, in the manner described herein, to have their Preferred Securities remarketed by the Remarketing Agent. It is currently anticipated that Merrill Lynch,
                                 Pierce, Fenner & Smith Incorporated will be the
                                 Remarketing Agent. See "Description of the
                                 Purchase Contracts -- Remarketing."


Settlement of Purchase
Contracts.....................   The Purchase Contract Settlement Date is August
                                 16, 2001. On the Business Day immediately preceding the Purchase Contract Settlement
                                 Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related
                                 Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, (ii) in the case of Income PRIDES, has settled the related Purchase
                                 Contracts with separate cash on the Business
                                 Day prior to the Purchase Contract Settlement
                                 Date pursuant to prior notification to the Purchase Contract Agent, (iii) in the case of Income PRIDES, has had the Preferred Securities related to such holder's Purchase Contracts remarketed in the manner described herein in connection with settling such Purchase
                                 Contracts (and such remarketing has not
                                 "failed" (as described herein)), or (iv) an event described under "Description of the Purchase Contracts -- Termination" has occurred, then (A) in the case of Income PRIDES
                                 (unless a Tax Event Redemption has occurred), the Company will exercise its rights as a secured party to dispose of the related
                                 Preferred Securities in accordance with
                                 applicable law and will satisfy in full from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts, and (B) in the case of Growth PRIDES or Income PRIDES (if a Tax
                                 Event Redemption has occurred) the principal amount of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied pursuant to the exercise of such rights by the Company to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts.


                                 In the event that a holder of either Income
                                 PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or, in the case of an Income PRIDES, settles such Purchase Contracts with cash on the Business

                                 Day immediately preceding the Purchase Contract Settlement Date, the related Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, will be released to such holder as described herein.


Settlement Rate...............   The number of shares of Common Stock issuable
                                 upon settlement of each Purchase Contract on the Purchase Contract Settlement Date will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value is equal to or greater than the Threshold Appreciation Price of $111.45, which is approximately 20% above the Reference Price, the Settlement Rate (which will be equal to the Stated Amount divided by the Threshold Appreciation Price) will be .2243; (b) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Reference Price, the Settlement Rate will be equal to the Stated
                                 Amount divided by the Applicable Market Value;
                                 and (c) if the Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate (which will be equal to the Stated Amount divided by the Reference Price) will be .2692. "Applicable Market Value" means the average of the Closing Price (as defined herein) per share of Common Stock on the twenty consecutive Trading Days (as defined herein) ending on the third Trading Day immediately preceding the Purchase Contract Settlement
                                 Date. See "Description of the Purchase
                                 Contracts -- General."



Early Settlement..............   A holder of Income PRIDES may settle the
                                 related Purchase Contracts at any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the manner described herein, but only in integral multiples of 40 Income PRIDES;
                                 provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract
                                 Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Income PRIDES may settle early only in integral multiples of 1,600,000 Income
                                 PRIDES at any time on or prior to the second
                                 Business Day immediately preceding the Purchase
                                 Contract Settlement Date. A holder of Growth
                                 PRIDES may settle the related Purchase
                                 Contracts at any time on or prior to the second
                                 Business Day immediately preceding the Purchase
                                 Contract Settlement Date in the manner
                                 described herein (in either case, an "Early
                                 Settlement"). Upon Early Settlement, (i) the holder's rights to receive Deferred Contract
                                 Adjustment Payments on the Purchase Contracts being settled will be forfeited, (ii) the holder's right to receive future Contract
                                 Adjustment Payments in respect of such Purchase
                                 Contracts will terminate and (iii) no
                                 adjustment will be made to or for the holder on account of Deferred Contract Adjustment
                                 Payments or any amount accrued in respect of Contract Adjustment Payments. See "Description of the Purchase Contracts -- Early Settlement."



Termination...................   The Purchase Contracts, and the rights and
                                 obligations of the Company and the holders of the FELINE PRIDES thereunder (including the right thereunder to receive accrued or Deferred
                                 Contract Adjustment Payments and the right and obligation to purchase Common Stock), will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon such termination, the Collateral Agent will release the related
                                 Preferred Securities, the appropriate
                                 Applicable Ownership Interest of the Treasury
                                 Portfolio or the Treasury Securities, as the case may be, held by it to the Purchase
                                 Contract Agent for distribution to the holders, subject in the case of the Treasury Portfolio to the Purchase Contract Agent's disposition of the subject securities for cash, and the payment of such cash to the holders, to the extent that the holder would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any such security. Upon such termination, there may be a delay before such release and distribution. In the event that the Company becomes the subject of a case under the United States Bankruptcy
                                 Code of 1978, as amended (the "Bankruptcy
                                 Code"), such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted. See "Description of the Purchase
                                 Contracts -- Termination."

Voting and Certain Other
Rights........................   Holders of Preferred Securities will not be
                                 entitled to vote to appoint, remove or replace, or to increase or decrease the number of Administrative Trustees (as defined herein) and will generally have no voting rights except in the limited circumstances described under
                                 "Description of Preferred Securities -- Voting
                                 Rights; Amendment of Each Trust Agreement" in the accompanying Prospectus. Holders of
                                 Purchase Contracts forming part of the Income
                                 PRIDES or Growth PRIDES, in their capacities as such holders, will have no voting or other rights in respect of the Common Stock.
PREFERRED SECURITIES


Amount and Designation........   6.40% Preferred Securities (liquidation amount
                                 $25 per Preferred Security), representing undivided beneficial ownership interests in the assets of the Trust.



Distributions.................   Distributions on the Preferred Securities that
                                 are components of Income PRIDES will constitute a portion of the distributions on the Income
                                 PRIDES, will be cumulative and will accrue from the first date of issuance of the Preferred
                                 Securities. Such Distributions will be payable initially at the annual rate of 6.40% of the liquidation amount of $25 per Preferred
                                 Security to, but excluding, the Purchase
                                 Contract Settlement Date, and in the case of Preferred Securities that remain outstanding on and after the Purchase Contract Settlement
                                 Date, from the Purchase Contract Settlement
                                 Date to, but excluding, August 15, 2003, at the Reset Rate, in each case, when, as and if funds are available for payment. Subject to the distribution deferral provisions, Distributions will be payable quarterly in arrears on each February 16, May 16, August 16 and November 16, commencing November 16, 1998.


Market Rate Reset.............   Unless a Tax Event Redemption has occurred, the
                                 interest rate on the Subordinated Debentures
                                 (and therefore the Distribution rate on the Preferred Securities) on and after the Purchase
                                 Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset
                                 Rate determined by the Reset Agent as the rate the Preferred Securities should bear in order for a Preferred Security to have an approximate market value of 100.5% of the Stated Amount on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided, that the Company may limit such Reset
                                 Rate to be no higher than the rate on the Two-Year Benchmark Treasury plus 200 basis points (2%) and, provided further that the Reset Rate may not exceed the maximum rate permitted by applicable law. It is possible that such market value may be less than 100.5%, particularly where the Reset Spread is limited to the maximum of 2% or if the Reset Rate were to be limited by applicable law. The Reset Rate will be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated as the Reset Agent.
                                 See "Certain Terms of the Preferred Securities
                                 -- Market Rate Reset."

Optional Remarketing..........   Pursuant to the Remarketing Agreement and
                                 subject to the terms of a Remarketing
                                 Underwriting Agreement, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, but no earlier than the Payment Date immediately preceding the Purchase Contract Settlement
                                 Date, holders of separate Preferred Securities that are not components of Income PRIDES may elect to have their Preferred Securities remarketed by delivering their Preferred
                                 Securities along with a notice of such election to The Chase Manhattan Bank, as custodial agent
                                 (the "Custodial Agent"). Holders of Preferred
                                 Securities electing to have their Preferred
                                 Securities remarketed will also have the right to withdraw such election on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date.


Distribution Deferral
Provisions....................   The ability of the Trust to pay Distributions
                                 on the Preferred Securities will be solely dependent on the receipt of interest payments from the Company on the Subordinated
                                 Debentures. So long as no Junior Subordinated
                                 Debt Security Event of Default has occurred and is continuing, the Company will have the right at any time, and from time to time, to defer the interest payments due on the Subordinated
                                 Debentures for successive Extension Periods limited, in the aggregate, to a period not extending beyond the maturity date of the Subordinated Debentures; provided that an
                                 Extension Period must end on one of the
                                 quarterly Interest Payment Dates. The
                                 corresponding quarterly Distributions on the
                                 Preferred Securities would be deferred by the Trust (but would continue to accrue, compounded quarterly, at the rate of 6.40% per annum through and including August 15, 2001, and at the Reset Rate thereafter) until the end of any such Extension Period. If a deferral of an interest payment occurs, the holders of the Preferred Securities will be required to accrue
                                 OID for United States federal income tax purposes in advance of the receipt of any corresponding cash Distribution with respect to such deferred interest payment. See "Risk
                                 Factors -- Right to Defer Current Payments,"
                                 "Certain Terms of the Preferred Securities --
                                 Distributions" and "Federal Income Tax
                                 Consequences -- Income PRIDES -- Preferred
                                 Securities -- Interest Income and Original
                                 Issue Discount."


Rights Upon Deferral of
Distribution..................   During any period in which interest payments on
                                 the Subordinated Debentures are deferred, interest will accrue on the Subordinated
                                 Debentures (compounded quarterly) and the corresponding quarterly

                                 Distributions on the Preferred Securities will continue to accrue, compounded quarterly, at the rate of 6.40% per annum through and including August 15, 2001, and at the Reset Rate thereafter.


Liquidation Amount............   In the event of any liquidation of the Trust,
                                 and after satisfaction of liabilities to creditors of the Trust, if any, holders will be entitled to receive Subordinated Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities.

Put Option Upon a

Failed Remarketing............   If a Failed Remarketing has occurred, each
                                 holder of Trust Securities (or, following the distribution of the Subordinated Debentures upon a dissolution of the Trust as described herein, each holder of such Subordinated
                                 Debentures), holding such Trust Securities (or
                                 Subordinated Debentures, as the case may be), following the Purchase Contract Settlement Date will have the right, in the case of Trust
                                 Securities, to require the Trust to distribute its pro rata share of the Subordinated
                                 Debentures to the Exchange Agent which will put such Subordinated Debentures to the Company on behalf of such holders (or, in the case of persons who hold the Subordinated Debentures directly, such persons shall have the right to put such Subordinated Debentures directly to the Company) on September 1, 2001, upon at least three Business Days' prior notice, at a price equal to the principal amount, plus accrued and unpaid interest (including deferred interest), if any, thereon.


Distribution of Subordinated
Debentures....................   In certain circumstances involving an
                                 Investment Company Event (as defined herein), the Trust would be dissolved, with the result that, after satisfaction of liabilities to creditors of the Trust, if any, Subordinated
                                 Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities would be distributed to the holders of the Preferred
                                 Securities, including the Collateral Agent, on a pro rata basis. In such event, an Income
                                 PRIDES would thereafter consist of beneficial ownership of a Subordinated Debenture with a principal amount equal to $25 and the related
                                 Purchase Contract, and such Subordinated
                                 Debenture would otherwise be treated as if it were a Preferred Security. See "Certain Terms of the Preferred Securities -- Distribution of the Subordinated Debentures."

Tax Event Redemption..........   The Subordinated Debentures (and, thus, the
                                 Trust Securities) are redeemable, at the option of the Company, on not less than 30 days or more than 60 days prior written notice, in whole but not in part, upon the occurrence and continuation of a Tax Event under the circumstances described herein at a Redemption
                                 Price equal to, for each Subordinated
                                 Debenture, the Redemption Amount together with accrued and unpaid interest (including deferred interest). See "Certain Terms of the Subordinated Debentures -- Tax Event
                                 Redemption." If the Company so redeems all of the Subordinated Debentures, the Trust must redeem all of the Trust Securities and pay in cash such Redemption Price to the holders of such Trust Securities. If such Tax Event
                                 Redemption occurs prior to the Purchase
                                 Contract Settlement Date, the Redemption Price payable in liquidation of any Income PRIDES holders' interest in the

                                 Trust will be distributed to the Collateral
                                 Agent, which in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to holders of such Income PRIDES. The Treasury Portfolio will be substituted for the Preferred Securities and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Common Stock under their Purchase Contracts.

                                 Other than in the event of a Tax Event
                                 Redemption, the Company will not have the ability to redeem the Subordinated Debentures prior to their stated maturity date. See "Certain Terms of the Subordinated
                                 Debentures -- Tax Event Redemption."


Guarantee.....................   The Company will irrevocably and
                                 unconditionally guarantee pursuant to the
                                 Guarantee, on a subordinated basis, the payment in full of (i) distributions on the Preferred
                                 Securities to the extent the Trust has funds available therefor, (ii) the redemption price of Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) generally, the liquidation amount of the Preferred Securities to the extent the Trust has assets available for distribution to holders of Preferred
                                 Securities in the event of a dissolution of the Trust. The Company's obligations under the Guarantee are unsecured and will be subordinate and junior in right of payment to all Senior
                                 Debt of the Company and will rank on a parity with all other guarantees issued by the Company. See "Description of the Guarantee."



Subordinated Debentures.......   Unless a Tax Event Redemption has occurred, the
                                 Subordinated Debentures will mature on August
                                 15, 2003, and will bear interest initially at the rate of 6.40% per annum, payable quarterly in arrears on each February 16, May 16, August
                                 16 and November 16, commencing November 16,
                                 1998. The interest rate on the Subordinated
                                 Debentures, and the Distribution rate on the Preferred Securities that remain outstanding after the Purchase Contract Settlement Date, will be reset on the third Business Day immediately preceding the Purchase Contract
                                 Settlement Date to the Reset Rate determined by the Reset Agent. See "Certain Terms of the
                                 Subordinated Debentures -- General." So long as no Junior Subordinated Debt Security Event of
                                 Default has occurred and is continuing,
                                 interest payments on the Subordinated
                                 Debentures may be deferred from time to time by the Company for successive Extension Periods not extending, in the aggregate, beyond the stated maturity date of the Subordinated
                                 Debentures. During any Extension Period, interest at the rate of 6.40% per annum through and including August 15, 2001, and at the Reset
                                 Rate thereafter, would continue to accrue and compound quarterly. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new
                                 Extension Period, provided such new Extension
                                 Period does not extend beyond the stated maturity date of the Subordinated Debentures.
                                 No interest shall be due during an Extension
                                 Period until the end of such period. An
                                 Extension Period may only end on an Interest
                                 Payment Date. During an Extension Period, the Company will be prohibited (subject to certain exceptions) from paying dividends on or purchasing any of its capital stock and making certain other restricted payments until quarterly interest payments are resumed and all amounts then due on the Subordinated Debentures are paid. The obligations of the Company under the Subordinated Debentures are unsecured and will be subordinate and junior in right of payment, to the extent set forth herein, to all existing and future Senior Debt. The Company had $811.8 million of Senior Debt as of June
                                 30, 1998. See "Certain Terms of the
                                 Subordinated Debentures."

Federal Income Tax
Consequences
  Related to the Income
  PRIDES,
  Growth PRIDES and Preferred

  Securities..................   Provided the Company does not exercise its
                                 right to defer interest on the Subordinated
                                 Debentures, a beneficial owner of Income PRIDES and Preferred Securities will include in gross income its pro rata share of the stated interest on the Subordinated Debentures when such interest income is paid or accrued in accordance with its regular method of tax accounting. The Company intends to report the Contract Adjustment Payments as income to holders of Income PRIDES and Growth PRIDES, but holders should consult their tax advisors concerning the possibility that the Contract
                                 Adjustment Payments may be treated as loans, swap payments, purchase price adjustments, rebates or option premiums rather than being includible in income on a current basis. A beneficial owner of Growth PRIDES will be required to include in gross income any OID with respect to the Treasury Securities as it accrues on a constant yield to maturity basis.
                                 If a Tax Event Redemption has occurred, a beneficial owner of Income PRIDES will be required to include in gross income its allocable share of OID on the Treasury
                                 Portfolio as it accrues on a constant yield to maturity basis. See "Federal Income Tax
                                 Consequences."

                              EXPLANATORY DIAGRAMS


     For illustrative purposes only, the following diagrams demonstrate some of the key features of Purchase Contracts, Income PRIDES, Growth PRIDES and Preferred Securities and the transformation of Income PRIDES into Growth PRIDES and Preferred Securities.


     The following diagrams and the related text are not complete, are general in nature and are qualified in their entirety by more detailed information appearing elsewhere in the accompanying Prospectus, this Prospectus Supplement and in documents which are on file with the Securities and Exchange Commission (the "Commission").

FELINE PRIDES PURCHASE CONTRACT


     - Income PRIDES and Growth PRIDES both include a Purchase Contract under which the investor agrees to purchase shares of Common Stock of the Company at the end of three years. In addition, such Purchase Contracts include specified Contract Adjustment Payments shown in the diagrams on the following pages.


                                   [GRAPH]

                              PURCHASE CONTRACT

                VALUE OF DELIVERED SHARES                               PERCENTAGE OF SHARES DELIVERED
                      AT MATURITY                                                AT MATURITY*
------------------------------------------------------        ------------------------------------------------------
                                                                DELIVER             DELIVER             DELIVER
                                                                100% OF             BETWEEN             83.3% OF
                                                                SHARES**            83.3% AND           SHARES****
                                                                                    100% OF
                                                                                    SHARES***
              100%                    120%
            REFERENCE               THRESHOLD                         REFERENCE                 THRESHOLD
              PRICE            APPRECIATION PRICE                       PRICE               APPRECIATION PRICE
             $92.875                $111.45                            $92.875                   $111.45

                  COMMON STOCK PRICE                                           COMMON STOCK PRICE
                    [RIGHT ARROW]                                                [RIGHT ARROW]


-------------------------
* For each of the percentage categories shown, the percentage of shares to be delivered at maturity to an investor in Income PRIDES or Growth PRIDES is determined by dividing the related number of shares to be delivered, as indicated in the footnote for each such category, by an amount equal to the Stated Amount divided by the Reference Price.

** The number of shares to be delivered will be calculated by dividing the Stated Amount by the Reference Price.

*** The number of shares to be delivered will be calculated by dividing the Stated Amount by the Applicable Market Value.

**** The number of shares to be delivered will be calculated by dividing the Stated Amount by the Threshold Appreciation Price.

INCOME PRIDES

     - Income PRIDES consist of two components as described below:

                                   [GRAPH]

          PURCHASE CONTRACT                     PREFERRED SECURITY
-----------------------------------     -----------------------------------

        (OWED TO INVESTOR)                      (OWED TO INVESTOR)

             SHARES                               6.40% PER ANNUM
               +                                  PAID QUARTERLY

        CONTRACT ADJUSTMENT                   (RESET AT END OF YEAR 3)
             PAYMENT
         1.35% PER ANNUM            +
         PAID QUARTERLY


        $25 AT MATURITY                         $25 AT MATURITY
        (END OF YEAR 3)                         (END OF YEAR 5)


        (OWED TO COMPANY)                      (OWED TO INVESTOR)

     - The investor owns the Preferred Security but will pledge it to the Collateral Agent for the benefit of the Company to secure its obligations under the Purchase Contract.

GROWTH PRIDES

     - Growth PRIDES consist of two components as described below:

                                   [GRAPH]

                                                   ZERO-COUPON
          PURCHASE CONTRACT                     TREASURY SECURITY
-----------------------------------     -----------------------------------

        (OWED TO INVESTOR)

             SHARES
               +

        CONTRACT ADJUSTMENT
             PAYMENT

         1.85% PER ANNUM
         PAID QUARTERLY             +



        $25 AT MATURITY                       $25 AT MATURITY
        (END OF YEAR 3)                       (END OF YEAR 3)


        (OWED TO COMPANY)                      (OWED TO INVESTOR)

     - The investor owns the zero-coupon Treasury Security but will pledge it to the Collateral Agent for the benefit of the Company to secure its obligations under the Purchase Contract.

PREFERRED SECURITIES

     - Preferred Securities have the terms described below:


                                   [GRAPH]

                              (OWED TO INVESTOR)

                                6.40 PER ANNUM
                                PAID QUARTERLY

                           (RESET AT END OF YEAR 3)

                               $25 AT MATURITY
                               (END OF YEAR 5)

                              (OWED TO INVESTOR)





     - The holder of Preferred Securities that are a component of Income PRIDES has an option at the end of year 3 to either:


      * Cash settle the Purchase Contract for $25 and receive Preferred Securities whose rate has been reset at the end of year 3, or

      * Cash settle the Purchase Contract by allowing the Preferred Securities to be included in the remarketing process.


     - The holder of Preferred Securities that are separate and not a component of Income PRIDES has the option at the end of year 3 to either:


      * Continue to hold the Preferred Securities whose rate has been reset at the end of year 3, or

      * Deliver the Preferred Securities to the Custodial Agent to be included in the remarketing process.

TRANSFORMING INCOME PRIDES INTO GROWTH PRIDES AND PREFERRED SECURITIES

     - To create a Growth PRIDES, the investor separates an Income PRIDES into its components -- the Purchase Contract and the Preferred Security -- and then combines the Purchase Contract with a specific zero-coupon Treasury Security that matures concurrently with the maturity of the Purchase Contract.

     - The investor owns the zero-coupon Treasury Security but will pledge it to the Collateral Agent for the benefit of the Company to secure its obligations under the Purchase Contract.

     - The zero-coupon Treasury Security together with the Purchase Contract constitute a Growth PRIDES. The Preferred Securities, which are no longer a component of the Income PRIDES, are tradeable as separate securities.

                                   [GRAPH]

                           PREFERRED                                              ZERO-COUPON             PREFERRED
PURCHASE CONTRACT          SECURITY                  PURCHASE CONTRACT         TREASURY SECURITY          SECURITIES
-----------------          ---------                 -----------------         -----------------          ----------
(OWED TO INVESTOR)                                   (OWED TO INVESTOR)
      SHARES                                              SHARES
        +              (OWED TO INVESTOR)                   +                                          (OWED TO INVESTOR)
CONTRACT ADJUSTMENT +     6.40% PER ANNUM        [RIGHT  CONTRACT ADJUSTMENT   +                       + 6.40% PER ANNUM
     PAYMENT             PAID QUARTERLY          ARROW]    PAYMENT                                       PAID QUARTERLY
  1.35% PER ANNUM         (RESET AT END                  1.85% PER ANNUM                                  (RESET AT END
  PAID QUARTERLY           OF YEAR 3)                  PAID QUARTERLY                                      OF YEAR 3)

 $25 AT MATURITY        $25 AT MATURITY                $25 AT MATURITY           $25 AT MATURITY        $25 AT MATURITY
 (END OF YEAR 3)        (END OF YEAR 5)                (END OF YEAR 3)           (END OF YEAR 3)        (END OF YEAR 5)
(OWED TO COMPANY)      (OWED TO INVESTOR)             (OWED TO COMPANY)         (OWED TO INVESTOR)      (OWED TO INVESTOR)

              INCOME PRIDES                                           GROWTH PRIDES


     - The investor can also transform Growth PRIDES and Preferred Securities into Income PRIDES.

     - The transformation of Income PRIDES into Growth PRIDES and Preferred Securities, and the transformation of Growth PRIDES and Preferred Securities into Income PRIDES, require certain minimum amounts of securities, as more fully provided herein.

                                  RISK FACTORS

     Potential purchasers of the FELINE PRIDES offered hereby should carefully consider the risk factors set forth herein as well as other information contained in this Prospectus Supplement, including, without limitation, those factors set forth under the caption "Forward-Looking Statements," the accompanying Prospectus and in the documents incorporated by reference herein.

INVESTMENT IN FELINE PRIDES REQUIRES HOLDERS TO PURCHASE COMMON STOCK; RISK OF DECLINE IN EQUITY VALUE

     Although holders of the FELINE PRIDES will be the beneficial owners of the related Preferred Securities, Treasury Portfolio or Treasury Securities, as the case may be, prior to the Purchase Contract Settlement Date, unless a holder of FELINE PRIDES settles the related Purchase Contracts through the delivery of cash to the Purchase Contract Agent in the manner described below or the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the proceeds derived from the remarketing of the Preferred Securities or the principal of the related Treasury Securities, or the applicable Appropriate Ownership Interest of the Treasury Portfolio, when paid at maturity, as the case may be, will automatically be applied to the purchase of a specified number of shares of Common Stock on behalf of such holder. See "Description of the Purchase Contracts -- General." There can be no assurance that the market value of the Common Stock received by the holder on the Purchase Contract Settlement Date will be equal to or greater than the Stated Amount of the FELINE PRIDES held by such holder. If the Applicable Market Value of the Common Stock is less than the Reference Price, the aggregate market value of the Common Stock issued to the holder in settlement of each Purchase Contract on the Purchase Contract Settlement Date (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than the Stated Amount paid for the FELINE PRIDES and the market value per share of such Common Stock will be less than the effective price per share paid by each holder for such Common Stock on the date hereof, in which case an investment in the Securities will result in an economic loss as of the Purchase Contract Settlement Date. Accordingly, a holder of the FELINE PRIDES assumes the risk that the market value of the Common Stock may decline, and that such decline could be substantial.

LIMITATIONS ON OPPORTUNITY FOR EQUITY APPRECIATION


     The opportunity for equity appreciation afforded by an investment in the FELINE PRIDES is less than the opportunity for equity appreciation afforded by a direct investment in the Common Stock because the market value of the Common Stock to be received by a holder of Purchase Contracts on the Purchase Contract Settlement Date (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will only exceed the Stated Amount if the Applicable Market Value of the Common Stock exceeds the Threshold Appreciation Price (which represents an appreciation of approximately 20% over the Reference Price). Moreover, in such event, holders of FELINE PRIDES would receive on the Purchase Contract Settlement Date only approximately 83.3% (the percentage equal to the Reference Price divided by the Threshold Appreciation Price) of the shares of Common Stock that such holders would have received if they had made a direct investment in the Common Stock on the date hereof, and therefore would receive on the Purchase Contract Settlement Date only approximately 83.3% of the appreciation in the value of the Common Stock in excess of the Threshold Appreciation Price. See "Prospectus Supplement Summary -- Explanatory Diagrams -- FELINE PRIDES Purchase Contract."


FACTORS AFFECTING TRADING PRICES

     The trading prices of Income PRIDES and Growth PRIDES in the secondary market will be directly affected by the trading prices of the Common Stock, the general level of interest rates and the credit quality of the Company. It is impossible to predict whether the price of the Common Stock or interest rates will rise or fall. Trading prices of the Common Stock will be influenced by the Company's operating results and prospects and by economic, financial and other factors and market conditions that can affect the capital markets generally, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of Common Stock in the market subsequent to the offering of the Securities or the perception that such sales could occur. Fluctuations in interest rates may give rise to opportunities of arbitrage based upon changes in the relative value of the Common Stock underlying the Purchase Contracts and of the other components of the FELINE PRIDES. Any such arbitrage could, in turn, affect the trading prices of the Income PRIDES, Growth PRIDES, Preferred Securities and Common Stock.

VOTING AND CERTAIN OTHER RIGHTS

     Holders of Preferred Securities will not be entitled to vote to appoint, remove or replace or to increase or decrease the number of Issuer Trustees, and generally will have no voting rights except in the limited circumstances described under "Description of Preferred Securities -- Voting Rights; Amendment of Each Trust Agreement" in the accompanying Prospectus. Holders of FELINE PRIDES will not be entitled to any rights with respect to the Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof) unless and until such time as the Company shall have delivered shares of Common Stock for FELINE PRIDES on the Purchase Contract Settlement Date or as a result of Early Settlement, as the case may be, and unless the applicable record date, if any, for the exercise of such rights occurs after such date. For example, in the event that an amendment is proposed to the Articles of Incorporation or By-Laws of the Company and the record date for determining the shareholders of record entitled to vote on such amendment occurs prior to such delivery, holders of FELINE PRIDES will not be entitled to vote on such amendment.

DILUTION OF COMMON STOCK

     The number of shares of Common Stock that holders of the FELINE PRIDES are entitled to receive on the Purchase Contract Settlement Date or as a result of Early Settlement is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions of the Company that modify its capital structure. See "Description of the Purchase Contracts -- Anti-Dilution Adjustments." Such number of shares of Common Stock to be received by such holders on the Purchase Contract Settlement Date or as a result of Early Settlement will not be adjusted for other events, such as offerings of Common Stock for cash or in connection with acquisitions. The Company is not restricted from issuing additional Common Stock during the term of the Purchase Contracts and has no obligation to consider the interests of the holders of FELINE PRIDES for any reason. Additional issuances may materially and adversely affect the price of the Common Stock and, because of the relationship of the number of shares to be received on the Purchase Contract Settlement Date to the price of the Common Stock, such other events may adversely affect the trading price of Income PRIDES or Growth PRIDES.

POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET


     It is not possible to predict how Income PRIDES, Growth PRIDES or Preferred Securities will trade in the secondary market or whether such market will be liquid or illiquid. Income PRIDES and Growth PRIDES are novel securities and there is currently no secondary market for either Income PRIDES or Growth PRIDES. The Income PRIDES and Growth PRIDES have been approved for listing on the NYSE, subject to official notice of issuance. If Preferred Securities are separately traded to a sufficient extent that applicable exchange listing requirements are met, the Company will endeavor to cause such securities to be listed on such exchange on which the Income PRIDES and Growth PRIDES are then listed. There can be no assurance as to the liquidity of any market that may develop for the Income PRIDES, the Growth PRIDES or the Preferred Securities, the ability of holders to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that holders of Income PRIDES or Growth PRIDES were to substitute Treasury Securities for Preferred Securities or Preferred Securities for Treasury Securities, thereby converting their Income PRIDES to Growth PRIDES or their Growth PRIDES to Income PRIDES, as the case may be, the liquidity of Income PRIDES or Growth PRIDES could be adversely affected. There can be no assurance that the Income PRIDES or Growth PRIDES will not be delisted from the NYSE or that trading in the Income PRIDES or Growth PRIDES and Preferred Securities will not be suspended as a result of the election by holders to create Income PRIDES or Growth PRIDES through the substitution of collateral, which could cause the number of Income PRIDES or Growth PRIDES to fall below the requirement for listing securities on the NYSE that at least 1,000,000 Income PRIDES or Growth PRIDES be outstanding at any time.

PLEDGED SECURITIES ENCUMBERED

     Although the beneficial owners of FELINE PRIDES will be the beneficial owners of the related Preferred Securities, Treasury Portfolio or Treasury Securities (together, the "Pledged Securities"), as applicable, those Pledged Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the related Purchase Contracts. Thus, rights of the holders to their Pledged Securities will be subject to the Company's security interest. Additionally, notwithstanding the automatic termination of the Purchase Contracts, in the event that the Company becomes the subject of a case under the Bankruptcy Code, the delivery of the Pledged Securities to holders of the FELINE PRIDES may be delayed by the imposition of the automatic stay of Section 362 of the Bankruptcy Code.

INVESTMENT COMPANY EVENT DISTRIBUTION

     Upon the occurrence of an Investment Company Event, the Trust will be dissolved (except in the limited circumstances described in the following sentence) with the result that Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities would be distributed to the holders of the Preferred Securities on a pro rata basis. Such dissolution and distribution shall be conditioned on the Company being unable to avoid such Investment Company Event within a 90-day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Preferred Securities, and will involve no material cost. In addition, the Company will have the right at any time to dissolve the Trust. See "Certain Terms of the Preferred Securities -- Distribution of the Subordinated Debentures."

     There can be no assurance as to the impact on the market prices for Income PRIDES of a distribution of the Subordinated Debentures in exchange for Preferred Securities upon a dissolution of the Trust. Because Income PRIDES will consist of Subordinated Debentures and related Purchase Contracts upon the occurrence of the dissolution of the Trust as a result of an Investment Company Event or otherwise, prospective purchasers of Income PRIDES are also making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Subordinated Debentures contained herein. See "Certain Terms of the Preferred Securities -- Distribution of the Subordinated Debentures" and "Certain Terms of the Subordinated Debentures -- General."

TAX EVENT REDEMPTION

     The Subordinated Debentures (and, thus, the Trust Securities) are redeemable, at the option of the Company, on not less than 30 days or more than 60 days prior written notice, in whole but not in part, at any time prior to the Purchase Contract Settlement Date upon the occurrence and continuation of a Tax Event under the circumstances described herein at a Redemption Price equal to, for each Subordinated Debenture, the Redemption Amount plus accrued and unpaid interest (including deferred interest, if any). See "Certain Terms of the Subordinated Debentures -- Tax Event Redemption." If the Company so redeems all of the Subordinated Debentures, the Trust must redeem all of the Trust Securities and pay in cash such Redemption Price to the holders of such Trust Securities. If the Tax Event Redemption has occurred prior the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interest in the Trust will be distributed to the Collateral Agent, which in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES. Holders of Preferred Securities not held in the form of Income PRIDES will receive redemption payments directly. The Treasury Portfolio will be substituted for the Preferred Securities and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Company's Common Stock under their Purchase Contracts. There can be no assurance as to the impact on the market prices for the Income PRIDES of the substitution of the Treasury Portfolio as collateral in replacement of any Preferred Securities so redeemed. See "Certain Terms of the Preferred Securities -- Optional Redemption." A Tax Event Redemption will be a taxable event to the beneficial owners of the

Preferred Securities. See "Federal Income Tax Consequences -- Tax Event Redemption of Preferred Securities."

RIGHT TO DEFER CURRENT PAYMENTS


     The Company may, at its option, defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date. However, deferred installments of Contract Adjustment Payments will bear additional Contract Adjustment Payments at the rate of 8.25% per annum (compounding on each succeeding Payment Date) until paid. If the Purchase Contracts are settled early or terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment Payments and Deferred Contract Adjustment Payments will also terminate.



     In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of Purchase Contracts will receive on the Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to
(x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value. See "Description of the Purchase Contracts -- Contract Adjustment Payments."



     So long as no Junior Subordinated Debt Security Event of Default has occurred and is continuing, the Company will also have the right under the Subordinated Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Subordinated Debentures. As a consequence of such an extension, quarterly Distributions on the Preferred Securities, held either as a component of the Income PRIDES or held separately, would be deferred (but despite such deferrals would continue to accrue at a rate of 6.40% per annum through and including August 15, 2001, and at the Reset Rate thereafter, compounded on a quarterly basis) by the Trust during any such Extension Period. Such right to extend the interest payment period for the Subordinated Debentures will be limited such that an Extension Period may not extend beyond the stated maturity of the Subordinated Debentures or end on other than an Interest Payment Date. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debt Securities) that rank pari passu with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Subordinated Debentures (other than (a) dividends or distributions in Common Stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights or the issuance of stock under such plans in the future, (c) payments under any guarantee, and (d) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, that such Extension Period may not extend beyond the stated maturity of the Subordinated Debentures or end on other than an Interest Payment Date. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Certain Terms of the Preferred Securities -- Distributions" and "Certain Terms of the Subordinated Debentures -- Option to Extend Interest Payment Period."


     The Company believes, and intends to take the position, that as of the issue date of the Subordinated Debentures, the likelihood that it will exercise its right to defer payments of stated interest on the Subordinated Debentures is remote and that, therefore, the Subordinated Debentures should not be considered to have been issued with OID as a result of the Company's right to defer payments of stated interest on the Subordinated Debentures until such time that the Company actually exercises such deferral right. There is no assurance that the Internal Revenue Service (the "IRS") will agree with such position. See "Federal Income Tax Consequences -- Preferred Securities -- Interest Income and Original Issue Discount."

     Should the Company exercise its right to defer payments of interest by extending the interest payment period, each U.S. Holder (as defined herein) of Preferred Securities held either as a component of the Income PRIDES or held separately would be required to include such U.S. Holder's share of the stated interest on the Subordinated Debentures in gross income, as OID, on a daily economic accrual basis, regardless of such U.S. Holder's method of tax accounting. As a result, each U.S. Holder of Preferred Securities would recognize income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and would not receive the cash from the Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which Distributions of such amounts are made. See "Federal Income Tax Consequences -- Preferred Securities -- Interest Income and Original Issue Discount." In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent undivided beneficial ownership interests in the assets of the Trust) may be more volatile than the market price of other securities that are not subject to such deferral. Should the Company exercise such right in the future, the market price of the Preferred Securities is likely to be adversely affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE, THE SUBORDINATED DEBENTURES AND THE CONTRACT ADJUSTMENT PAYMENTS


     The Company's obligations under the Guarantee are unsecured and will rank subordinate and junior in right of payment to all other liabilities of the Company except those made pari passu or subordinate by their terms. The obligations of the Company under the Subordinated Debentures are unsecured and will be subordinate and junior in right of payment, to the extent set forth herein, to all present and future Senior Debt and will be effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries. As of June 30, 1998, the aggregate amount of Senior Debt was approximately $811.8 million. The Contract Adjustment Payment will be subordinated and junior in right of payment to all liabilities of the Company (other than the Guarantee, with which they will rank pari passu). There are no terms in the Preferred Securities, the Subordinated Debentures or the Guarantee that limit the ability of the Company or any of its subsidiaries to incur additional indebtedness, liabilities or obligations, including indebtedness, liabilities or obligations that rank senior to the Subordinated Debentures, the Guarantee and the Contract Adjustment Payments. See "Description of the Guarantee -- Status of the Guarantee" herein and "Description of Junior Subordinated Debt Securities -- Subordination" in the accompanying Prospectus.


UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     No statutory, judicial or administrative authority directly addresses the treatment of the FELINE PRIDES or instruments similar to the FELINE PRIDES for United States federal income tax purposes. As a result, certain United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES are not entirely clear. See "Federal Income Tax Consequences."

PURCHASE CONTRACT AGREEMENT NOT QUALIFIED UNDER TRUST INDENTURE ACT; LIMITED OBLIGATIONS OF PURCHASE CONTRACT AGENT

     Although the Preferred Securities constituting a part of the Income PRIDES will be issued pursuant to the Trust Agreement, which will be qualified under the Trust Indenture Act, the Purchase Contract Agreement will not be qualified as an indenture under the Trust Indenture Act and the Purchase Contract Agent will not be required to qualify as a trustee thereunder. Accordingly, holders of FELINE PRIDES will not have the benefit of the protections of the Trust Indenture Act. The protections generally afforded the holder of the security issued under an indenture that has been qualified under the Trust Indenture Act include disqualification of the indenture trustee for "conflicting interests" as defined under the Trust Indenture Act, provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture and the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities. Under the terms of the Purchase Contract Agreement, the Purchase Contract Agent will have only limited obligations to the holders of FELINE PRIDES. See "Certain

Provisions of the Purchase Contract Agreement and the Pledge Agreement -- Information Concerning the Purchase Contract Agent."

RIGHTS UNDER THE GUARANTEE


     The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. The Guarantee guarantees to the holders of the Preferred Securities, generally on a subordinated basis, the payment of (i) any accrued and unpaid Distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption, of Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution of the Trust (other than in connection with the distribution of Subordinated Debentures to the holders of Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, but only under the limited circumstances described under "-- Enforcement of Certain Rights by Holders of Preferred Securities," any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Subordinated Debentures or otherwise, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement (1) by the Property Trustee of its rights as registered holder of the Subordinated Debentures against the Company pursuant to the terms of the Subordinated Indenture and the Subordinated Debentures or (2) by such holder of the Property Trustee's or such holder's own rights against the Company to enforce payments on the Subordinated Debentures. See "-- Enforcement of Certain Rights by Holders of Preferred Securities," "Certain Terms of the Subordinated Debentures" and "Description of the Guarantee." The Trust Agreement provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee and the Subordinated Indenture.


ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Trust Agreement Event of Default (as defined herein) occurs and is continuing, the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as registered holder of the Subordinated Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as the holder of the Subordinated Debentures. The Subordinated Indenture provides that the Subordinated Indenture Trustee (as defined herein) shall give holders of Subordinated Debentures notice of all defaults or events of default within 30 days after occurrence. However, except in the cases of a default or an event of default in payment on the Subordinated Debentures, the Subordinated Indenture Trustee will be protected in withholding such notice if its responsible officers in good faith determine that withholding of such notice is in the interest of such holders.

     If the Property Trustee fails to enforce its rights under the Subordinated Debentures in respect of a Junior Subordinated Debt Security Event of Default (as defined in the accompanying Prospectus) after a holder of record of Preferred Securities has made a written request, such holder of record of Preferred Securities may, to the extent permitted by applicable law, institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Subordinated Debentures. In addition, if the Company fails to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable, and such failure to pay is continuing, a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Subordinated Debentures having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder (a "Direct Action") after the respective due date specified in the Subordinated Debentures. In connection with such a Direct Action, the Company shall have the right under the Property Indenture to set off any payment made to such holder by the Company. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures.



     If the Guarantee Trustee fails to enforce its rights under the Guarantee after a holder of record of Preferred Securities has made a written request of the Guarantee Trustee to do so, such holder of record of Preferred Securities may, to the extent permitted by applicable law, institute a legal proceeding against the Company to enforce its rights under the Guarantee. In addition, if the Company fails to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding for enforcement of the Guarantee for such payment. See "Certain Terms of the Preferred Securities -- Trust Agreement Events of Default; Notice."


LIMITED RIGHTS OF ACCELERATION

     The Property Trustee, as holder of the Subordinated Debentures, may accelerate payment of the principal and accrued and unpaid interest on the Subordinated Debentures only upon the occurrence and continuation of a Junior Subordinated Debt Security Event of Default, which generally is limited to payment defaults, breach of certain covenants and certain events of bankruptcy, insolvency and reorganization of the Company. See "Description of the Junior Subordinated Debt Securities -- Junior Subordinated Debt Security Events of Default" in the accompanying Prospectus. Accordingly, there is no right to acceleration upon default by the Company of its payment obligations under the Guarantee.

HOLDING COMPANY STRUCTURE


     As a holding company with no significant business operations of its own, the Company relies on dividends and interest from its insurance company subsidiaries, which are primarily domiciled in Indiana, as the principal source of cash to meet its obligations, including the payment of principal (and premium, if any) and any interest on debt obligations of the Company (including the Subordinated Debentures), and to pay dividends to holders of its capital stock. An Indiana-domiciled insurer may not pay a dividend without notifying the Indiana Insurance Department and providing the Department with certain information. Such an insurer may not pay interest on surplus notes without the prior approval of the Indiana Insurance Department. In addition, the payment of dividends by Indiana-domiciled insurers is limited under the Indiana insurance holding company laws which require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend, which together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's statutory surplus as of December 31 of the preceding year or (ii) the net gain from operations for the twelve-month period ending on December 31 of the preceding year. The Indiana insurance laws also require domiciled insurers to seek the prior approval of the Indiana Insurance Commissioner for the payment of any dividend from other than earned surplus. The insurance holding company laws of the other jurisdictions in which the Company's insurance subsidiaries are incorporated generally contain similar (although in certain instances somewhat more restrictive) limitations on the payment of dividends. Based upon these regulations, and without giving effect to the 1998 acquisitions described below, the Company's insurance subsidiaries would have been able to pay dividends to the Company in 1998 of approximately $396.2 million without obtaining specific approval from the insurance commissioners. Dividends payable by non-insurance subsidiaries are not subject to regulatory limitations.



     The Company's primary insurance subsidiary, The Lincoln National Life Insurance Company ("LNL"), acquired a block of individual life insurance and annuity business from CIGNA in January 1998 and anticipates acquiring a block of individual life insurance from Aetna in the fourth quarter of 1998. See "The

Company -- Recent Developments." These acquisitions were structured as indemnity reinsurance transactions. The statutory accounting regulations do not allow goodwill to be recognized on indemnity reinsurance transactions and, therefore, the related statutory ceding commission flows through the statement of operations as an expense resulting in a reduction of earned surplus. As a result of these acquisitions, LNL's earned surplus will be negative and it will be necessary for LNL to obtain the prior approval of the Indiana Insurance Department before paying any dividends to the Company until such time as earned surplus is positive. It is expected that earned surplus will return to a positive position within two years from the closing of the Aetna transaction described above assuming a level of statutory earnings coinciding with recent earnings patterns. If statutory earnings are less than recent patterns due, for example, to adverse operating conditions or further indemnity reinsurance transactions of this nature, the earned surplus may not return to a positive position as soon as expected. Although no assurance can be given, management believes that the approvals for the payments of dividends in amounts consistent with those paid in the past can be obtained. In the event such approvals are not obtained, management believes that the Company can obtain the funds required to satisfy its obligations, including the payment of distributions on the Securities offered hereby, from its existing credit facilities and other sources.



     In connection with the acquisition of the CIGNA individual life insurance and annuity business, LNL issued a $500 million surplus note to the Company. The note bears interest at a fixed 6.56% rate. Principal repayments are not required until the note matures in 2028. However, beginning in the year 2003, the Company has an annual demand right for repayment of all, or any portion, of the outstanding principal balance of the surplus note. Under applicable law, approval of the Commissioner of Insurance of the State of Indiana must be obtained prior to the payment of any interest or principal on the surplus note. It is anticipated that an additional intercompany surplus note will be issued in connection with the acquisition of a block of life insurance business from Aetna by LNL.


TRADING PRICE OF THE PREFERRED SECURITIES

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder who disposes of his Preferred Securities between record dates for payments of Distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a loss. See "Federal Income Tax Consequences -- Preferred Securities -- Interest Income and Original Issue Discount" and "-- Sales, Exchanges or Other Taxable Dispositions of Preferred Securities."

                           FORWARD-LOOKING STATEMENTS

     Investors are cautioned that certain statements contained or incorporated by reference in this Prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Company actions, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to, among other things, risks, uncertainties and assumptions about the Company, economic factors and the insurance industry generally. Such statements are not guaranties of future performance and the Company has no specific intentions to update those statements.

     Actual events and results could differ materially from those indicated in the forward-looking statements made by the Company due to, among other changes not currently known, subsequent significant changes in: the Company (e.g., acquisitions, the integration of acquisitions, and dispositions), financial markets (e.g., interest rates and securities markets), legislation (e.g., taxes and product taxation), regulation (insurance and securities regulation), acts of God (e.g., hurricanes, earthquakes and storms), insurance risks (e.g., policyholder mortality and morbidity) and competition.

                                  THE COMPANY

     Lincoln National Corporation is a holding company with consolidated assets as of June 30, 1998 of approximately $88 billion and shareholders' equity of approximately $5.2 billion. Through subsidiaries, the Company operates multiple insurance and investment management businesses. Operations are divided into four business segments: (1) Life Insurance and Annuities, (2) Lincoln UK, (3) Reinsurance and (4) Investment Management. Lincoln is an Indiana corporation with its principal office at 200 East Berry Street, Fort Wayne, Indiana, 46802-2706. Its telephone number is (219) 455-2000.

     Life Insurance and Annuities. The Life Insurance and Annuities segment is comprised of the operations of Lincoln National Life Insurance Company, First Penn-Pacific Life Insurance Company, Lincoln Life & Annuity Company of New York and Lincoln Financial Advisors Corporation. A network of 68 life insurance agencies, independent life insurance brokers, insurance agencies located within financial institutions and specifically trained employees sells fixed annuities, variable annuities, pension products, universal life insurance, variable universal life insurance, whole life and other individual insurance coverages in most states of the United States. The distribution network includes approximately 2,200 career agents, 15,600 brokers and access to 51,800 stockbrokers and financial planners. This segment reported record income from operations of $255.8 million in 1997, a 20% increase over the $212.5 million reported in 1996. This earnings growth is primarily attributable to the annuity business where earnings increased 23% in 1997 to $203.0 million.


     Account values for this segment's annuities, 401(k) retirement plans, life insurance and pensions totaled $53.7 billion as of December 31, 1997, an increase of 14.5% over the account values as of December 31, 1996. Life insurance in-force in this segment as of December 31, 1997, totaled $63.5 billion, an increase of 29% over $49.1 billion as of December 31, 1996. Income from operations for the six months ended June 30, 1998 was $192.7 million compared to $118.1 million in the prior year period. This increase is the result of the addition of the life and annuity business acquired from CIGNA Corporation ("CIGNA") and the continuation of strong earnings from annuities. As of June 30, 1998, account values and life insurance in-force totaled $64.0 billion and $114.1 billion, respectively. The growth since December 31, 1997 as shown above includes $6.2 billion of account value and $41 billion of life insurance in-force acquired from CIGNA as of January 2, 1998.


     Prior to the acquisition of additional life insurance and annuities business (see "Recent Developments" below), this segment accounted for approximately 50% of income from operations. Following the completion of these acquisitions, it is anticipated that this segment will account for approximately 75% of Lincoln's consolidated income from operations.

     Lincoln UK. Lincoln UK offers life, investment and income protection and retirement planning products in the U.K. market, primarily through 1,800 direct sales representatives and tied agents. The products offered are primarily unit-linked products where investment risk is borne by the policyholder. The segment reported income from operations of $66.6 million in 1997, excluding an after-tax charge of $174.9 million to strengthen reserves for future liabilities concerning past sales of pension products to individuals. Excluding the charge, this segment's 1997 income from operations was slightly higher than the $66.0 million in 1996.

     Income from operations for the six months ended June 30, 1998 was $34.4 million compared to $33.4 million in the prior year period.

     Reinsurance. The Reinsurance segment, conducted through Lincoln's reinsurance companies ("Lincoln Re"), is one of the leading life-health reinsurers in the world, with worldwide net premium income of $1.7 billion in 1997. As of December 31, 1997, Lincoln Re's individual and group life business in-force was $183.5 billion, an increase of 14% over the prior year.

     By providing innovative programs, tailored to clients' needs, Lincoln Re has achieved a client base of more than 1,700 U.S. and 350 international companies and a client retention rate of more than 95%. Lincoln Re does business in more than 50 countries and has offices in Toronto, Brussels, London, Mexico City, Buenos Aires, Manila and Singapore. Lincoln also maintains representative offices in China.

     This segment had income from operations, excluding special charges, of $92.1 million in 1997, a 24% increase over the $74 million reported in 1996. Two special charges were taken in 1997: (i) $130 million

(after-tax) for disability income reserve strengthening, a business that has proven to be one of the most difficult for the insurance industry in this decade, and (ii) $113.7 million (after-tax) for reserve strengthening for certain personal accident reinsurance business (certain excess-of-loss personal accident reinsurance programs created in the London market have produced unexpectedly heavy losses). These charges resulted in a net operating loss of $151.6 million in 1997.

     Income from operations for the six months ended June 30, 1998 was $48.1 million compared to $38.9 million in the prior year period (excluding the special charge for strengthening disability income reserves). Individual and group life insurance in-force was $200 billion as of June 30, 1998.

     Investment Management. The investment management segment is composed of the operations of Delaware Management Holdings, Inc., Lynch & Mayer, Inc. and Vantage Investment Advisors, Inc. Each of these operating companies operates autonomously and is encouraged to preserve its distinctive investment style. Lincoln is focused on expanding its role as a money manager for both retail and institutional business. Particular emphasis is being given to accelerating the growth of the segment's retail mutual funds operation.

     The investment management segment had assets under management of $54.0 billion at December 31, 1997, a 25% increase over the preceding year. The segment's retail mutual fund and wrap fee assets totaled $22.5 billion at December 31, 1997, which was a 40% increase from the $16.1 billion at December 31, 1996. While some of this growth was due to the acquisition in 1997 of the Voyageur Fund Managers, representing $2.6 billion in assets, most of the growth was internal and is attributable to enhanced service quality and the expansion of distribution channels. The institutional investment management business had assets under management of $31.5 billion at December 31, 1997, compared with $27.1 billion at December 31, 1996.

     The investment management segment had income from operations of $4.5 million in 1997, compared with $10.2 million in 1996. This decrease in income was due to increased spending to expand retail operations at Delaware Management, including increasing marketing personnel, broadening product offerings and upgrading customer service. Lincoln believes such efforts are key to the growth of the retail mutual funds operation.

     Income from operations for the six months ended June 30, 1998 was $8.4 million versus $200,000 in the prior year period. This increase resulted from the expansion of distribution channels during 1997. Retail and institutional assets under management were $25.9 billion and $33.6 billion, respectively as of June 30, 1998.

     Recent Developments. On January 2, 1998, Lincoln completed the purchase of a block of individual life insurance and annuity business from CIGNA for approximately $1.4 billion. This acquisition also required additional expenditures to cover expenses associated with the purchase and to provide additional capital for the Life Insurance and Annuities segment to support this business totaling $228.5 million. This transaction is being accounted for using purchase accounting and, accordingly, the operating results generated by this block of business have been included in Lincoln's consolidated financial statements starting January 2, 1998. In addition to approximately $41 billion of individual life insurance in-force, Lincoln acquired a career agency force with 600 financial planners, expanded estate and financial planning capabilities, a life brokerage operation and an annuity distribution system. During 1997, this block produced premiums, fees and deposits of approximately $1.2 billion and net earnings of $98 million on a basis of generally accepted accounting principles and prior to any adjustments required by purchase accounting.

     Lincoln recorded a restructuring charge to its Life Insurance and Annuities segment during the first quarter of 1998 of $20.0 million ($30.8 million pre-tax) to cover certain costs of integrating the existing operations with the new block of business.

     On May 21, 1998, Lincoln announced that it had signed a definitive agreement to acquire a block of individual life insurance business from Aetna for $1.0 billion. The transaction includes approximately $50 billion of individual life insurance in-force and access to existing life insurance distribution arrangements. The acquisition is expected to involve additional expenditures totaling approximately $165 million to cover expenses associated with the purchase and to provide additional capital to the Life Insurance and Annuities segment to support this business. The transaction will be accounted for using purchase accounting and, accordingly, the operating results generated by this block of business after the closing will be included in

Lincoln's consolidated financial statements from the closing date. The transaction is expected to close in the fourth quarter of 1998. As of December 31, 1997, this block of business had liabilities, measured on a statutory basis, of $3.0 billion. The liabilities as updated to the closing date will become Lincoln's obligation at the time of closing. Lincoln will also receive assets equal to the liabilities. During 1997, this block produced premiums and fees of $277 million and net income of $77 million on the basis of generally accepted accounting principles, prior to adjustments required by purchase accounting and excluding realized capital gains and losses. An initial application of purchase accounting to this block of business would indicate that goodwill and other intangible assets will be approximately $300 million and $800 million, respectively. Additional analysis of this block of business after closing could result in a change in these amounts or the shifting of amounts between goodwill and other intangible assets. Approximately one-half of the funding for this acquisition is expected to be financed from available cash reserves and the other one-half is expected to be financed from the net proceeds of the sale of securities, including the Securities offered hereby. See "Use of Proceeds."

                                   THE TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement, executed by the Sponsor and the Issuer Trustees and
(ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such Trust Agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. Although upon issuance of the Preferred Securities, the holders of Income PRIDES will be the beneficial owners of the related Preferred Securities, such Preferred Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the related Purchase Contracts. See "Description of the Purchase Contracts -- Pledged Securities and Pledge Agreement" and "Certain Terms of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto. The Trust will have a term of seven years, but may dissolve earlier as provided in the Trust Agreement.


     The number of Issuer Trustees is initially four. Two individual Trustees (the "Administrative Trustees") are persons who are employees or officers of, or who are affiliated with, the Company. Pursuant to the Trust Agreement, the third trustee, the Property Trustee, is The First National Bank of Chicago, which is a financial institution that is unaffiliated with the Company and which trustee serves as property trustee under the Trust Agreement and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act. The fourth trustee, First Chicago Delaware Inc., an entity that is unaffiliated with the Company, will serve as the Delaware Trustee, until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, The First National Bank of Chicago will also act as the guarantee trustee (the "Guarantee Trustee") under the Guarantee. See "Description of the Guarantee" and "Description of Preferred
Securities -- Voting Rights; Amendment of Each Trust Agreement" in the accompanying Prospectus.


     The Property Trustee will hold title to the Subordinated Debentures for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Subordinated Indenture as the holder of the Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated noninterest bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Issuer Trustee and to increase or decrease the number of Issuer Trustees; provided, however, that the number of Issuer Trustees shall be no fewer than two, at least one of which shall be an Administrative Trustee. The Company, in its capacity as borrower, will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Certain Terms of the Subordinated Debentures -- General."

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Trust Agreement, the Business Trust Act of the State of Delaware (the "Trust Act") and the Trust Indenture Act. See "Certain Terms of the Preferred Securities" herein and "Description of Preferred Securities" in the accompanying Prospectus.

     The Company will pay all fees and expenses related to the Trust and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust.

     The principal place of business of the Trust is 200 East Berry Street, Fort Wayne, Indiana 46802-2706 and its telephone number is (219) 455-2000.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Growth PRIDES will be used to purchase the underlying Treasury Securities to be transferred to the holder of the Growth PRIDES pursuant to the terms thereof, and the remainder, if any, will be paid to the Company. All of the proceeds from the sale of the Income PRIDES, the Preferred Securities that are not components of the Income PRIDES and the Common Securities will be invested by the Trust in the Subordinated Debentures of the Company, and the Company will, in turn, receive those funds.


     The Company currently anticipates using substantially all of the net proceeds from the sale of the Subordinated Debentures (net of amounts paid by the Company to purchase the Common Securities), estimated to be approximately $193.1 million (or approximately $222.2 million if the Underwriters' over-allotment options are exercised in full) (in each case after deducting the underwriting commission and estimated expenses payable by the Company) to fund a portion of the costs of the acquisition of a block of life insurance business from Aetna which is expected to close in the fourth quarter of this year. See "The Company -- Recent Developments." The proceeds will be invested in income producing securities until such acquisition is consummated.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     The Company's Common Stock is listed on the NYSE (as well as the Chicago, Pacific and London Stock Exchanges) under the symbol "LNC". The following table sets forth the high and low sales prices per share of the Common Stock, as reported on the New York Stock Exchange Composite Tape, and the regular quarterly dividends per share of Common Stock declared by the Company, in each case for the calendar quarter indicated.


                                                           MARKET PRICE
                                                 ---------------------------------  CASH DIVIDEND
                                                     HIGH                LOW          PER SHARE
                                                     ----                ---        -------------
1996
First Quarter..................................  $57                $48                 $0.46
Second Quarter.................................   52 7/8             45 7/8              0.46
Third Quarter..................................   47                 40 3/4              0.46
Fourth Quarter.................................   54 5/8             44                  0.49
1997
First Quarter..................................  $61 5/8            $51 3/8             $0.49
Second Quarter.................................   68 5/8             49                  0.49
Third Quarter..................................   73                 63 13/16            0.49
Fourth Quarter.................................   78 1/8             64 5/8              0.52
1998
First Quarter..................................  $86 1/2            $72 1/4             $0.52
Second Quarter.................................   94 1/8             83 11/16            0.52
Third Quarter (through August 10, 1998)........   98 7/8             91                    --



     The last reported sale price for the Common Stock on the NYSE on August 10, 1998 is set forth on the cover page of this Prospectus.


     The dividends on the Common Stock are considered and declared each quarter by Company's Board of Directors, after considering items such as the Company's financial condition, including current and expected earnings, projected cash flow and anticipated financing needs.

     As a holding company, the Company relies on dividends from its insurance company subsidiaries, which are primarily domiciled in Indiana, as a principal source of cash to meet its obligations and to pay dividends to holders of its capital stock. See "Risk Factors -- Holding Company Structure."

                                 CAPITALIZATION


     The following table sets forth the unaudited consolidated capitalization of the Company and its subsidiaries as of June 30, 1998, and as adjusted to give effect to the issuance of 7.40% Trust Originated Preferred Securities, Series C, on July 24, 1998 and the consummation of the offering of the Growth PRIDES, the Income PRIDES and the Preferred Securities (without giving effect to any exercise of the Underwriters' over-allotment options). See "Use of Proceeds." The following data should be read in conjunction with the unaudited consolidated financial statements and notes thereto of the Company and its subsidiaries incorporated herein by reference.



                                                                                JUNE 30, 1998
                                                              -------------------------------------------------
                                                                         ADJUSTMENT     ADJUSTMENT
                                                                           FOR THE        FOR THE
                                                                          ISSUANCE      ISSUANCE OF
                                                                         OF SERIES C      FELINE          AS
                                                               ACTUAL       TOPRS         PRIDES       ADJUSTED
                                                               ------    -----------    -----------    --------
                                                               (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Short-term debt (including current maturities of long-term
  debt).....................................................  $  277.1                                 $  277.1
                                                              ========                                 ========
Long-term debt less current portion:
  7 1/8% Note due 1999......................................      99.8                                     99.8
  7 5/8% Notes due 2002.....................................      99.5                                     99.5
  7 1/4% Debentures due 2005................................     191.4                                    191.4
  6 1/2% Notes due 2008.....................................     100.2                                    100.2
  7% Notes due 2018.........................................     200.3                                    200.3
  9 1/8% Debentures due 2024................................     119.8                                    119.8
  Mortgages and other notes.................................        .8                                       .8
                                                              --------                                 --------
    Total long-term debt (less current portion).............     811.8                                    811.8
Minority Interest -- Preferred Securities of Subsidiary
  Companies, Series A, Series B and Series C(1).............     315.0      200.0                         515.0
Minority Interest -- Preferred Securities of Subsidiary
  Companies, Series D.......................................        --                     200.0(2)       200.0
                                                              --------     ------         ------       --------
    Total long-term debt (less current portion) and minority
      interests.............................................   1,126.8      200.0          200.0        1,526.8
Shareholders' Equity:
  Preferred Stock, without par value:
    Authorized: 10,000,000 shares
    Issued and outstanding: 35,091 shares of $3.00
      Convertible Cumulative Preferred Stock, Series A......       1.1                                      1.1
  Common Stock, without par value:
    Authorized: 800,000,000 shares
    Issued and outstanding: 100,521,755 shares..............     969.4                     (13.1)(3)      956.3
Earned surplus..............................................   3,659.0                                  3,659.0
Foreign currency translation adjustment.....................      51.8                                     51.8
Net unrealized gain on securities available-for-sale........     469.5                                    469.5
                                                              --------                                 --------
    Total shareholders' equity..............................   5,150.8                                  5,137.7
                                                              --------     ------         ------       --------
      Total capitalization..................................  $6,277.6     $200.0         $186.9       $6,664.5
                                                              ========     ======         ======       ========


-------------------------

(1) In July, 1996, Lincoln National Capital I issued 8,600,000 8 3/4% Cumulative Quarterly Income Preferred Securities, Series A. The sole assets of Lincoln National Capital I are the 8 3/4% Junior Subordinated Deferrable Interest Debentures, Series A, issued by Lincoln to the trust. In August, 1996, Lincoln National Capital II issued 4,000,000 8.35% Trust Originated Preferred Securities, Series B. The sole assets of Lincoln National Capital II are the 8.35% Junior Subordinated Deferrable Interest Debentures, Series B, issued by Lincoln to the trust. These Series A Debentures and Series B Debentures will mature on September 30, 2026, which date may be extended to a date not later than September 30, 2045 if certain conditions are met. On July 24, 1998, Lincoln National Capital III issued 8,000,000 7.40% Trust Originated Preferred Securities, Series C. The sole assets of Lincoln National Capital III are the 7.40% Junior Subordinated Deferrable Interest Debentures, Series C, issued by Lincoln to the trust. The Series C Debentures will mature on September 30, 2028, which may be extended to September 30, 2047 if certain conditions are met. Lincoln owns all of the common securities of Lincoln National Capital I, Lincoln National Capital II and Lincoln National Capital III.


    The obligations of Lincoln, under certain documents, including without limitation guarantee agreements, constitute a full and unconditional guarantee by Lincoln of the obligations of Lincoln National Capital I, Lincoln National Capital II and Lincoln National Capital III under the preferred securities. Lincoln National Capital I, Lincoln National Capital II and Lincoln National Capital III are not subject to the reporting requirements under the Exchange Act.


(2) Represents the issuance of the Preferred Securities, including the Preferred Securities initially issued and held as a component of the Income PRIDES, offered hereby. Subsequent to the completion of the offering, the assets of Lincoln National Capital IV will consist solely of approximately $206.2 million in aggregate principal amount of Subordinated Debentures, maturing on August 15, 2003. Lincoln will own all of the Common Securities of the Trust.


(3) Reflects certain issuance costs related to the FELINE PRIDES and the present value of the Contract Adjustment Payments.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table presents selected consolidated financial data of the Company. The data at December 31, 1997, 1996 and 1995 and for the three years ended December 31, 1997 are derived from the Company's audited financial statements for those years. Selected unaudited financial data at June 30, 1998 and 1997 and for each of the six month periods ended June 30, 1998 and 1997 reflect, in the opinion of the Company, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for these periods. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of results to be expected for the full year. The following data should be read in conjunction with the financial statements and the related notes thereto incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

                                             SIX MONTHS ENDED
                                                 JUNE 30,                  YEAR ENDED DECEMBER 31,
                                           --------------------      ------------------------------------
                                             1998        1997          1997          1996          1995
                                             ----        ----          ----          ----          ----
                                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                               (UNAUDITED)
Total revenue............................  $2,955.5    $2,326.1      $4,898.5      $4,733.6      $4,586.5
                                           ========    ========      ========      ========      ========
Net income from continuing
  operations(1)..........................     270.7        35.1      $   22.2      $  356.4      $  301.4
Net income from discontinued
  operations.............................        --        88.5         134.9         157.2         180.8
Gain on sale of discontinued
  operations.............................        --          --         776.9            --            --
                                           --------    --------      --------      --------      --------
  Net Income(1)..........................  $  270.7    $  123.6      $  934.0      $  513.6      $  482.2
                                           ========    ========      ========      ========      ========
Per Share Data:(2)
Net income from continuing operations....  $   2.66    $    .34      $    .21      $   3.38      $   2.88
Net income from discontinued
  operations.............................        --         .84          1.30          1.49          1.72
Gain on sale of discontinued
  operations.............................        --          --          7.47            --            --
                                           --------    --------      --------      --------      --------
  Net Income-Diluted.....................  $   2.66    $   1.18      $   8.98      $   4.87      $   4.60
                                           ========    ========      ========      ========      ========
  Net Income-Basic.......................  $   2.70    $   1.19      $   9.11      $   4.95      $   4.78
                                           ========    ========      ========      ========      ========
Common stock dividend....................  $   1.04    $    .98      $   1.99      $   1.87      $   1.75
                                           ========    ========      ========      ========      ========


                                                  JUNE 30,                      DECEMBER 31,
                                           ----------------------    -----------------------------------
                                             1998         1997         1997         1996         1995
                                             ----         ----         ----         ----         ----
                                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                                (UNAUDITED)
Assets...................................  $88,364.6    $76,874.4    $77,174.7    $71,713.4    $63,257.7
Long-term debt...........................      811.8        513.3        511.0        626.3        659.3
Minority interest-preferred securities of
  subsidiary companies...................      315.0        315.0        315.0        315.0           --
Shareholders' equity.....................    5,150.8      4,484.7      4,982.9      4,470.0      4,378.1
Per Share Data:(2)
Shareholders' equity (Securities at
  market)................................  $   51.10    $   43.00    $   49.27    $   43.00    $   41.89
Shareholders' equity (Securities at
  cost)..................................      46.44        38.90        44.96        39.00        35.21


-------------------------
(1) Net income from continuing operations and net income for the years ended 1995 and 1997 and the six months ended June 30, 1997 includes the impact of the changes in estimate of the reserve level needed for the Company's disability income business ($121.6 million, $130.0 million and $130.0 million, respectively, after-tax). Also, 1997 includes a change in estimate for reserves of (1) Lincoln UK's pension business of $174.9 million after-tax and (2) Reinsurance's personal accident programs of $113.7 million after-tax. See "The Company."

(2) Per share amounts were also affected by the issuance of 1,398,112 shares of Common Stock in 1997, and the retirement of 694,582, 4,948,900 and 623,281 shares of Common Stock in 1996, 1997 and the six months ended June 30, 1998, respectively.

                              ACCOUNTING TREATMENT

     Under generally accepted accounting principles, alternatives exist with respect to the accounting treatment and presentation of the Preferred Securities in the Company's consolidated financial statements. This Prospectus Supplement assumes the following accounting treatment: the financial statements of the Trust will be reflected in the Company's consolidated financial statements, with the Preferred Securities shown on the Company's balance sheet under the caption "Minority Interest -- Preferred Securities of Subsidiary Companies" as Series D, and appropriate disclosures about the Preferred Securities, the Guarantee and the Subordinated Debentures will be included in the notes to the consolidated financial statements. The financial statement footnotes to the Company's consolidated financial statements will reflect that the sole asset of the Trust will be the Subordinated Debentures. Distributions on the Preferred Securities will be reflected as a charge to the Company's consolidated income, identified as Minority Interest in Net Income of Consolidated Subsidiaries, whether paid or accrued.

     The Company may elect an alternative accounting treatment for the Preferred Securities. Such treatment would involve the following: The financial statements of the Trust would be reflected in the Company's consolidated financial statements, with the Preferred Securities shown as debt on the Company's balance sheet. The financial statement footnotes to the Company's consolidated financial statements would reflect that the sole asset of the Trust would be the Subordinated Debentures. Distributions on the Preferred Securities would be reflected as a charge to the Company's consolidated income, identified as Interest Expense, whether paid or accrued.


     The Purchase Contracts are forward transactions in the Company's Common Stock. Under generally accepted accounting principles, the Purchase Contracts (which include Contract Adjustment Payments) will be valued at fair value at the date of issuance. Upon settlement of a Purchase Contract, the Company will receive the Stated Amount on such Purchase Contract and will issue the requisite number of shares of Common Stock. The Stated Amount thus received will be credited to shareholders' equity.


     Prior to the issuance of shares of Common Stock upon settlement of the Purchase Contracts, it is anticipated that the FELINE PRIDES will be reflected in the Company's earnings per share calculations using the treasury stock method. Under this method, the number of shares of Common Stock used in calculating earnings per share is deemed to be increased by the excess, if any, of the number of shares issuable upon settlement of the Purchase Contracts over the number of shares that could be purchased by the Company in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, it is anticipated there will be no dilutive effect on the Company's earnings per share except during periods when the average market price of Common Stock is above the Threshold Appreciation Price.

                        DESCRIPTION OF THE FELINE PRIDES

     The summaries of certain provisions of documents described below do not purport to be complete, and in each instance reference is hereby made to the copies of the forms of such documents (including the definitions therein of certain terms) which are on file with the Commission and copies of which may be obtained as described under "Available Information." Wherever particular sections of, or terms defined in, such documents are referred to herein, such sections or defined terms are incorporated by reference herein. As used under this caption, references to the Company mean Lincoln National Corporation, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.


     Each FELINE PRIDES will be issued under the Purchase Contract Agreement between the Company and the Purchase Contract Agent. The FELINE PRIDES offered hereby initially will consist of (A) 7,000,000 units referred to as Income PRIDES with a Stated Amount per Income PRIDES equal to $25 and (B) 1,000,000 units referred to as Growth PRIDES with a Stated Amount per Growth PRIDES equal to $25. Each Income PRIDES will initially consist of a unit comprised of (a) a Purchase Contract under which (i) the holder (including, initially, an Underwriter) will purchase from the Company not later than the Purchase Contract Settlement Date, for an amount of cash equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate described below under "Description of the Purchase Contracts -- General," and (ii) the Company will pay Contract Adjustment Payments to the holder at the rate of 1.35% of the Stated Amount per annum, and (b) (i) a beneficial ownership interest in a related Preferred Security, having a stated liquidation amount per Preferred Security equal to the Stated Amount, representing an undivided beneficial ownership interest in the assets of the Trust, which will consist solely of the Subordinated Debentures, (ii) in the case of a distribution of the Subordinated Debentures upon the dissolution of the Trust as a result of an Investment Company Event, as described below, or otherwise, Subordinated Debentures having a principal amount equal to the stated liquidation amount of the Preferred Securities or (iii) upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest in the Treasury Portfolio. "Applicable Ownership Interest" means, with respect to an Income PRIDES and the U.S. Treasury Securities in the Treasury Portfolio,
(A) a 1/40, or 2.5% undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury Security included in such Treasury Portfolio which matures on or prior to August 15, 2001 and (B) for each scheduled interest payment date on the Subordinated Debentures that occurs after the Tax Event Redemption Date, a .04% undivided beneficial ownership interest in a $1,000 face amount of such U.S. Treasury Security which is a principal or interest strip maturing on such date.



     Each Growth PRIDES will consist of a unit comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company not later than the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount, a number of shares of Common Stock of the Company equal to the Settlement Rate, and (ii) the Company will pay to the holder Contract Adjustment Payments at the rate of 1.85% of the Stated Amount per annum, and (b) a 1/40 undivided beneficial ownership interest in a zero-coupon U.S. Treasury Security.


     The purchase price of each FELINE PRIDES will be allocated between the related Purchase Contract and the related Preferred Security or interest in a Treasury Security in proportion to their respective fair market values at the time of purchase. The Company expects that the entire purchase price of a FELINE PRIDES will be allocated to the related Preferred Security or interest in a Treasury Security and that no amount will be allocated to the related Purchase Contract. Such position generally will be binding on each beneficial owner of each Income PRIDES (but not on the IRS). See "Federal Income Tax Consequences -- FELINE PRIDES -- Allocation of Purchase Price." As long as a FELINE PRIDES is in the form of an Income PRIDES or Growth PRIDES, the related Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as applicable, will be pledged to the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.

CREATING GROWTH PRIDES


     Each holder of Income PRIDES (unless a Tax Event Redemption has occurred) will have the right, at any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, to substitute for the related Preferred Securities held by the Collateral Agent Treasury Securities in an aggregate principal amount at maturity equal to the aggregate stated liquidation amount of such Preferred Securities, thereby creating Growth PRIDES. Because Treasury Securities are issued in integral multiples of $1,000, holders of Income PRIDES may make such substitution only in integral multiples of 40 Income PRIDES; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of such Income PRIDES may make such substitutions only in integral multiples of 1,600,000 Income PRIDES (but obtaining the release of the appropriate Applicable Ownership Interest in the Treasury Portfolio rather than the Preferred Securities), at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Holders wishing to make such substitution must hold at least 1,600,000 Income PRIDES. To create 40 Growth PRIDES (unless a Tax Event Redemption has occurred), the Income PRIDES holder will (a) deposit with the Collateral Agent a Treasury Security having a principal amount at maturity of $1,000 and (b) transfer 40 Income PRIDES to the Purchase Contract Agent accompanied by a notice stating that such Income PRIDES holder has deposited a Treasury Security with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such holder the 40 Preferred Securities relating to such 40 Income PRIDES. In the event that Contract Adjustment Payments are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to create Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date on which Contract Adjustment Payments have been paid to the date of substitution on the Growth PRIDES being created by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Income PRIDES. Upon such deposit and receipt of an instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the related 40 Preferred Securities from the pledge under the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 40 Income PRIDES, (ii) transfer the 40 related Preferred Securities to such holder and (iii) deliver 40 Growth PRIDES to the holder. The Treasury Security will be substituted for the Preferred Securities and will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. The related Preferred Securities released to the holder thereafter will trade separately from the resulting Growth PRIDES. Contract Adjustment Payments will be payable by the Company on such Growth PRIDES on each Payment Date from the later of August 14, 1998 (the "Original Issue Date") and the last Payment Date on which Contract Adjustment Payments were paid. In addition, OID will accrue on the related Treasury Securities.


CREATING INCOME PRIDES

     Each holder of a Growth PRIDES (unless a Tax Event Redemption has occurred) will have the right, at any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, to substitute for the related Treasury Securities held by the Collateral Agent Preferred Securities in an aggregate stated liquidation amount equal to the aggregate principal amount at stated maturity of such Treasury Securities, thereby creating Income PRIDES. Because Treasury Securities are issued in integral multiples of $1,000, holders of Growth PRIDES may make such substitutions only in integral multiples of 40 Growth PRIDES; provided, however, if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, holders of the Growth PRIDES may make such substitution only in integral multiples of 1,600,000 Growth PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Holders wishing to make such substitution must hold at least 1,600,000 Growth PRIDES. To create 40 Income PRIDES (unless a Tax Event Redemption has occurred), the Growth PRIDES holder will (a) deposit with the Collateral Agent 40 Preferred Securities (which Preferred Securities must be purchased by such holder in the open market at such holder's expense) and (b) transfer 40 Growth PRIDES certificates to the Purchase Contract Agent accompanied by a notice stating that such Growth PRIDES holder has deposited 40 Preferred Securities with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such Growth PRIDES holder the Treasury Security relating to such Growth PRIDES. Upon such deposit and receipt of an instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the related Treasury Security from the pledge under the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 40 Growth PRIDES, (ii) transfer the related Treasury Security to such holder of Growth PRIDES and (iii) deliver 40 Income PRIDES to such holder of Growth PRIDES. The substituted Preferred Securities will be pledged with the Collateral Agent to secure such Income PRIDES holder's obligation to purchase Common Stock under the related Purchase Contracts. Cumulative cash distributions, payable quarterly at a rate of 7.75% of the Stated Amount per annum (subject to the Company's deferral rights) on such Income PRIDES, will be payable on such Income PRIDES by the Company on each Payment Date from the later of the Original Issue Date and the last Payment Date on which such cumulative cash distributions were paid. Holders who elect to substitute Pledged Securities, thereby creating Growth PRIDES or Income PRIDES or recreating Income PRIDES or Growth PRIDES (as discussed below), shall be responsible for any fees or expenses payable in connection with such substitution. See "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement -- Miscellaneous."


CURRENT PAYMENTS


     Holders of Income PRIDES are entitled to receive aggregate cash distributions at a rate of 7.75% of the Stated Amount per annum from and after the Original Issue Date payable quarterly in arrears. The quarterly payments on the Income PRIDES will consist of (i) cumulative cash Distributions on the related Preferred Securities or the Treasury Portfolio, as applicable, payable at the rate of 6.40% of the Stated Amount per annum and (ii) Contract Adjustment Payments payable by the Company at the rate of 1.35% of the Stated Amount per annum, subject (in the case of both the Distributions on the Preferred Securities and the Contract Adjustment Payments) to the Company's right of deferral as described herein.



     Each holder of Growth PRIDES will be entitled to receive quarterly Contract Adjustment Payments payable by the Company at the rate of 1.85% of the Stated Amount per annum, subject to the Company's rights of deferral as described herein. In addition, OID will accrue on the related Treasury Securities.



     The ability of the Trust to make the quarterly Distributions on the Preferred Securities is solely dependent upon the receipt of corresponding interest payments from the Company on the Subordinated Debentures. The Company has the right at any time, and from time to time, limited to a period not extending beyond the maturity of the Subordinated Debentures, to defer the interest payments on the Subordinated Debentures. As a consequence of such deferral, the corresponding quarterly distributions (unless a Tax Event Redemption has occurred) to holders of Income PRIDES (or any Preferred Securities outstanding after the Purchase Contract Settlement Date or after a substitution of collateral resulting in the creation of Growth PRIDES) would be deferred (but despite such deferral, would continue to accrue, compounded quarterly, at the rate of 6.40% per annum through and including August 15, 2001 and at the Reset Rate thereafter). The Company also has the right to defer the payment of Contract Adjustment Payments on the related Purchase Contracts until no later than the Purchase Contract Settlement Date; however, such deferred Contract Adjustment Payments will bear additional Contract Adjustment Payments at the rate of 8.25% per annum until paid. See "Description of the Purchase Contracts -- Contract Adjustment Payments" and "Certain Terms of the Preferred Securities -- Distributions." If a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, quarterly distributions on the Treasury Portfolio, as a portion of the cumulative quarterly distributions to the holders of Income PRIDES, will not be deferred.



     The Company's obligations with respect to the Subordinated Debentures will be unsecured and will be subordinate and junior in right of payment, to the extent set forth herein, to all existing and future Senior Debt and will be effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries. The Company's obligations with respect to the Contract Adjustment Payments will also be subordinated and junior in right of payment to the Company's Senior Debt.

VOTING AND CERTAIN OTHER RIGHTS

     Holders of Preferred Securities, in their capacities as such holders, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Administrative Trustees and will generally have no voting rights except in the limited circumstances described under "Description of Preferred Securities -- Voting Rights; Amendment of Each Trust Agreement" in the accompanying Prospectus. Holders of Purchase Contracts forming part of the Income PRIDES or Growth PRIDES, in their capacities as such holders, will have no voting or other rights in respect of the Common Stock.

LISTING OF THE SECURITIES


     The Income PRIDES and the Growth PRIDES have been approved for listing on the NYSE, subject to official notice of issuance. Unless and until substitution has been made as described in "Description of the FELINE PRIDES -- Creating Growth PRIDES" or "-- Creating Income PRIDES," neither the Preferred Security component of an Income PRIDES nor the Treasury Security component of a Growth PRIDES will trade separately from such Income PRIDES or Growth PRIDES, and such Preferred Security component will trade as a unit with the Purchase Contract component of the Income PRIDES and such Treasury Security component will trade as a unit with the Purchase Contract component of the Growth PRIDES. If Preferred Securities are separately traded to a sufficient extent that the applicable exchange listing requirements are met, the Company will endeavor to cause such securities to be listed on the exchange on which the Income PRIDES and the Growth PRIDES are then listed. See "Underwriting."


NYSE SYMBOL OF COMMON STOCK

     The Common Stock is listed on the NYSE under the symbol "LNC."

MISCELLANEOUS

     The Company or its affiliates may from time to time purchase any of the Securities offered hereby which are then outstanding by tender, in the open market or by private agreement.

                     DESCRIPTION OF THE PURCHASE CONTRACTS

     The summaries of certain provisions of documents described below do not purport to be complete, and in each instance reference is hereby made to the copies of the forms of such documents (including the definitions therein of certain terms) which are on file with the Commission and copies of which may be obtained as described under "Available Information." Wherever particular sections of, or terms defined in, such documents are referred to herein, such sections or defined terms are incorporated by reference herein. As used under this caption, references to the Company mean Lincoln National Corporation excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

GENERAL


     Each Purchase Contract underlying a FELINE PRIDES (unless earlier terminated, or earlier settled at the holder's option) will obligate the holder of such Purchase Contract to purchase, and the Company to sell, not later than the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount of such FELINE PRIDES, a number of shares of Common Stock equal to the Settlement Rate. The Settlement Rate will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value is equal to or greater than the Threshold Appreciation Price of $111.45, which is approximately 20% above the Reference Price, the Settlement Rate will be .2243 (which is equal to the Stated Amount divided by the Threshold Appreciation Price); accordingly, if, between the date of this Prospectus Supplement and the period during which the Applicable Market Value is measured, the market price for the Common Stock increases to an amount that is higher than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be higher than the

Stated Amount, and if such market price is the same as the Threshold Appreciation Price, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount; (b) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Reference Price, the Settlement Rate will be equal to the Stated Amount divided by the Applicable Market Value; accordingly, if the market price for the Common Stock increases between the date of this Prospectus Supplement and the period during which the Applicable Market Value is measured but such market price is less than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount; and (c) if the Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate (which is equal to the Stated Amount divided by the Reference Price) will be .2692; accordingly, if the market price for the Common Stock decreases between the date of this Prospectus Supplement and the period during which the Applicable Market Value is measured, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than the Stated Amount, and if such market price stays the same, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount. "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the NYSE on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock
(A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and
(B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.


     No fractional shares of Common Stock will be issued by the Company pursuant to the Purchase Contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of Purchase Contracts being settled by a holder of Income PRIDES or Growth PRIDES, the holder will be entitled to receive an amount of cash equal to such fraction of a share times the Applicable Market Value.


     On the Business Day immediately preceding the Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts prior to the Purchase Contract Settlement Date through the early delivery of cash to the Purchase Contract Agent in the manner described under "-- Early Settlement," (ii) in the case of Income PRIDES, has settled the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notice in the manner described under "-- Notice to Settle with Cash", (iii) has had the Preferred Securities related to such holder's Purchase Contracts remarketed in the manner described herein in connection with settling such Purchase Contracts, or (iv) an event described under "-- Termination" below has occurred, then (A) in the case of Income PRIDES (unless a Tax Event Redemption has occurred) the Company will exercise its rights as a secured party to dispose of the Preferred Securities in accordance with applicable law and (B) in the case of Growth PRIDES or Income PRIDES (in the event that a Tax Event Redemption has occurred), the principal amount of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied to satisfy in full the holder's obligation to purchase Common Stock under the related Purchase Contracts. Such Common Stock will then be issued and delivered to such holder or such holder's \designee, upon presentation and surrender of the certificate evidencing such FELINE PRIDES (a "FELINE PRIDES Certificate") and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the Common Stock to any person other than such holder.

     Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the related Purchase Contracts be deemed to have (a) irrevocably agreed to be bound by the terms and provisions of the related Purchase Contracts and the Pledge Agreement and to have covenanted and agreed to perform its obligations thereunder for so long as such holder remains a holder of such FELINE PRIDES, and (b) duly appointed the Purchase Contract Agent as such holder's attorney-in-fact to enter into and perform the related Purchase Contracts and Pledge Agreement on behalf of and in the name of such holder. In addition, each beneficial owner of Income PRIDES or Growth PRIDES, by acceptance of such interest, will be deemed to have agreed to treat (i) itself as the owner of the related Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, and (ii) the Subordinated Debentures as indebtedness of the Company for all United States federal tax purposes.

REMARKETING


     Pursuant to the Remarketing Agreement and subject to the terms of the Remarketing Underwriting Agreement among the Remarketing Agent, the Purchase Contract Agent, the Company and the Trust, unless a Tax Event Redemption has occurred, the Preferred Securities of Income PRIDES holders who have failed to notify the Purchase Contract Agent on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the manner described under "-- Notice to Settle with Cash" of their intention to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date will be remarketed on the third Business Day immediately preceding the Purchase Contract Settlement Date. The Remarketing Agent will use its reasonable efforts to remarket such Preferred Securities on such date at a price of approximately 100.5% of the aggregate stated liquidation amount of such Preferred Securities, plus any accrued and unpaid Distributions (including deferred Distributions, if any), thereon. The portion of the proceeds from such remarketing equal to the aggregate stated liquidation amount of such Preferred Securities will be automatically applied to satisfy in full such Income PRIDES holders' obligations to purchase Common Stock under the related Purchase Contracts. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (0.25%) of the aggregate stated liquidation amount of the remarketed Preferred Securities from any amount of such proceeds in excess of the aggregate stated liquidation amount of the remarketed Preferred Securities plus any accrued and unpaid distributions (including deferred distributions, if any), the Remarketing Agent will remit the remaining portion of the proceeds, if any, for the benefit of such holder. Income PRIDES holders whose Preferred Securities are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. If, despite using its reasonable efforts, the Remarketing Agent cannot remarket the related Preferred Securities (other than to the Company) of such holders of Income PRIDES at a price not less than 100% of the aggregate stated liquidation amount of such Preferred Securities plus any accrued and unpaid Distributions (including deferred Distributions, if any) or if the remarketing shall not have occurred because a condition precedent to the remarketing shall not have been fulfilled, resulting in a Failed Remarketing, the Company will exercise its rights as a secured party to dispose of the Preferred Securities in accordance with the applicable law and satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts; provided, that if the Company exercises such rights as a secured creditor, any accrued and unpaid Distributions (including deferred Distributions, if any) on such Preferred Securities will be paid in cash by the Company to the holders of record of such Preferred Securities. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In addition, the Company will request, not later than seven nor more than 15 calendar days prior to the remarketing date, that the Depositary notify its participants holding Preferred Securities, Income PRIDES and Growth PRIDES of such remarketing, including, in the case of a Failed Remarketing, the procedures that must be followed if a Preferred Security holder wishes to exercise its right to put its Preferred Security to the Company as described herein. If required, the Company will endeavor to ensure that a registration statement with regard to the full amount of the Preferred Securities to be remarketed shall be effective in such form as will enable the Remarketing Agent to rely on it in connection with the remarketing process. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the Remarketing Agent.

EARLY SETTLEMENT


     A holder of Income PRIDES may settle the related Purchase Contracts at any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment (payable to the Company in immediately available funds) of an amount equal to
(i) the Stated Amount times the number of Purchase Contracts being settled, but only in integral multiples of 40 Income PRIDES plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any record date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the sum of (x) the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts plus (y) the distributions on the related Preferred Securities payable on such Payment Date; provided, however, that if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of such Income PRIDES may settle early only in integral multiples of 1,600,000 Income PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, and, in such case, a holder must hold at least 1,600,000 Income PRIDES to settle early. A holder of Growth PRIDES may settle the related Purchase Contracts at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Growth PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment in immediately available funds of an amount equal to (i) the Stated Amount times the number of Purchase Contracts being settled plus (ii) if such delivery is made with respect to any Purchase Contract during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contract; provided that no payment shall be required if the Company shall have elected to defer the Contract Adjustment Payments which would otherwise be payable on such Payment Date. So long as the FELINE PRIDES are evidenced by one or more global security certificates deposited with the Depositary (as defined herein), procedures for early settlement will also be governed by standing arrangements between the Depositary and the Purchase Contract Agent.



     Upon Early Settlement of the Purchase Contracts related to any Income PRIDES or Growth PRIDES, (a) the holder will receive .2243 shares of Common Stock per Income PRIDES or Growth PRIDES having a Stated Amount of $25 (regardless of the market price of the Common Stock on the date of such Early Settlement), subject to adjustment under the circumstances described in "-- Anti-Dilution Adjustments" below, accompanied by this Prospectus, as amended or stickered, (b) the Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, related to such Income PRIDES or Growth PRIDES will thereupon be transferred to the holder free and clear of the Company's security interest therein, (c) the holder's right to receive Deferred Contract Adjustment Payments on the Purchase Contracts being settled will be forfeited, (d) the holder's right to receive future Contract Adjustment Payments will terminate and (e) no adjustment will be made to or for the holder on account of Deferred Contract Adjustment Payments or any amounts accrued in respect of Contract Adjustment Payments.


     If the Purchase Contract Agent receives a FELINE PRIDES Certificate, accompanied by the completed "Election to Settle Early" and requisite immediately available funds, from a holder of FELINE PRIDES by 5:00 p.m., New York City time, on a Business Day, that day will be considered the settlement date. If the Purchase Contract Agent receives the foregoing after 5:00 p.m., New York City time, on a Business Day or at any time on a day that is not a Business Day (other than from Income PRIDES holders after the occurrence of a Tax Event Redemption), the next Business Day will be considered the settlement date. Upon Early

Settlement of Purchase Contracts in the manner described above, presentation and surrender of the FELINE PRIDES Certificate evidencing the related Income PRIDES or Growth PRIDES and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related Common Stock to any person other than the holder of such Income PRIDES or Growth PRIDES, the Company will cause the shares of Common Stock being purchased to be issued, and the related Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, securing such Purchase Contracts to be released from the pledge under the Pledge Agreement (described in "-- Pledged Securities and Pledge Agreement") and transferred, within three Business Days following the settlement date, to the purchasing holder or such holder's designee.

NOTICE TO SETTLE WITH CASH

     A holder of an Income PRIDES wishing to settle the related Purchase Contract with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date must notify the Purchase Contract Agent by presenting and surrendering the Income PRIDES Certificate evidencing such Income PRIDES at the offices of the Purchase Contract Agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date (if a Tax Event Redemption has occurred) or on the fifth Business Day immediately preceding the Purchase Contract Settlement Date (if a Tax Event has not occurred). If a holder that has given notice of such holder's intention to settle the related Purchase Contract with separate cash fails to deliver such cash to the Collateral Agent on the Business Day immediately preceding the Purchase Contract Settlement Date, the Company will exercise its right as a secured party to dispose of, in accordance with applicable law, the related Preferred Security to satisfy in full, from the disposition of such Preferred Security, such holder's obligation to purchase Common Stock under the related Purchase Contracts.

CONTRACT ADJUSTMENT PAYMENTS


     Contract Adjustment Payments will be fixed at a rate per annum of 1.35% of the Stated Amount per Purchase Contract in the case of Income PRIDES, and at a rate per annum of 1.85% of the Stated Amount per Purchase Contract in the case of Growth PRIDES. Contract Adjustment Payments that are not paid when due (after giving effect to any permitted deferral thereof) will bear interest thereon at the rate per annum of 8.25% thereof, compounded quarterly, until paid. Contract Adjustment Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract Adjustment Payments will accrue from the Original Issue Date and will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing November 16, 1998.



     Contract Adjustment Payments will be payable to the holders of Purchase Contracts as they appear on the books and records of the Purchase Contract Agent on the relevant record dates, which, as long as the Income PRIDES or Growth PRIDES remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Purchase Contract Agent, which will hold amounts received in respect of the Contract Adjustment Payments for the benefit of the holders of the Purchase Contracts relating to such Income PRIDES or Growth PRIDES. Subject to any applicable laws and regulations, each such payment will be made as described under "-- Book-Entry System." In the event that the Income PRIDES or Growth PRIDES do not continue to remain in book-entry only form, the relevant record dates shall be one Business Day prior to the relevant payment dates. In the event that any date on which Contract Adjustment Payments are to be made on the Purchase Contracts related to the Income PRIDES or Growth PRIDES is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

     The Company's obligations with respect to Contract Adjustment Payments will be subordinated and junior in right of payment to the Company's obligations under any Senior Debt.



\OPTION TO DEFER CONTRACT ADJUSTMENT PAYMENTS



     The Company may, at its option and upon prior written notice to the holders of the FELINE PRIDES and the Purchase Contract Agent, defer the payment of Contract Adjustment Payments on the related Purchase Contracts until no later than the Purchase Contract Settlement Date. However, Deferred Contract Adjustment Payments will bear additional Contract Adjustment Payments at the rate of 8.25% per annum (computed on the basis of a 360-day year of twelve 30 day months), compounding on each succeeding Payment Date, until paid. If the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment Payments and Deferred Contract Adjustment Payments will also terminate.


     No fractional shares of Common Stock will be issued by the Company with respect to the payment of Deferred Contract Adjustment Payments on the Purchase Contract Settlement Date. In lieu of fractional shares otherwise issuable with respect to such payment of Deferred Contract Adjustment Payments, the holder will be entitled to receive an amount in cash equal to such fraction of a share times the Applicable Market Value.


     In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of FELINE PRIDES will receive on the Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to
(x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value.



     In the event the Company exercises its option to defer the payment of Contract Adjustment Payments until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of shares of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of such capital stock,
(iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future).


ANTI-DILUTION ADJUSTMENTS

     The formula for determining the Settlement Rate will be subject to adjustment (without duplication) upon the occurrence of certain events, including: (a) the payment of dividends (and other distributions) of Common Stock on Common Stock; (b) the issuance to all holders of Common Stock of rights, warrants or options (other than any dividend reinvestment or share purchase plans) entitling them, for a period of up to 45 days, to subscribe for or purchase Common Stock at less than the Current Market Price (as defined herein) thereof; (c) subdivisions, splits and combinations of Common Stock; (d) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash); (e) distributions (other than regular quarterly cash distributions) consisting exclusively of cash to all holders of Common Stock in an aggregate amount that, together with (i) other all-cash distributions (other than regular quarterly cash distributions) made within the preceding 12 months and (ii) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by the Company or a subsidiary thereof for Common Stock concluded within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization (such aggregate market capitalization being the product of the Current Market Price of Common Stock multiplied by the number of shares of Common Stock then outstanding) on the date of such distribution; and
(f) the successful completion of a tender or exchange offer made by the Company or any subsidiary thereof for Common Stock which involves an aggregate consideration that, together with (i) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by the Company or a subsidiary thereof for the Common Stock concluded within the preceding 12 months and (ii) the aggregate amount of any all-cash distributions (other than regular quarterly cash distributions) to all holders of Common Stock made within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization on the expiration of such tender or exchange offer. The "Current Market Price" per share of Common Stock on any day means the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.


     In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions (any such event, a "Reorganization Event") pursuant to which the Common Stock is converted into the right to receive other securities, cash or property, each Purchase Contract then outstanding would, without the consent of the holders of the related Income PRIDES or Growth PRIDES, as the case may be, become a contract to purchase only the kind and amount of securities, cash and other property receivable upon such Reorganization Event (except as otherwise specifically provided, without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to the Purchase Contract Settlement Date) which would have been received by the holder of the related Income PRIDES or Growth PRIDES immediately prior to the date of consummation of such transaction if such holder had then settled such Purchase Contract. If all or a portion of the consideration payable to the holders of Common Stock in a Reorganization Event is cash, the Settlement Rate shall be further adjusted to provide that each holder of Income PRIDES or Growth PRIDES will receive on such Purchase Contract Settlement Date with respect to each Purchase Contract forming a part thereof an amount equal to interest that could otherwise accrue on such cash, such interest to accumulate and compound quarterly from the date the Reorganization Event is consummated to the Purchase Contract Settlement Date (or, in the case of an Early Settlement, the date of Early Settlement) at 7.75% per annum.


     If at any time the Company makes a distribution of property to its shareholders which would be taxable to such shareholders as a dividend for United States federal income tax purposes (i.e., distributions out of the Company's current or accumulated earnings and profits of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the Settlement Rate adjustment provisions of the Purchase Contract Agreement, the Settlement Rate is increased, such increase may give rise to a taxable dividend to holders of FELINE PRIDES. See "Federal Income Tax Consequences -- Purchase
Contracts -- Adjustment to Settlement Rate."

     In addition, the Company may make such increases in the Settlement Rate as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of its capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons.

     Adjustments to the Settlement Rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Settlement Rate; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     The Company will be required, within ten Business Days following the adjustment of the Settlement Rate, to provide written notice to the Purchase Contract Agent of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the revised Settlement Rate. Each adjustment to the Settlement Rate will result in a corresponding adjustment to the number of shares of Common Stock issuable upon early settlement of a Purchase Contract.

TERMINATION


     The Purchase Contracts, and the rights and obligations of the Company and of the holders of the FELINE PRIDES thereunder (including the right thereunder to receive accrued Contract Adjustment Payments or Deferred Contract Adjustment Payments and the right and obligation to purchase Common Stock), will immediately and automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon such termination, the Collateral Agent will release the related Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, held by it to the Purchase Contract Agent for distribution to the holders, subject in the case of the Treasury Portfolio to the Purchase Contract Agent's disposition of the subject securities for cash, and the payment of such cash to the holders, to the extent that the holders would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any such security. Upon such termination, however, such release and distribution may be subject to a delay. In the event that the Company becomes the subject of a case under the Bankruptcy Code, such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted.


PLEDGED SECURITIES AND PLEDGE AGREEMENT

     Pledged Securities will be pledged to the Collateral Agent, for the benefit of the Company, pursuant to the Pledge Agreement to secure the obligations of holders of FELINE PRIDES to purchase Common Stock under the related Purchase Contracts. The rights of holders of FELINE PRIDES to the related Pledged Securities will be subject to the Company's security interest therein created by the Pledge Agreement. No holder of Income PRIDES or Growth PRIDES will be permitted to withdraw the Pledged Securities related to such Income PRIDES or Growth PRIDES from the pledge arrangement except (i) to substitute Treasury Securities for the related Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, (ii) to substitute Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for the related Treasury Securities (for both (i) and (ii), as provided for under "Description of the FELINE PRIDES -- Creating Growth PRIDES" and "-- Creating Income PRIDES") or
(iii) upon the termination or Early Settlement of the related Purchase Contracts. Subject to such security interest and the terms of the Purchase Contract Agreement and the Pledge Agreement, each holder of Income PRIDES (unless a Tax Event Redemption has occurred) will be entitled through the Purchase Contract Agent and the Collateral Agent to all of the proportional rights and preferences of the related Preferred Securities (including Distribution, voting, redemption, repayment and liquidation rights), and each holder of Growth PRIDES or Income PRIDES (if a Tax Event Redemption has occurred) will retain beneficial ownership of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, pledged in respect of the related Purchase Contracts. The Company will have no interest in the Pledged Securities other than its security interest.


     Except as described in "-- General," the Collateral Agent will, upon receipt of distributions on the Pledged Securities, distribute such payments to the Purchase Contract Agent, which will in turn distribute those payments, together with Contract Adjustment Payments received from the Company, to the persons in whose names the related Income PRIDES or Growth PRIDES are registered at the close of business on the record date immediately preceding the date of such distribution.

BOOK ENTRY-SYSTEM

     The Depository Trust Company (the "Depositary", which term includes its successors in such capacity) will act as securities depositary for the FELINE PRIDES. The FELINE PRIDES will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global security certificates ("Global Security Certificates"), representing the total aggregate number of FELINE PRIDES, will be issued and will be deposited with the Depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below. See "Book-Entry Issuance" in the accompanying Prospectus.

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the FELINE PRIDES so long as such FELINE PRIDES are represented by Global Security Certificates.

     Although the Depositary has agreed to the foregoing procedure in order to facilitate transfer of interests in the Global Security Certificates among Participants, the Depositary is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. None of the Company, the Trust or any Issuer Trustee will have any responsibility for the performance by the Depositary or its Direct Participants or Indirect Participants under the rules and procedures governing the Depositary. In the event that (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security Certificates and no successor depositary shall have been appointed within 90 days after notice thereof to the Company, (ii) the Depositary at any time ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed within 90 days after the Company learns that the Depositary has ceased to be so registered, (iii) the Company, in its sole discretion, determines that such Global Security Certificates shall be so exchangeable or (iv) there shall have occurred and be continuing a Junior Subordinated Debt Security Event of Default, certificates for the FELINE PRIDES will be printed and delivered in exchange for beneficial interests in the Global Security Certificates. Any global Preferred Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for FELINE PRIDES Certificates registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security Certificates.

     As long as the Depositary or its nominee is the registered owner of the Global Security Certificates, such Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Global Security Certificates and all FELINE PRIDES represented thereby for all purposes under the FELINE PRIDES and the Purchase Contract Agreement. Except in the limited circumstances referred to above, owners of beneficial interests in Global Security Certificates will not be entitled to have such Global Security Certificates or the FELINE PRIDES represented thereby registered in their names, will not receive or be entitled to receive physical delivery of FELINE PRIDES Certificates in exchange therefor and will not be considered to be owners or holders of such Global Security Certificates or any FELINE PRIDES represented thereby for any purpose under the FELINE PRIDES or the Purchase Contract Agreement. All payments on the FELINE PRIDES represented by the Global Security Certificates and all transfers and deliveries of Preferred Securities, Treasury Portfolio, Treasury Securities and Common Stock with respect thereto will be made to the Depositary or its nominee, as the case may be, as the holder thereof.

     Ownership of beneficial interests in the Global Security Certificates will be limited to Participants or persons that may hold beneficial interests through institutions that have accounts with the Depositary or its nominee. Ownership of beneficial interests in Global Security Certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary or its nominee (with respect to Participants' interests) or any such Participant (with respect to interests of persons held by such Participants on their behalf). Procedures for settlement of Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement will be governed by arrangements among the Depositary, Participants and persons that may hold beneficial interests through Participants designed to permit such settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Security Certificates may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the Depositary's or any Participant's records relating to, or for payments made on account of, beneficial interests in Global Security Certificates, or for maintaining, supervising or reviewing any of the Depositary's records or any Participant's records relating to such beneficial ownership interests.

     The information in this section concerning the Depositary and its book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust have attempted to verify the accuracy thereof.

                  CERTAIN PROVISIONS OF THE PURCHASE CONTRACT
                       AGREEMENT AND THE PLEDGE AGREEMENT

GENERAL

     Distributions on the FELINE PRIDES will be payable, Purchase Contracts (and documents related thereto) will be settled and transfers of the FELINE PRIDES will be registrable at the office of the Purchase Contract Agent in the Borough of Manhattan, The City of New York. In addition, in the event that the FELINE PRIDES do not remain in book-entry form, payment of distributions on the FELINE PRIDES may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as shown on the Security Register.

     Shares of Common Stock will be delivered on the Purchase Contract Settlement Date (or earlier upon Early Settlement), or, if the Purchase Contracts have terminated, the related Pledged Securities will be delivered potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code (see "Description of the Purchase Contracts -- Termination"), in each case upon presentation and surrender of the FELINE PRIDES Certificate at the office of the Purchase Contract Agent.

     If a holder of outstanding Income PRIDES or Growth PRIDES fails to present and surrender the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES to the Purchase Contract Agent on the Purchase Contract Settlement Date, the shares of Common Stock issuable in settlement of the related Purchase Contract and in payment of any Deferred Contract Adjustment Payments will be registered in the name of the Purchase Contract Agent and, together with any distributions thereon, shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented and surrendered or the holder provides satisfactory evidence that such certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

     If the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, the related Pledged Securities have been transferred to the Purchase Contract Agent for distribution to the holders entitled thereto and a holder fails to present and surrender the FELINE PRIDES Certificate evidencing such holder's Income PRIDES or Growth PRIDES to the Purchase Contract Agent, the related Pledged Securities delivered to the Purchase Contract Agent and payments thereon shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented or the holder provides the evidence and indemnity described above.

     The Purchase Contract Agent will have no obligation to invest or to pay interest on any amounts held by the Purchase Contract Agent pending distribution, as described above.

     No service charge will be made for any registration of transfer or exchange of the FELINE PRIDES, except for any tax or other governmental charge that may be imposed in connection therewith.

MODIFICATION


     The Purchase Contract Agreement and the Pledge Agreement will contain provisions permitting the Company and the Purchase Contract Agent or Collateral Agent, as the case may be, with the consent of the holders of not less than a majority of the Purchase Contracts at the time outstanding, to modify the terms of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, except that no such modification may, without the consent of the holder of each outstanding Purchase Contract affected thereby, (a) change any Payment Date, (b) change the amount or type of Pledged Securities related to such Purchase Contract, impair the right of the holder of any Pledged Securities to receive distributions on such Pledged Securities or otherwise adversely affect the holder's rights in or to such Pledged Securities, (c) change the place or currency of payment or reduce any Contract Adjustment Payments or any Deferred Contract Adjustment Payments, (d) impair the right to institute suit for the enforcement of such Purchase Contract, any Contract Adjustment Payments or any Deferred Contract Adjustment Payments, (e) reduce the number of shares of Common Stock purchasable under such Purchase Contract, increase the price to purchase Common Stock upon settlement of such Purchase Contract, change the Purchase Contract Settlement Date or the right to Early Settlement or otherwise adversely affect the holder's rights under such Purchase Contract or (f) reduce the above-stated percentage of outstanding Purchase Contracts the consent of whose holders is required for the modification or amendment of the provisions of the Purchase Contracts, the Purchase Contract Agreement or the Pledge Agreement; provided, that if any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the affected class of holders will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the consent of the holders of not less than a majority of such class.


NO CONSENT TO ASSUMPTION

     Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the Income PRIDES or Growth PRIDES, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     The Company will covenant in the Purchase Contract Agreement that it will not merge or consolidate with or into any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any person or entity, unless the Company is the continuing corporation or the successor entity is a corporation organized and existing under the laws of the United States of America or a state hereof or the District of Columbia and such corporation expressly assumes the obligations of the Company under the Purchase Contracts, the Subordinated Debentures, the Purchase Contract Agreement, the Pledge Agreement, the Subordinated Indenture (including any supplemental indenture thereto) and the Remarketing Agreement and the Company or such successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default of its payment obligations thereunder or in material default in the performance of any of its other obligations thereunder.

TITLE


     The Company, the Purchase Contract Agent and the Collateral Agent may treat the registered owner of any FELINE PRIDES as the owner thereof for the purpose of making payment and settling the related Purchase Contracts and for all other purposes.


REPLACEMENT OF FELINE PRIDES CERTIFICATES

     In the event that physical certificates have been issued, any mutilated FELINE PRIDES Certificate will be replaced by the Company at the expense of the holder upon surrender of such certificate to the Purchase Contract Agent. FELINE PRIDES Certificates that become destroyed, lost or stolen will be replaced by the

Company at the expense of the holder upon delivery to the Company and the Purchase Contract Agent of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Purchase Contract Agent. In the case of a destroyed, lost or stolen FELINE PRIDES Certificate, an indemnity satisfactory to the Purchase Contract Agent and the Company may be required at the expense of the holder of the FELINE PRIDES evidenced by such certificate before a replacement will be issued.


     Notwithstanding the foregoing, the Company will not be obligated to issue any Income PRIDES or Growth PRIDES on or after the Business Day immediately preceding the earlier of the Purchase Contract Settlement Date (or the Early Settlement date) or the date the Purchase Contracts have terminated. The Purchase Contract Agreement will provide that in lieu of the delivery of a replacement FELINE PRIDES Certificate following the Purchase Contract Settlement Date, the Purchase Contract Agent, upon delivery of the evidence and indemnity described above, will deliver the Common Stock issuable pursuant to the Purchase Contracts included in the Income PRIDES or Growth PRIDES evidenced by such certificate, or, if the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, transfer the Pledged Securities included in the Income PRIDES or Growth PRIDES evidenced by such certificate.


GOVERNING LAW

     The Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE PURCHASE CONTRACT AGENT

     The First National Bank of Chicago will be the Purchase Contract Agent. The Purchase Contract Agent will act as the agent for the holders of Income PRIDES and Growth PRIDES from time to time. The Purchase Contract Agreement will not obligate the Purchase Contract Agent to exercise any discretionary actions in connection with a default under the terms of the Income PRIDES and Growth PRIDES or the Purchase Contract Agreement.

     The Purchase Contract will contain provisions limiting the liability of the Purchase Contract Agent. The Purchase Contract Agreement will contain provisions under which the Purchase Contract Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

     The First National Bank of Chicago maintains commercial banking relationships with the Company.

INFORMATION CONCERNING THE COLLATERAL AGENT

     The Chase Manhattan Bank will be the Collateral Agent. The Collateral Agent will act solely as the agent of the Company and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Income PRIDES and Growth PRIDES except for the obligations owed by a pledgee of property to the owner thereof under the Pledge Agreement and applicable law.

     The Pledge Agreement will contain provisions limiting the liability of the Collateral Agent. The Pledge Agreement will contain provisions under which the Collateral Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

     The Chase Manhattan Bank maintains commercial banking relationships with the Company.

MISCELLANEOUS

     The Purchase Contract Agreement will provide that the Company will pay all fees and expenses related to (i) the offering of the FELINE PRIDES, (ii) the retention of the Collateral Agent and (iii) the enforcement by the Purchase Contract Agent of the rights of the holders of the FELINE PRIDES; provided, however, that holders who elect to substitute the related Pledged Securities, thereby creating Growth PRIDES or Income PRIDES or recreating Income PRIDES or Growth PRIDES, shall be responsible for any fees or expenses payable in connection with such substitution, as well as any commissions, fees or other expenses incurred in acquiring the Pledged Securities to be substituted, and the Company shall not be responsible for any such fees or expenses.

                   CERTAIN TERMS OF THE PREFERRED SECURITIES

     The Preferred Securities, a certain portion of which will initially form a component of the Income PRIDES, and a certain portion of which will initially trade separately, will be issued pursuant to the terms of the Trust Agreement. See "Description of the FELINE PRIDES -- Creating Income PRIDES." The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The First National Bank of Chicago, an independent trustee, will act as indenture trustee for the Preferred Securities under the Trust Agreement for purposes of compliance with the provisions of the Trust Indenture Act.

     The following summary of certain terms and provisions of the Preferred Securities supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of Preferred Securities," to which description reference is hereby made. The terms of the Preferred Securities will include those stated in the Trust Agreement and those made part of the Trust Agreement by the Trust Indenture Act. The following summary of certain provisions of the Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement (including the definitions therein of certain terms) which is filed as an exhibit to the Registration Statement relating to this Prospectus Supplement, the Trust Act and the Trust Indenture Act. Whenever particular defined terms are referred to in this Prospectus Supplement, such defined terms are incorporated herein by reference. As used under this caption, references to the Company mean Lincoln National Corporation excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

GENERAL

     The Preferred Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "Description of Preferred Securities -- Subordination of Common Securities" in the accompanying Prospectus. Legal title to the Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Guarantee executed by the Company for the benefit of the holders of the Preferred Securities will be a guarantee on a subordinated basis with respect to the Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Preferred Securities when the Trust does not have funds on hand available to make such payments. See "Description of the Guarantee." The Guarantee, when taken together with the Company's obligations under the Subordinated Debentures and the Subordinated Indenture and its obligations under the Trust Agreement and Expense Agreement, including the obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Preferred Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities.

DISTRIBUTIONS


     The Preferred Securities represent beneficial interests in the Trust, and Distributions on each Preferred Securities will initially be payable at the annual rate of 6.40% of the stated Liquidation Amount of $25. The distribution rate on the Preferred Securities that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate. See "-- Market Rate Reset." Distributions on the Preferred Securities in arrears for more than one quarter will bear interest at the rate of 6.40% per annum through and including August 15, 2001 and at the Reset Rate thereafter, compounded quarterly. Distributions on the Preferred Securities will be cumulative and will accrue from the date of original issuance and will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing November 16, 1998, when, as and if funds are available for payment. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. See "Description of Preferred Securities -- Distributions" in the accompanying Prospectus.


     So long as no Junior Subordinated Debt Security Event of Default has occurred and is continuing, Lincoln has the right under the Subordinated Indenture to defer the payment of interest on the Subordinated Debentures at any time or from time to time (though such interest would continue to accrue, compounded quarterly, to the extent permitted by law, at the rate of 6.40% per annum through and including August 15, 2001 and at the Reset Rate thereafter). Such right to extend the interest payment period for the Subordinated Debentures is limited to a period, in the aggregate, not extending beyond the maturity date of the Subordinated Debentures; provided that an Extension Period must end on one of the quarterly Interest Payment Dates. As a consequence of any such election, quarterly Distributions on the Preferred Securities will be deferred by the Trust during any such Extension Period (though such Distributions would continue to accrue, compounded quarterly, to the extent permitted by law, at the rate of 6.40% per annum through and including August 15, 2001 and at the Reset Rate thereafter). The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, Lincoln may not, and may not permit any subsidiary of Lincoln to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Lincoln's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Lincoln (including other Junior Subordinated Debt Securities (as defined in the accompanying Prospectus)) that rank pari passu with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by Lincoln of the debt securities of any subsidiary of Lincoln if such guarantee ranks pari passu or junior in interest to the Subordinated Debentures (other than (a) dividends or distributions in common stock of Lincoln, (b) redemptions or purchases of any rights pursuant to Lincoln's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights or the issuance of stock under such plans in the future, (c) payments under any Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of Lincoln's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, Lincoln may further extend the interest payment period, provided that no Extension Period may extend beyond the stated maturity of the Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, Lincoln may elect to begin a new Extension Period. There is no limitation on the number of times that Lincoln may elect to begin an Extension Period. See "Certain Terms of Subordinated Debentures -- Option to Extend Interest Payment Period" and "Federal Income Tax Consequences -- Preferred Securities -- Interest Income and Original Issue Discount."


     Lincoln has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures.

MARKET RATE RESET

     The interest rate on the Subordinated Debentures that remain outstanding on and after the Purchase Contract Settlement Date (and therefore the Distribution rate on the Preferred Securities) will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate, which will be equal to the sum of the Reset Spread and the rate of interest on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date and will be determined by the Reset Agent as the rate the Preferred Securities should bear in order for a Preferred Security to have an approximate market value on the third Business Day immediately preceding the Purchase Contract Settlement Date of 100.5% of the Stated Amount; provided that the Company may limit such Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury on the Purchase Contract Settlement Date plus 200 basis points (2%), and provided, further that the Reset Rate shall in no event exceed the maximum rate permitted by applicable law. Such market value may be less than 100.5%, including where the Reset Spread is limited to the maximum of 2% or if the Reset Rate were to be limited by applicable law. The "Two-Year Benchmark Treasury" shall mean a direct obligation of the United States (which may be an obligation traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Preferred Securities, as agreed upon by the Company and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the third Business Day immediately preceding the Purchase Contract Settlement Date, or (b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, in either case such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company), is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an affiliate thereof). It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the investment banking firm acting as the Reset Agent.

     On the tenth Business Day immediately preceding the Purchase Contract Settlement Date, the Two-Year Benchmark Treasury to be used to determine the Reset Rate on the Purchase Contract Settlement Date will be selected and the Reset Spread to be added to the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date will be established by the Reset Agent, and the Reset Spread and the Two-Year Benchmark Treasury will be announced by the Company (the "Reset Announcement Date"). The Company will cause a notice of the Reset Spread and such Two-Year Benchmark Treasury to be published on the Business Day following the Reset Announcement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. The Company will request, not later than 7 nor more than 15 calendar days prior to the Reset Announcement Date, that the Depositary notify its participants holding Preferred Securities, Income PRIDES or Growth PRIDES of such Reset Announcement Date and of the procedures that must be followed if any owner of Income PRIDES wishes to settle the related Purchase Contract with cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

OPTIONAL REMARKETING

     Pursuant to the Remarketing Agreement and subject to the terms of the Remarketing Underwriting Agreement, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, but no earlier than the Payment Day immediately preceding the Purchase Contract Settlement Date, holders of separate Preferred Securities which are not components of Income PRIDES may elect to have their Preferred Securities remarketed in the same manner as Preferred Securities which are components of Income PRIDES by delivering their Preferred Securities along with a notice of such election to the Custodial Agent. The Custodial Agent will hold such Preferred Securities in an account separate from the collateral account in which the Pledged Securities will be held. Holders of Preferred Securities electing to have their Preferred Securities remarketed will also have the right to withdraw such election on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date.

OPTIONAL REDEMPTION

     The Subordinated Debentures are redeemable at the option of the Company, in whole but not in part, on not less than 30 days nor more than 60 days notice, upon the occurrence and continuation of a Tax Event under the circumstances described under "Certain Terms of the Subordinated Debentures -- Tax Event Redemption." If the Company redeems the Subordinated Debentures upon the occurrence and continuation of a Tax Event, the proceeds from such redemption shall simultaneously be applied on a pro rata basis to redeem Trust Securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed at a Redemption Price, per Trust Security, equal to the

Redemption Amount plus accrued and unpaid distributions thereon to the date of such redemption. Such proceeds will be payable in cash to the holders of such Trust Securities. If the Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable to the Collateral Agent, in liquidation of the Income PRIDES holders' interests in the Trust, will be simultaneously applied by the Collateral Agent to purchase on behalf of the holders' of the Income PRIDES the Treasury Portfolio. The Treasury Portfolio will be pledged with the Collateral Agent to secure the obligation of Income PRIDES holders' to purchase Common Stock under the related Purchase Contracts.

MANDATORY REDEMPTION

     In addition, upon any repayment (other than upon optional redemption) of any Subordinated Debentures held by the Trust, whether at stated maturity or otherwise, the proceeds from such repayment shall simultaneously be applied by the Property Trustee, upon not less than 30 nor more than 60 days notice to holders of Trust Securities, to redeem, on a pro rata basis, Preferred Securities and Common Securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed at a Redemption Price, per Trust Security, equal to the stated liquidation amount thereof plus accrued and unpaid distributions thereon to the date of such redemption.

PUT OPTION UPON A FAILED REMARKETING


     If a Failed Remarketing has occurred, holders of Trust Securities (including, following the distribution of the Subordinated Debentures upon a dissolution of the Trust as described herein, such holders of Subordinated Debentures), holding such Trust Securities (or Subordinated Debentures, as the case may be) following the Purchase Contract Settlement Date will have the right, in the case of Trust Securities, to require the Trust to distribute their pro rata share of the Subordinated Debentures to the Exchange Agent, who will put such Subordinated Debentures to the Company on behalf of such holders (or in the case of Subordinated Debentures held directly, the holders of such Subordinated Debentures shall have the right to put such Subordinated Debentures directly to the Company) on September 1, 2001, upon at least three Business Days' prior notice, at a price equal to the principal amount, plus accrued and unpaid interest (including deferred interest), if any, thereon.


LIQUIDATION VALUE

     The amount payable on the Preferred Securities in the event of any liquidation of the Trust is $25 per Preferred Security plus accumulated and unpaid Distributions, which may be in the form of a distribution of such amount in Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities -- Liquidation Distribution upon Termination" in the accompanying Prospectus.

REDEMPTION PROCEDURES

     If the Trust gives a notice of redemption (which notice will be irrevocable) in respect of Trust Securities, then, by 12:00 noon, New York City time, on the redemption date, provided that the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debentures, the Trust will irrevocably deposit with the Depositary, the Purchase Contract Agent or the Collateral Agent, as applicable, funds sufficient to pay the applicable Redemption Price and will give the Depositary, the Purchase Contract Agent or the Collateral Agent, as applicable, irrevocable instructions and authority to pay the Redemption Price to the holders of the Trust Securities so called for redemption. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, Distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Securities to receive the Redemption Price but without interest on such Redemption Price. Notwithstanding the foregoing, Distributions on Preferred Securities which are due and payable on a Payment Date falling on or prior to the relevant redemption date shall be payable to the holders of such Trust Securities registered as such at the close of business on the relevant record dates. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. The proceeds from the redemption or other repayment of the Subordinated Debentures shall be allocated to the pro rata redemption of Preferred Securities, except as described under "Description of Preferred Securities -- Subordination of Common Securities" in the accompanying Prospectus. The Redemption Price for Preferred Securities to be redeemed on any redemption date shall be the same as the Redemption Price for Common Securities to be redeemed on such date. See "Description of Preferred Securities -- Redemption Procedures" in the accompanying Prospectus.

DISTRIBUTION OF THE SUBORDINATED DEBENTURES

     "Investment Company Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

     If, at any time, an Investment Company Event shall occur and be continuing, the Trust shall be dissolved, with the result that Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, the Preferred and Common Securities, would be distributed to the holders of the Preferred and Common Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Investment Company Event; provided, however, that such dissolution and distribution shall be conditioned on the Company being unable to avoid such Investment Company Event within such 90-day period by taking some ministerial action or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Preferred and Common Securities and will involve no material cost. If an Investment Company Event occurs, Subordinated Debentures distributed to the Collateral Agent in liquidation of such holder's interest in the Trust would be pledged (in lieu of the Preferred Securities) to secure Income PRIDES holders' obligations to purchase Common Stock under the Purchase Contracts.

     The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities of creditors of the Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Trust Securities. As of the date of any distribution of Subordinated Debentures upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent beneficial interests in the Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, such Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance. Subordinated Debentures distributed to the Collateral Agent in liquidation of the interest of the holders of the Preferred Securities in the Trust would be substituted for the Preferred Securities and pledged to secure Income PRIDES holders' obligations to purchase Common Stock under the Purchase Contracts.

     There can be no assurance as to the market prices for either the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for the Preferred Securities if a dissolution of the Trust were to occur. Accordingly, the Preferred Securities or such Subordinated Debentures that an investor may receive if a dissolution of the Trust were to occur may trade at a discount to the price that the investor paid to purchase the Preferred Securities forming a part of the Income PRIDES offered hereby.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution of the Trust (unless a Tax Event Redemption has occurred), the holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, Subordinated Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Distribution rate of, and bearing accrued and unpaid interest in an amount equal to accrued and unpaid Distributions on, the Preferred Securities on a pro rata basis in exchange for such Preferred Securities.

     The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Trust Agreement Event of Default (as defined below) has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

     Pursuant to the Trust Agreement, the Trust shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount (as defined the accompanying Prospectus) of the Subordinated Debenture to the holders of its Trust Securities, if the Company, as Depositor, has given written direction to the Property Trustee to terminate such Trust (which direction is optional and wholly within the discretion of the Company, as Depositor); (iii) the redemption of all of the Trust's Trust Securities following a Tax Event; (iv) redemption of all of the Trust's Preferred Securities as described under "Description of Preferred Securities -- Redemption or Exchange -- Mandatory Redemption"; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction. See "Description of Preferred Securities -- Liquidation Distribution upon Termination" in the accompanying Prospectus.

TRUST AGREEMENT EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Trust Agreement (a "Trust Agreement Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Junior Subordinated Debt Security Event of Default under the Subordinated Indenture (see "Description of Junior Subordinated Debt Securities -- Junior Subordinated Debt Security Events of Default" in the accompanying Prospectus); or

          (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding Preferred Securities of the Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

     Within 90 days after the occurrence of any Trust Agreement Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Trust's Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of

Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

     If a Junior Subordinated Debt Security Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon termination of the Trust as described above. See "Description of Preferred Securities -- Liquidation Distribution upon Termination" in the accompanying Prospectus. The existence of a Trust Agreement Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depositary will act as securities depositary for any Preferred Securities that are held separately from the Income PRIDES. In such event, the Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). However, under certain circumstances, the Administrative Trustees with the consent of the Company may decide not to use the system of book-entry transfers through the DTC with respect to the Preferred Securities. In that event, certificates of the Preferred Securities will be printed and delivered to the holders. In addition, Preferred Securities which are components of Income PRIDES will be issued in definitive form, registered in the name of The First National Bank of Chicago, as Purchase Contract Agent.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

     Purchases of Preferred Securities within the Depositary's system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on the Depositary's records. The ownership interest of each actual purchaser of each Preferred Security (a "Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

     To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with the Depositary will initially be registered in the name of the Depositary's nominee, Cede & Co. The deposit of Preferred Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Preferred Securities. The Depositary's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as the Depositary or its nominee is the registered owner or holder of a global certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Trust Agreement and the Preferred Securities. No Beneficial Owner of an interest in a global certificate will be able to transfer that interest except in accordance with the Depositary's applicable procedures, in addition to those provided for under the Trust Agreement.

     The Depositary has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the Depositary's interests in the global certificates are credited and only in respect of such portion of the stated liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such directions. However, if there is a

Trust Agreement Event of Default under the Preferred Securities, the Depositary will exchange the global certificates for certificated securities, which it will distribute to its Participants.

     Conveyance of notices and other communications by the Depositary to Direct Participants and Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, the Depositary would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the omnibus proxy). The Company and the Trust believe that the arrangements among the Depositary, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a record holder of a Preferred Security.

     Payments on the Preferred Securities issued in the form of one or more global certificates will be made to the Depositary in immediately available funds. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participants and not of the Depositary, the Trust or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of Distributions to the Depositary is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary to exercise any rights under the Preferred Securities.

     Although the Depositary has agreed to the foregoing procedure in order to facilitate transfer of interests in the global certificates among Participants, the Depositary is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. None of the Company, the Trust or any Issuer Trustee will have any responsibility for the performance by the Depositary or its Direct Participants or Indirect Participants under the rules and procedures governing the Depositary. In the event that (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such global Preferred Securities and no successor depositary shall have been appointed within 90 days after notice thereof to the Company, (ii) the Depositary at any time ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed within 90 days after the Company learns that the Depositary has ceased to be so registered, (iii) the Company, in its sole discretion, determines that such global Preferred Securities shall be so exchangeable or (iv) there shall have occurred and be continuing a Trust Agreement Event of Default, certificates for the Preferred Securities will be printed and delivered in exchange for beneficial interests in the global Preferred Securities. Any global Preferred Securities that are exchangeable pursuant to the preceding sentence shall be exchangeable for Preferred Securities registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such global Preferred Securities.

     The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust have attempted to verify the accuracy hereof.

GOVERNING LAW

     The Trust Agreement and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

                          DESCRIPTION OF THE GUARANTEE

     This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus form a part. Reference in this summary to Preferred Securities means the Trust's Preferred Securities to which the Guarantee relates. The First National Bank of Chicago, the Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the Preferred Securities.

GENERAL


     The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption, with respect to the Preferred Securities called for redemption to the extent that the Trust has funds on hand available therefor at such time, or
(iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Subordinated Debentures are distributed to holders of such Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing the Trust to pay such amounts to such holders.


     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Preferred Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection.

     If the Company does not make interest payments on the Subordinated Debentures held by the Trust, the Trust will not be able to pay distributions on the Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Company. See "Description of Guarantees -- Status of the Guarantees" in the accompanying Prospectus. The Company is a non-operating holding company and almost all of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. The payment of dividends by the Company's insurance company subsidiaries is limited under the insurance holding company laws in which such subsidiaries are domiciled. See "Risk Factors -- Holding Company Structure." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Subordinated Indenture, any other indenture that the Company may enter into in the future or otherwise.

     The Company's obligations, through the Guarantee, when taken together with the Trust Agreement, the Subordinated Debentures, the Subordinated Indenture, and the Expense Agreement, constitute a full, irrevocable and unconditional guarantee by the Company of payments due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Preferred Securities.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Preferred Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT


     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in the payment of Guarantee Payments, the Company shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in aggregate Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.



     If the Guarantee Trustee fails to enforce the Guarantee Agreements, any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.


     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION

     The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Preferred Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of the Subordinated Debentures to the holders of the Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

     Pursuant to the Expense Agreement entered into by the Company under the Trust Agreement (the "Expense Agreement"), the Company will irrevocably and unconditionally guarantee to each person or entity to whom the Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of the Preferred Securities or other similar interests in the Trust of the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be.

                  CERTAIN TERMS OF THE SUBORDINATED DEBENTURES

GENERAL

     The following summary of certain terms and provisions of the Subordinated Debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debt Securities set forth in the accompanying Prospectus under the headings "Description of Junior Subordinated Debt Securities" and "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debt Securities," to which description reference is hereby made. The summary of certain terms and provisions of the Subordinated Debentures set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Subordinated Indenture. The Subordinated Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus is a part. Certain capitalized terms used herein are defined in the Subordinated Indenture. As used under this caption, references to the Company mean Lincoln National Corporation excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.


     Concurrently with the issuance of the Preferred Securities, the Trust will invest the proceeds thereof, together with the consideration paid by Lincoln for the Common Securities, in the Subordinated Debentures issued by Lincoln. The Subordinated Debentures will bear interest accruing from the date of original issuance, at the initial annual rate of 6.40% of the principal amount thereof, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, an "Interest Payment Date"), commencing November 16, 1998, to the person in whose name each Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The applicable interest rate on the Subordinated Debentures and the Distribution rate on the Preferred Securities outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate. It is anticipated that, until the liquidation, if any, of the Trust, the Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.



     The Subordinated Debentures will not be subject to a sinking fund provision. Unless a Tax Event redemption has occurred prior to the Purchase Contract Settlement Date, the entire principal amount of the Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, including Compounded Interest (as defined herein) and Additional Sums (as defined herein), if any, on August 15, 2003.


     The Company will have the right at any time to dissolve the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities. If Subordinated Debentures are distributed to holders of Trust Securities in liquidation of such holders' interests in the Trust, such Subordinated

Debentures will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Subordinated Debentures are issued in certificated form, such Subordinated Debentures will be in denominations of $25 and integral multiples thereof, without coupons, and may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection therewith, at the offices described below. Payments on Subordinated Debentures issued as a Global Security will be made to the Depositary, a successor depositary or, in the event that no depositary is used, to a paying agent for the Subordinated Debentures. In the event Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debentures will be registrable and Subordinated Debentures will be exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount, at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York; provided, that at the option of the Company, payment of interest may be made by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Subordinated Debentures is the Property Trustee, the payment of principal and interest on the Subordinated Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee. The Company will appoint the Subordinated Indenture Trustee as the initial paying agent, transfer agent and registrar for the Subordinated Debentures. The Company may at any time designate additional transfer agents and paying agents with respect to the Subordinated Debentures, and may remove any transfer agent, paying agent or registrar for the Subordinated Debentures; provided, that at such time as the Subordinated Debentures are issued in certificated form, the Company will be required to maintain a paying agent and transfer agent for the Subordinated Debentures in the Borough of Manhattan, The City of New York.

     The Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of Lincoln. See "Description of Junior Subordinated Debt Securities -- Subordination" in the accompanying Prospectus. Lincoln is a non-operating holding company and almost all of the operating assets of Lincoln and its consolidated subsidiaries are owned by such subsidiaries. Lincoln relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Subordinated Debentures will be subordinated to all Senior Debt of Lincoln and effectively subordinated to all existing and future liabilities of Lincoln's subsidiaries, and holders of Subordinated Debentures should look only to the assets of Lincoln for payments on the Subordinated Debentures. The Subordinated Debentures will rank pari passu with the 8 3/4% Junior Subordinated Deferrable Interest Debentures, Series A, issued on July 2, 1996, the 8.35% Junior Subordinated Deferrable Interest Debentures, Series B, issued on August 21, 1996, and the 7.40% Junior Subordinated Deferrable Interest Debentures, Series C, issued on July 24, 1998. The Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt of Lincoln, whether under the Subordinated Indenture or any existing or other indenture that Lincoln may enter into in the future or otherwise, including Lincoln's Senior Indenture and Subordinated Indenture entered into with The Bank of New York and The First National Bank of Chicago, respectively. See "Description of Junior Subordinated Debt Securities -- Subordination" in the accompanying Prospectus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD


     So long as no Junior Subordinated Debt Security Event of Default has occurred or is continuing, Lincoln has the right under the Subordinated Indenture at any time during the term of the Subordinated Debentures to defer the payment of interest at any time or from time to time with respect to each Extension Period. Such right to extend the interest payment period for the Subordinated Debentures is limited to a period, in the aggregate, not extending beyond the maturity date of the Subordinated Debentures; provided that an Extension Period must end on one of the quarterly Interest Payment Dates. At the end of such Extension Period, Lincoln must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 6.40%, compounded quarterly, through and including August 15, 2001, and at the Reset Rate thereafter, to the extent permitted by applicable law ("Compounded Interest")). During an Extension Period, interest will continue to accrue and holders of Subordinated Debentures (or holders of Preferred Securities while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Federal Income Tax Consequences -- Original Issue Discount."

     During any such Extension Period, Lincoln may not, and may not permit any subsidiary of Lincoln to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Lincoln's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Lincoln (including other Junior Subordinated Debt Securities) that rank pari passu with or junior in interest to the Subordinated Debentures or make any guarantee payments with respect to any guarantee by Lincoln of the debt securities of any subsidiary of Lincoln if such guarantee ranks pari passu or junior in interest to the Subordinated Debentures (other than (a) dividends or distributions in common stock of Lincoln, (b) redemptions or purchases of any rights pursuant to Lincoln's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights or the issuance of stock under such plans in the future, (c) payments under any Guarantee, and (d) purchases of Common Stock related to the issuance of Common Stock under any of Lincoln's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, Lincoln may further extend the interest payment period, provided that no Extension Period may extend beyond the stated maturity of the Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, Lincoln may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof Lincoln must give the Property Trustee, the Administrative Trustees and the Subordinated Indenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable self regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Subordinated Indenture Trustee shall give notice of Lincoln's election to begin a new Extension Period to the holders of the Preferred Securities. There is no limitation on the number of times that Lincoln may elect to begin an Extension Period. See "Description of Junior Subordinated Debt Securities -- Option to Extend Interest Payment Date" in the accompanying Prospectus.

     Lincoln has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures.

ADDITIONAL SUMS

     If the Trust is required to pay any additional taxes, duties or other governmental charges ("Additional Sums") as a result of a Tax Event, Lincoln will pay as additional amounts on the Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Trust shall not be reduced as a result of any such additional taxes, duties or other governmental charges, subject to the conditions described under "Description of Preferred Securities -- Redemption or Exchange -- Special Event Redemption or Distribution of Corresponding Junior Subordinated Debt Securities" in the accompanying Prospectus.

TAX EVENT REDEMPTION


     If a Tax Event shall occur and be continuing, the Company may, at its option, on not less than 30 days or more than 60 days notice, redeem Subordinated Debentures in whole (but not in part) at any time at a Redemption Price equal to, for each Subordinated Debenture, the Redemption Amount plus accrued and unpaid interest thereon, including Compounded Interest (the "Tax Event Redemption Date"); provided that installments of interest on Subordinated Debentures which are due and payable on or prior to a redemption date shall be payable to the holders of such Subordinated Debentures registered as such at the close of business on the relevant record dates. If, following the occurrence of a Tax Event, the Company exercises its option to redeem the Subordinated Debentures, the proceeds of such redemption will be applied to redeem Trust Securities having a liquidation amount equal to the principal amount of Subordinated Debentures to be paid in accordance with their terms, at a Redemption Price per Trust Security equal to the Redemption

Amount plus accrued and unpaid Distributions to the date of redemption. Such Redemption Price will be payable in cash to the holders of such Trust Securities. If such Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interest in the Trust will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to the holders of such Income PRIDES. Such Treasury Portfolio will be substituted for the Preferred Securities and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligation to purchase the Company's Common Stock under the Purchase Contracts; provided, that if the Tax Event Redemption occurs after the Purchase Contract Settlement Date, such Treasury Portfolio will not be purchased.


     "Tax Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Subordinated Debentures under the Subordinated Indenture, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable by the Company on the Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.


     "Treasury Portfolio" means, with respect to the Applicable Principal Amount of Subordinated Debentures (a) if the Tax Event Redemption Date occurs prior to the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) interest or principal strips of U.S. Treasury Securities which mature on or prior to August 15, 2001 in an aggregate amount equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Subordinated Debentures that occurs after the Tax Event Redemption Date, interest or principal strips of U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Subordinated Debentures on such date, and (b) if the Tax Event Redemption Date occurs after the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to August 15, 2003 in an aggregate amount equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Subordinated Debentures that occurs after the Tax Event Redemption Date, interest or principal strips of such U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Subordinated Debentures on such date.


     "Applicable Principal Amount" means either (i) if the Tax Event Redemption Date occurs prior to the Purchase Contract Settlement Date, the aggregate principal amount of the Subordinated Debentures corresponding to the aggregate stated liquidation amount of the Preferred Securities which are components of Income PRIDES on the Tax Event Redemption Date or (ii) if the Tax Event Redemption occurs on or after the Purchase Contract Settlement Date, the aggregate principal amount of the Subordinated Debentures corresponding to the aggregate stated liquidation amount of the Preferred Securities outstanding on such Tax Event Redemption Date.

     "Redemption Amount" means for each Subordinated Debenture, the product of
(i) the principal amount of such Subordinated Debenture and (ii) a fraction whose numerator is the Treasury Portfolio Purchase Price and whose denominator is the Applicable Principal Amount. All references herein to the "principal" of the Subordinated Debentures shall be deemed to include a reference to "and premium, if any," unless otherwise expressly stated or the context otherwise requires.

     "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer") to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.


     "Quotation Agent" means (i) Merrill Lynch Government Securities, Inc. and its respective successors, provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer, or (ii) any other Primary Treasury Dealer selected by the Company.


     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest shall cease to accrue on such Subordinated Debentures. In the event any Subordinated Debentures are called for redemption, neither the Company nor the Subordinated Indenture Trustee will be required to register the transfer of or exchange the Subordinated Debentures to be redeemed.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Preferred Securities in connection with the dissolution of the Trust, the Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debentures in certificated form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Subordinated Debentures in certificated form and will not be considered the holders (as defined in the Subordinated Indenture) thereof for any purpose under the Subordinated Indenture, and no Global Security representing Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Subordinated Indenture.

THE DEPOSITARY

     If Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, the Depositary will act as securities depositary for the Subordinated Debentures. For a description of the Depositary and the specific terms of the depositary arrangements, see "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus, the description therein of the Depositary's book-entry system and the Depositary's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by the Depositary. The Company may appoint a successor to the Depositary or any successor depositary in the event the Depositary or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     Although the Depositary has agreed to act as Depositary for the Subordinated Debentures in order to facilitate transfers of interests therein among Participants, the Depositary is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trust, the Subordinated Indenture Trustee, any paying agent and any other agent of the Company or the Subordinated Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     In the event that (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for the Global Securities and no successor depositary shall have been appointed within 90 days after such notification, (ii) the Depositary at any time ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed within 90 days after the Trust or the Company becoming aware of the Depositary's ceasing to be so registered, (iii) the Company, in its sole discretion, determines that such Global Securities shall be so exchangeable or
(iv) there shall have occurred and be continuing a Junior Subordinated Debt Security Event of Default, certificates for the Subordinated Debentures will be printed and delivered in exchange for beneficial interest in the Global Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

     The Subordinated Indenture and the Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

                        EFFECT OF OBLIGATIONS UNDER THE
                   SUBORDINATED DEBENTURES AND THE GUARANTEE

     As set forth in the Trust Agreement, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Subordinated Debentures and engage in only those other activities necessary or incidental thereto.

     As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) the Company shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the Trust (other than with respect to the Trust Securities); and
(iv) the Trust Agreement further provides that the Issuer Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of Distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." If the Company does not make interest payments on the Subordinated Debentures purchased by the Trust, the Trust will not have sufficient funds to pay Distributions on the Preferred Securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

     Notwithstanding anything to the contrary in the Subordinated Indenture, the Company has the right to set-off any payment it is otherwise required to make under the Subordinated Debentures with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

     If the Company fails to make interest or other payments on the Subordinated Debentures when due (taking account of any Extension Period), the Trust Agreement provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Certain Terms of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" herein and "Description of Preferred Securities -- Voting Rights; Amendment to Each Trust Agreement" in the accompanying Prospectus may direct the Property Trustee to enforce its rights under the Subordinated Indenture. If the Property Trustee fails to enforce its rights under the Subordinated Indenture in respect of a Junior Subordinated Debt Security Event of Default, such holder of record of Preferred Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Subordinated Indenture without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Trust Agreement Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, premium, if any, or principal on the Subordinated Debentures on the date such interest, premium, if any, or principal is otherwise payable, then a holder of Preferred Securities may directly institute a proceeding against the Company for payment. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

     The Guarantee, when taken together with the Company's obligations under the Subordinated Debentures and the Subordinated Indenture and its obligations under the Trust Agreement, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), has the effect of providing a full and unconditional guarantee of amounts due on the Preferred Securities. See "Description of the Guarantee."

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the FELINE PRIDES, Preferred Securities and Common Stock to investors generally. Unless otherwise stated, this summary deals only with FELINE PRIDES, Preferred Securities and Common Stock held as capital assets (generally, assets held for investment) by U.S. Holders who purchase FELINE PRIDES or Preferred Securities upon original issuance at their original offering price. The tax treatment of a U.S. Holder may vary depending on such U.S. Holder's particular situation. This summary does not address all of the tax consequences that may be relevant to holders who may be subject to special tax treatment such as, for example, banks, thrift institutions, regulated investment companies, real estate investment trusts, insurance companies, broker dealers, traders that elect to mark to market, tax-exempt organizations, or foreign taxpayers. In addition this summary does not address any aspects of state, local, or foreign tax laws. For purposes of this summary, the term "U.S. Holder" means (i) a person who is a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.

     No statutory, administrative or judicial authority directly addresses the treatment of FELINE PRIDES or instruments similar to FELINE PRIDES for United States federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein. The statements of law or legal conclusions set forth in this summary constitute the opinion of Sonnenschein Nath & Rosenthal, counsel to Lincoln and the Trust. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, IRS rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause tax consequences to vary substantially from the consequences set forth below, possibly adversely affecting a beneficial owner of FELINE PRIDES. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of the FELINE PRIDES, Preferred Securities or Common Stock may differ from the treatment described below.

     PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF FELINE PRIDES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

FELINE PRIDES

     ALLOCATION OF PURCHASE PRICE. A U.S. Holder's acquisition of FELINE PRIDES will be treated as an acquisition of a unit consisting of two components -- in the case of an Income PRIDES, the Preferred Security and the Purchase Contract constituting such Income PRIDES and, in the case of a Growth PRIDES, the interest in a Treasury Security and the Purchase Contract constituting such Growth PRIDES. The purchase price of each FELINE PRIDES will be allocated between the two components in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. Holder's initial tax basis in the Preferred Security or interest in the Treasury Security, as the case may be, and the Purchase Contract. The Company will report the fair market value of each Preferred Security and each interest in a Treasury Security so that the entire purchase price of a FELINE PRIDES will be allocable to the Preferred Security or interest in the Treasury Security, as the case may be, and no amount will be allocable to the Purchase Contract. This position will be binding upon each U.S. Holder (but not on the IRS) unless such U.S. Holder explicitly discloses a contrary position on a statement attached to such U.S. Holder's timely filed United States federal income tax return for the taxable year in which a FELINE PRIDES is acquired. Thus, absent such disclosure, a U.S. Holder should allocate the purchase price for a FELINE PRIDES in accordance with the foregoing. The remainder of this discussion assumes that this allocation of purchase price will be respected for United States federal income tax purposes. However, no assurance can be given that the Internal Revenue Service will agree with this allocation and not attempt to allocate a portion of the Purchase Price to the Purchase Contract as a result, for example, of the Contract Adjustment Payments or otherwise. A different allocation could affect the timing and character of income to a U.S. Holder.

     OWNERSHIP OF PREFERRED SECURITIES OR TREASURY SECURITIES. A U.S. Holder will be treated as owning the Preferred Securities or Treasury Securities constituting a part of the Income PRIDES or Growth PRIDES, respectively. The Company and, by acquiring FELINE PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Preferred Securities or Treasury Securities constituting a part of the FELINE PRIDES beneficially owned by such U.S. Holder. Based upon such agreement, the Company intends to take the position, and the remainder of this summary assumes, that U.S. Holders of FELINE PRIDES will be treated as the owners of the Preferred Securities or Treasury Securities constituting a part of such FELINE PRIDES for United States federal, state and local income and franchise tax purposes. The United States federal income tax consequences of owning the Preferred Securities or Treasury Securities are discussed below (see "-- Preferred Securities," "-- Treasury Securities" and "-- Tax Event Redemption of Preferred Securities.").

     SALES, EXCHANGES OR OTHER TAXABLE DISPOSITIONS OF FELINE PRIDES. Upon a sale, exchange or other taxable disposition (collectively, a "disposition") of FELINE PRIDES, a U.S. Holder will be treated as having sold, exchanged or disposed of the Purchase Contract and the Preferred Securities, Treasury Portfolio or, in the case of Growth PRIDES, the Treasury Securities, that constitute such FELINE PRIDES and will generally have gain or loss equal to the difference between the portion of the proceeds to such U.S. Holder allocable to the Purchase Contract and the Preferred Securities, Treasury Portfolio or Treasury Securities, as the case may be, and such U.S. Holder's respective adjusted tax bases in the Purchase Contract and the Preferred Securities, Treasury Portfolio or Treasury Securities. Such gain or loss will generally be capital gain or loss, except to the extent that such U.S. holder is treated as receiving an amount with respect to accrued but unpaid interest on the Preferred Securities or the Treasury Portfolio, which amount will be treated as ordinary interest income, or to the extent such U.S. Holder is treated as receiving an amount with respect to accrued Contract Adjustment Payments or Deferred Contract Adjustment Payments, which may be treated as ordinary income, in each case to the extent not previously included in income. Such capital gain or loss will generally be long-term capital gain or loss if the U.S. Holder held such FELINE PRIDES for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. If the disposition of FELINE PRIDES occurs when the Purchase Contract has negative value, the U.S. Holder should be considered to have received additional consideration for the Preferred Securities, Treasury Portfolio or Treasury Securities, as the case may be, in an amount equal to such negative value and to have paid such amount to be released from the U.S. Holder's obligation under the Purchase Contract. U.S. Holders should consult their tax advisors regarding a disposition of the FELINE PRIDES at a time when the Purchase Contract has negative value.


     In determining gain or loss, payments to a U.S. Holder of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have not previously been included in the income of such U.S. Holder should either reduce such U.S. Holder's adjusted tax basis in the Purchase Contract or result in an increase in the amount realized on the disposition of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's adjusted tax basis in the Purchase Contract. Payments in cash that have been made by a U.S. Holder to create Growth PRIDES but not offset against payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments may increase such U.S. Holder's adjusted tax basis in the Purchase Contract or result in a decrease in the amount realized on the disposition of the Purchase Contract (see "Contract Adjustment Payments and Deferred Contract Adjustment Payments; Delivery of Cash" below).

PREFERRED SECURITIES

     CLASSIFICATION OF THE TRUST. In connection with the issuance of the FELINE PRIDES, Sonnenschein Nath & Rosenthal ("Tax Counsel"), will deliver an opinion that, under current law and assuming compliance with the terms of the Trust Agreement, and based on certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each U.S. Holder of Preferred Securities will be treated as owning an undivided beneficial ownership interest in the Subordinated Debentures and, as further discussed below, each U.S. Holder of Preferred Securities will be required to include in its gross income its pro rata share of the interest income or OID that is paid or accrued on the Subordinated Debentures. See
"-- Interest Income and Original Issue Discount."

     CLASSIFICATION OF THE SUBORDINATED DEBENTURES. In connection with the issuance of the Subordinated Debentures, Tax Counsel will deliver an opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes. The Company, the Trust and, by acquiring Income PRIDES or Preferred Securities, each U.S. Holder agree to treat the Subordinated Debentures as indebtedness of the Company for all United States tax purposes.

     INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT. Under applicable Treasury regulations (the "Regulations"), remote contingencies that stated interest will not be timely paid are ignored in determining whether a debt instrument is issued with OID. If the Subordinated Debentures are treated as issued with OID, such OID must be included in income by all holders as it accrues economically on a daily basis, without regard to when it is paid in cash or whether a particular holder generally uses the cash method of accounting. The Company has concluded that the likelihood of its exercising its option to defer payments of interest is remote. This conclusion is based on the Company's analysis, as of the date of issue of the Subordinated Debentures, of various facts and circumstances deemed relevant to exercising such deferral option, including, among other things, the inability of the Company to declare or pay a dividend, or engage in certain other capital transactions, with respect to its capital stock, or to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt of the Company that ranks pari passu with or junior to the Subordinated Debentures if the deferral option is exercised. Based upon this conclusion and in the absence of any specific definition of "remote" in the Regulations, the Company intends to take the position that the Subordinated Debentures should not be subject to the OID rules unless the Company exercises its option to extend the interest payment period. As a consequence, holders of the Preferred Securities should report interest under their own methods of accounting (e.g., cash or accrual) instead of under the daily economic accrual rules for OID instruments.

     Under the Regulations, if the Company exercises its option to defer payments of interest, the Subordinated Debentures would be treated as redeemed and reissued for OID purposes and the sum of the remaining interest payments on the Subordinated Debentures would thereafter by treated as OID, which would accrue, and be includible in a U.S. Holder's taxable income, on an economic accrual basis (regardless of the U.S. Holder's method of accounting for income tax purposes) over the remaining term of the Subordinated Debentures (including any period of interest deferral), without regard to the timing of payments under the Subordinated Debentures.

     The IRS could take the position that the likelihood the Company would exercise its right to defer payments of interest is not a "remote" contingency for purposes of the OID rules, in which case, the Subordinated Debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest over the term of the Subordinated Debentures. That OID would generally be includible is a U.S. Holder's taxable income, over the term of the Subordinated Debentures, on an economic accrual basis.

     DISTRIBUTION OF SUBORDINATED DEBENTURES TO U.S. HOLDERS OF PREFERRED SECURITIES. A distribution by the Trust of the Subordinated Debentures as described under the caption "Certain Terms of the Preferred
Securities -- Liquidation Distribution Upon Dissolution" would be non-taxable to U.S. Holders. In such event, a U.S. Holder would have an aggregate adjusted tax basis in the Subordinated Debentures received in the liquidation equal to the aggregate adjusted tax basis such U.S. Holder had in its Preferred Securities surrendered therefor, and the holding period of such Subordinated Debentures would include the period during which such U.S. Holder had held such Preferred Securities. In addition, a U.S. Holder would continue to include interest (or
OID) in respect of Subordinated Debentures received from the Trust in the manner described under "-- Interest Income and Original Issue Discount."

     SALES, EXCHANGES OR OTHER TAXABLE DISPOSITIONS OF PREFERRED
SECURITIES. Gain or loss will be recognized by a U.S. Holder on a disposition of a Preferred Security (including a redemption for cash or the remarketing thereof) in an amount equal to the difference between the amount realized by the U.S. Holder on the disposition of the Preferred Security (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such U.S. Holder's allocable share of the Subordinated Debentures that such U.S. Holder has not previously included in gross income, which amount will be subject to tax as ordinary interest income) and the U.S. Holder's adjusted tax basis in such Preferred Security. Selling expenses incurred by a U.S. Holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such U.S. Holder upon a disposition of a Preferred Security. Gain or loss realized by a U.S. Holder on a disposition of a Preferred Security will generally be capital gain or loss and will generally be long-term capital gain or loss if the U.S. Holder held such Preferred Security for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

TREASURY SECURITIES

     ORIGINAL ISSUE DISCOUNT. A U.S. Holder of Growth PRIDES will be required to treat its ownership interest in the Treasury Securities comprising a Growth PRIDES as an interest in a bond that was originally issued on the date such Growth PRIDES is purchased and that has OID equal to the excess of the Stated Amount of the Growth PRIDES over the purchase price of the Growth PRIDES. A U.S. Holder will be required to include such OID in income on a daily economic accrual basis over the period between the issue date of the Growth PRIDES and the day immediately preceding the Purchase Contract Settlement Date, regardless of such U.S. Holder's method of tax accounting and in advance of the receipt of cash attributable to such OID. Amounts of OID included in a U.S. Holder's gross income will increase such U.S. Holder's adjusted tax basis in its interest in the Treasury Securities.

     SALES, EXCHANGES OR OTHER TAXABLE DISPOSITIONS OF TREASURY SECURITIES. In the event that a U.S. Holder obtains the release of Treasury Securities by delivering Preferred Securities to the Collateral Agent, gain or loss will be recognized by the U.S. Holder on a subsequent disposition of the Treasury Securities in an amount equal to the difference between the amount realized by the U.S. Holder on such disposition and the U.S. Holder's adjusted tax basis in the Treasury Securities. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if the U.S. Holder held such Treasury Securities for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

PURCHASE CONTRACTS


     CONTRACT ADJUSTMENT PAYMENTS AND DEFERRED CONTRACT ADJUSTMENT PAYMENTS; DELIVERY OF CASH. There is no direct authority addressing the treatment, under current law, of the Contract Adjustment Payments and Deferred Contract Adjustment Payments, or the delivery of cash in respect of excess accrued Contract Adjustment Payments by a U.S. Holder of Income PRIDES upon the creation of Growth PRIDES and such treatment is, therefore, unclear. Contract Adjustment Payments and Deferred Contract Adjustment Payments may constitute taxable income to a U.S. Holder of FELINE PRIDES when received or accrued, in accordance with the U.S. Holder's regular method of tax accounting. To the extent the Company is required to file information returns with respect to Contract Adjustment Payments or Deferred Contract Adjustment Payments, it intends to report such payments as taxable income to each U.S. Holder. U.S. Holders should consult their tax advisors concerning the treatment of Contract Adjustment Payments and Deferred Contract Adjustment Payments and the delivery of cash upon creation of Growth PRIDES, including the possibility that any Contract Adjustment Payment or Deferred Contract Adjustment Payment may be treated as a loan, swap payment, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, and that the delivery of cash upon creation of Growth PRIDES may be treated as an offset to Contract Adjustment Payments or Deferred Contract Adjustment Payments or as a purchase price adjustment. The treatment of Contract Adjustment Payments Deferred Contract Adjustment Payments and the delivery of cash upon creation of Growth PRIDES could affect a U.S. Holder's adjusted tax basis in a Purchase Contract or Common Stock received under a Purchase Contract or the amount realized by a U.S. Holder upon the sale or disposition of a FELINE PRIDES or the termination of a Purchase Contract. See "-- Acquisition of Common Stock under a Purchase Contract," "-- FELINE PRIDES -- Sales, Exchanges or Other Taxable Dispositions of FELINE PRIDES" and "-- Termination of Purchase Contract."


     ACQUISITION OF COMMON STOCK UNDER A PURCHASE CONTRACT. A U.S. Holder of FELINE PRIDES generally will not recognize gain or loss on the purchase of Common Stock under a Purchase Contract, except with respect to any cash paid in lieu of a fractional share of Common Stock. Subject to the following discussion, a U.S. Holder's aggregate initial tax basis in the Common Stock received under a Purchase Contract should generally equal the purchase price paid for such Common Stock plus such U.S. Holder's adjusted tax basis in the Purchase Contract (if any), less the portion of such purchase price and adjusted tax basis allocable to the fractional share. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have been received in cash by a U.S. Holder but not included in income by such U.S. Holder should reduce such U.S. Holder's adjusted tax basis in the Purchase Contract or the Common Stock to be received thereunder; payments in cash that have been made by a U.S. Holder to create Growth PRIDES but not offset against payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments may increase such U.S. Holder's adjusted tax basis in the Purchase Contract or the Common Stock to be received thereunder (see "Contract Adjustment Payments and Deferred Contract Adjustment Payments" above). The consequences to a U.S. Holder of a purchase of Common Stock under the Purchase Contract may vary to some extent from those described above depending upon the U.S. Holder's treatment of the Contract Adjustment Payments in consultation with its tax advisors. The holding period for Common

Stock received under a Purchase Contract will commence on the day following the acquisition of such Common Stock.

     OWNERSHIP OF COMMON STOCK ACQUIRED UNDER THE PURCHASE CONTRACT. Any distribution on Common Stock paid by the Company out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) will constitute a dividend and will be includible in income by a U.S. Holder when received. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends received deduction.

     Upon a disposition of Common Stock, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized and such U.S. Holder's adjusted tax basis in the Common Stock. Such capital gain or loss will generally be long-term capital gain or loss if the U.S. Holder held such Common Stock for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

     EARLY SETTLEMENT OF PURCHASE CONTRACT. A U.S. Holder of FELINE PRIDES will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of Preferred Securities, Treasury Securities or the Treasury Portfolio upon Early Settlement of a Purchase Contract and will have the same adjusted tax basis in such Preferred Securities, Treasury Securities or the Treasury Portfolio as before such Early Settlement. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments that have been included in a U.S. Holder's income but forfeited and not paid upon Early Settlement of a Purchase Contract should increase such U.S. Holder's adjusted tax basis in the Common Stock received under a Purchase Contract.

     TERMINATION OF PURCHASE CONTRACT. If a Purchase Contract terminates, a U.S. Holder of FELINE PRIDES will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. Holder's adjusted tax basis (if any) in the Purchase Contract at the time of such termination. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments received by a U.S. Holder but not included in income by such U.S. Holder should either reduce such U.S. Holder's adjusted tax adjusted basis in the Purchase Contract or increase the amount realized on the termination of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's adjusted tax basis in the Purchase Contract; payments in cash that have been made by a U.S. Holder to create Growth PRIDES but not offset against payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments may increase such U.S. Holder's adjusted tax basis in the Purchase Contract or result in a deduction on the termination of the Purchase Contract (see "Contract Adjustment Payments and Deferred Contract Adjustment Payments" above). Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder held such Purchase Contract for more than one year immediately prior to such termination. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. A U.S. Holder will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of the Preferred Securities, Treasury Securities or Treasury Portfolio upon termination of the Purchase Contract and will have the same adjusted tax basis in such Preferred Securities, Treasury Securities or Treasury Portfolio as before such distribution.

     ADJUSTMENT TO SETTLEMENT DATE. U.S. Holders of FELINE PRIDES might be treated as receiving a constructive dividend distribution from the Company if
(i) the Settlement Rate is adjusted and as a result of such adjustment the proportionate interest of U.S. Holders of FELINE PRIDES in the assets or earnings and profits of the Company is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the Settlement Rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. Holder for certain taxable distributions with respect to the Common Stock.

SUBSTITUTION OF TREASURY SECURITIES TO CREATE OR RECREATE GROWTH PRIDES

     A U.S. Holder of an Income PRIDES that delivers Treasury Securities to the Collateral Agent in substitution for Preferred Securities will generally not recognize gain or loss upon the delivery of such Treasury Securities or the release of the Preferred Securities to such U.S. Holder. Such U.S. Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Preferred Securities, and such U.S. Holder's adjusted tax bases in the Treasury Securities, the Preferred Securities and the Purchase Contract will not be affected by such delivery and release.

SUBSTITUTION OF PREFERRED SECURITIES TO CREATE OR RECREATE INCOME PRIDES

     A U.S. Holder of a Growth PRIDES that delivers Preferred Securities to the Collateral Agent in substitution for Treasury Securities will generally not recognize gain or loss upon the delivery of such Preferred Securities or the release of the Treasury Securities to the U.S. Holder. Such U.S. Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Preferred Securities, and such U.S. Holder's adjusted tax bases in the Treasury Securities, the Preferred Securities and the Purchase Contract will not be affected by such delivery and release.

TAX EVENT REDEMPTION OF PREFERRED SECURITIES


     A Tax Event Redemption will be a taxable event for U.S. Holders of Preferred Securities which will be subject to tax in the manner described under "Preferred Securities -- Sales, Exchanges or Other Taxable Dispositions of Preferred Securities."


     OWNERSHIP OF TREASURY PORTFOLIO. The Company, the Trust and, by acquiring Income PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Applicable Ownership Interest of the Treasury Portfolio constituting a part of the Income PRIDES beneficially owned by such U.S. Holder in the event of a Tax Event Redemption prior to the Purchase Contract Settlement Date. Based on such agreement, each U.S. Holder will include in income any amount earned on such pro rata portion of the Treasury Portfolio for all United States federal, state and local income and franchise tax purposes. The remainder of this summary assumes that U.S. Holders of Income PRIDES will be treated as the owners of the Applicable Ownership Interest of the Treasury Portfolio constituting a part of such Income PRIDES for United States federal, state and local income and franchise tax purposes.

     INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT. The Treasury Portfolio will consist of stripped U.S. Treasury Securities. Following a Tax Event Redemption prior to the Purchase Contract Settlement Date, a U.S. Holder of Income PRIDES will be required to treat its pro rata portion of each U.S. Treasury Security in the Treasury Portfolio as a bond that was originally issued on the date the Collateral Agent acquired the relevant U.S. Treasury Securities and that has OID equal to the U.S. Holder's pro rata portion of the excess of the amounts payable on such U.S. Treasury Securities over the value of the U.S. Treasury Securities at the time the Collateral Agent acquires them on behalf of holders of Income PRIDES.

     A U.S. Holder will be required to include such OID in income on a daily economic basis over the life of the U.S. Treasury Securities. The amount of such excess will constitute only a portion of the total amounts payable in respect of the Treasury Portfolio. Consequently, a portion of each scheduled interest payment to U.S. Holders will be treated as a return of such U.S. Holders' investment in the Treasury Portfolio and will not be considered current income for United States federal income tax purposes. A U.S. Holder, whether on the cash or accrual method of tax accounting, will be required to include OID (other than OID on short-term U.S. Treasury Securities as defined below) in income for United States federal income tax purposes as it accrues on a constant yield to maturity basis. See "-- Preferred Securities -- Interest Income and Original Issue Discount" above. In the case of any U.S. Treasury Security with a maturity of one year or less from the date of its issue (a "short-term U.S. Treasury Security"), in general only accrual basis taxpayers will be required to include OID in income as it accrues. Unless such an accrual basis U.S. Holder elects to accrue the

OID on a short-term U.S. Treasury Security according to the constant-yield-to-maturity method, such OID will be accrued on a straight-line basis.

     TAX BASIS OF THE TREASURY PORTFOLIO. A U.S. Holder's initial tax basis in such U.S. Holder's Applicable Ownership Interest of the Treasury Portfolio will equal such U.S. Holder's pro rata portion of the amount paid by the Collateral Agent for the Treasury Portfolio. A U.S. Holder's adjusted tax basis in the Treasury Portfolio will be increased by the amount of OID included in income with respect thereto and decreased by the amount of cash received in respect of the Treasury Portfolio.

                              ERISA CONSIDERATIONS

     Generally, employee benefit plans that are subject to ERISA, plans and individual retirement accounts that are subject to Section 4975 of the Code and entities whose assets are considered assets of such plans ("Plans") may purchase the Securities subject to the investing fiduciary's determination that the investment in the Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by Plans. Accordingly, among other factors, the investing fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plans.

     Under regulations issued by the U.S. Department of Labor (the "DOL"), a Plan that owns the Securities may be deemed to own a portion of the assets held in the Trust, including a portion of the Subordinated Debentures held in the Trust. In addition, the Company and its affiliates may be "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of Section 4975 of the Code) with respect to certain Plans (generally, Plans maintained or sponsored by, or contributed to by, any such persons or Plans with respect to which any such persons are fiduciaries or service providers). The acquisition and ownership of the Securities and a deemed acquisition and ownership of an interest in the Subordinated Debentures by a Plan with respect to which the Company or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Securities are acquired and are held pursuant to and in accordance with an applicable exemption. In this regard, the DOL has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the Securities. These class exemptions are PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting insurance company separate accounts), PTCE 91-38 (respecting bank collective trust funds), PTCE 95-60 (respecting insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers).

     Any fiduciary proposing to acquire the Securities on behalf of a Plan should consult with ERISA counsel for the Plan and should not acquire the Securities unless it is determined that such acquisition and holding does not and will not constitute a prohibited transaction and will satisfy the applicable fiduciary requirements imposed under ERISA. Any such acquisition by a Plan shall be deemed a representation by the Plan and the fiduciary effecting the investment on behalf of the Plan that such acquisition and holding satisfies the applicable fiduciary requirements of ERISA, and is either (i) not a prohibited transaction under ERISA and the Code and is otherwise permissible under applicable law or (ii) qualified for to exemptive relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more of the foregoing PTCEs or another available prohibited transaction exemption.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement") among the Company, the Trust, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BT Alex. Brown Incorporated and CIBC Oppenheimer Corp. (the "Underwriters"), the Company and the Trust have agreed to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase from the Company and the Trust, the number of Income PRIDES, Growth PRIDES and Preferred Securities set forth below opposite its name. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Income PRIDES, Growth PRIDES and Preferred Securities offered hereby if any of the Income PRIDES, Growth PRIDES or Preferred Securities are purchased.


                                              NUMBER OF      NUMBER OF      NUMBER OF
                                               INCOME         GROWTH        PREFERRED
                UNDERWRITERS                   PRIDES         PRIDES        SECURITIES
                ------------                  ---------      ---------      ----------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................  4,200,000        600,000        600,000
BT Alex. Brown Incorporated.................  1,400,000        200,000        200,000
CIBC Oppenheimer Corp.......................  1,400,000        200,000        200,000
                                              ---------      ---------      ---------
              Total.........................  7,000,000      1,000,000      1,000,000
                                              =========      =========      =========



     The Underwriters have advised the Company and the Trust that they propose initially to offer the Income PRIDES, Growth PRIDES and Preferred Securities to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of $.45 per Income PRIDES, $.3375 per Growth PRIDES and $.125 per Preferred Security. The Underwriters may allow, and such dealers may reallow, a discount not in excess of $.10 per Income PRIDES, $.10 per Growth PRIDES and $.0625 per Preferred Security on sales to certain other dealers. After the initial public offering, the public offering prices, concessions and discounts may be changed.


     Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriters and any selling group members to bid for and purchase the Securities or shares of Common Stock. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Securities or the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities or the Common Stock.


     If the Underwriters create a short position in the Securities in connection with the offering, i.e., if they sell more Securities than are set forth on the cover page of this Prospectus, the Underwriters may reduce that short position by purchasing Securities in the open market. The Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment options described below.



     The Underwriters may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Underwriters purchase Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Securities, they may reclaim the amount of the selling concession from any Underwriters or selling group members who sold those Securities as part of the offering.


     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Company, the Trust nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities or the Common Stock. In addition, neither the Company, the Trust nor any of the Underwriters makes any representation that the Underwriters will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

     The Company and the Trust have granted to the Underwriters an option, exercisable for 30 days following the date of this Prospectus, to purchase up to an additional 1,200,000 Income PRIDES at the Price to Public set forth on the cover page of this Prospectus less the underwriting discount. The Underwriters may exercise this option only to cover over-allotments, if any, made on the sale of the Income PRIDES offered hereby. If the Underwriters exercise the over-allotment option, each of the Underwriters has severally agreed, subject to certain conditions, to purchase approximately the same percentage of such Income PRIDES that the respective number of Income PRIDES set forth opposite its name in the foregoing table bears to the number of Income PRIDES offered hereby.


     The Company and the Trust have agreed that they will not, for a period of 90 days after the date of this Prospectus, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Income PRIDES, Growth PRIDES, Purchase Contracts, Preferred Securities or Common Stock or any securities of the Company or any affiliate of the Company similar to the Income PRIDES, Growth PRIDES, Purchase Contracts, Preferred Securities or Common Stock or any security convertible into or exchangeable or exercisable for Income PRIDES, Growth PRIDES, Purchase Contracts, Preferred Securities or Common Stock or any such similar securities, other than (i) to the Underwriters pursuant to the Underwriting Agreement, (ii) the Subordinated Debentures to be sold to the Trust and the Common Securities to be sold to the Company; (iii) shares of Common Stock or options for shares of Common Stock issued pursuant to or sold in connection with any employee benefit, dividend reinvestment, stock option or stock purchase plan of the Company and its subsidiaries, (iv) any securities issued pursuant to a merger or acquisition and (v) the Growth PRIDES or Income PRIDES to be created or recreated upon substitution of Pledged Securities, or shares of Common Stock issuable upon early settlement of the Income PRIDES or Growth PRIDES.


     Prior to this offering, there has been no public market for the Income PRIDES, Growth PRIDES and the Preferred Securities. The Income PRIDES and Growth PRIDES have been approved for listing on the NYSE, subject to official notice of issuance. If Preferred Securities are separately traded to a sufficient extent that the applicable exchange listing requirements are met, the Company will endeavor to cause such securities to be listed on such exchange on which the Income PRIDES and the Growth PRIDES are then listed. There can be no assurance that an active trading market will develop for the Income PRIDES, the Growth PRIDES or the Preferred Securities or that the Income PRIDES, Growth PRIDES or Preferred Securities will trade in the public market subsequent to the offering at or above the initial public offering price.


     The Company and the Trust have agreed to indemnify the Underwriters against, or to contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     This Prospectus, as amended or stickered, may be used in connection with Early Settlement or cash settlement of the Purchase Contracts, or by the Remarketing Agent for remarketing the Preferred Securities at such time as is necessary.

     In the ordinary course of their respective businesses, the Underwriters and their affiliates have performed, and may in the future perform, investment and commercial banking services for the Company and its affiliates for which they have received, and will receive, customary compensation.

                                 LEGAL OPINIONS

     The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof, the Preferred Securities, the Subordinated Debentures and the Guarantee will be passed upon for the Company and the Trust by Sonnenschein Nath & Rosenthal, Chicago, Illinois. Certain matters regarding the Company will be passed upon by Jack D. Hunter, Esq., Executive Vice President and General Counsel of the Company. Certain United Stated federal income tax considerations will be passed upon for the Company and the Trust by Sonnenschein Nath & Rosenthal. LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York, will act as counsel for the Underwriters. LeBoeuf, Lamb, Greene & MacRae, L.L.P., from time to time, performs legal services for the Company.

                INDEX OF CERTAIN TERMS FOR PROSPECTUS SUPPLEMENT

     Set forth below is a list of certain defined terms appearing in this Prospectus Supplement and the page numbers on which such terms are defined.


                                                                PAGE
                                                                ----
Act.........................................................      S-31
Additional Sums.............................................      S-67
Administrative Trustees.....................................      S-34
Applicable Market Value.....................................      S-14
Applicable Ownership Interest...............................      S-40
Applicable Principal Amount.................................      S-68
Bankruptcy Code.............................................      S-15
Beneficial Owner............................................      S-61
Business Day................................................       S-3
Change in 1940 Act Law......................................      S-59
Collateral Agent............................................       S-9
Common Securities...........................................       S-2
Common Stock................................................       S-6
Company.....................................................       S-1
Compounded Interest.........................................      S-66
Contract Adjustment Payments................................       S-2
Corresponding Junior Subordinated Debt Securities...........       S-6
Custodial Agent.............................................      S-16
Deferred Contract Adjustment Payments.......................       S-3
Delaware Trustee............................................       S-6
Depositary..................................................      S-51
Direct Action...............................................      S-30
disposition.................................................      S-72
Distributions...............................................       S-2
Early Settlement............................................      S-14
Exchange Act................................................       S-6
Exchange Agent..............................................       S-4
Expense Agreement...........................................      S-65
Extension Period............................................      S-11
Failed Remarketing..........................................       S-4
FELINE PRIDES...............................................       S-1
FELINE PRIDES Certificate...................................      S-44
Global Security.............................................      S-69
Global Security Certificates................................      S-51
Growth PRIDES...............................................       S-2
Guarantee...................................................       S-3
Guarantee Payments..........................................      S-63
Guarantee Trustee...........................................      S-34
Income PRIDES...............................................       S-2
Interest Payment Date.......................................      S-65
Issuer Trustees.............................................       S-6
Investment Company Act......................................      S-59
Investment Company Event....................................      S-59
IRS.........................................................      S-27
Junior Subordinated Debt Securities.........................       S-6
Junior Subordinated Debt Security Event of Default..........       S-3
NYSE........................................................       S-1
OID.........................................................       S-3
Original Issue Date.........................................      S-41
Payment Date................................................      S-12
Plans.......................................................      S-78

                                                                PAGE
                                                                ----
Pledge Agreement............................................       S-9
Pledged Securities..........................................      S-26
Preferred Securities........................................       S-2
Primary Treasury Dealer.....................................      S-69
Property Account............................................      S-34
Property Trustee............................................       S-6
Purchase Contract...........................................       S-2
Purchase Contract Agent.....................................       S-9
Purchase Contract Agreement.................................       S-9
Purchase Contract Settlement Date...........................       S-2
Quotation Agent.............................................      S-69
Redemption Amount...........................................      S-68
Redemption Price............................................       S-5
Reference Price.............................................       S-2
Regulations.................................................      S-73
Remarketing Agent...........................................      S-12
Remarketing Agreement.......................................      S-12
Remarketing Fee.............................................       S-4
Remarketing Underwriting Agreement..........................      S-12
Reorganization Event........................................      S-49
Reset Announcement Date.....................................      S-57
Reset Rate..................................................       S-3
Reset Spread................................................       S-3
Rights Agent................................................       S-6
Securities..................................................       S-2
Senior Debt.................................................       S-3
Settlement Rate.............................................       S-2
short-term U.S. Treasury Security...........................      S-77
Stated Amount...............................................       S-2
Subordinated Debentures.....................................       S-2
Subordinated Indenture......................................       S-6
Subordinated Indenture Trustee..............................       S-6
Tax Counsel.................................................      S-73
Tax Event...................................................      S-68
Tax Event Redemption........................................       S-5
Tax Event Redemption Date...................................      S-67
Threshold Appreciation Price................................       S-2
Treasury Portfolio..........................................      S-68
Treasury Portfolio Purchase Price...........................      S-69
Treasury Securities.........................................       S-2
Trust.......................................................       S-2
Trust Act...................................................      S-35
Trust Agreement.............................................       S-6
Trust Agreement Event of Default............................      S-60
Trust Indenture Act.........................................       S-7
Trust Securities............................................       S-2
Two-Year Benchmark Treasury.................................      S-57
Underwriters................................................      S-79
Underwriting Agreement......................................      S-79
U.S. Holder.................................................      S-71

PROSPECTUS

                                 $1,300,000,000

                          LINCOLN NATIONAL CORPORATION
                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                             ---------------------

                          LINCOLN NATIONAL CAPITAL III
                          LINCOLN NATIONAL CAPITAL IV
                           LINCOLN NATIONAL CAPITAL V
                          LINCOLN NATIONAL CAPITAL VI

                 PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
                      GUARANTEED, AS DESCRIBED HEREIN, BY

                          LINCOLN NATIONAL CORPORATION

     Lincoln National Corporation (the "Company") may offer and sell from time to time (i) its unsecured senior debt securities ("Senior Debt Securities") and its unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities"), consisting of debentures, notes and/or other evidences of indebtedness (the "Debt Securities"), (ii) shares of its preferred stock, no par value per share (the "Preferred Stock"), which may be represented by depositary shares as described herein, (iii) shares of its common stock, no par value per share (the "Common Stock"), (iv) warrants to purchase any of the foregoing Debt Securities, Preferred Stock and Common Stock (the "Warrants"), (v) stock purchase contracts ("Stock Purchase Contracts") to purchase shares of Common Stock or (vi) stock purchase units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and any of (x) Debt Securities, (y) debt obligations of third parties, including U.S. Treasury Securities, or (z) Preferred Securities (as defined below) of a Lincoln Trust (as defined below), securing the holder's obligation to purchase Common Stock under the Stock Purchase Contract. Such securities may be offered in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and to be set forth in a supplement or supplements to this Prospectus (a "Prospectus Supplement"). Such securities may be sold for U.S. dollars, foreign denominated currency or currency units; amounts payable with respect to any such securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units, in each case as the Company specifically designates.

     Lincoln National Capital III, Lincoln National Capital IV, Lincoln National Capital V and Lincoln National Capital VI, each a statutory business trust formed under the laws of the State of Delaware (each, a "Lincoln Trust," and collectively, the "Lincoln Trusts"), may severally offer, from time to time, preferred securities (the "Preferred Securities") representing preferred undivided beneficial interests in such Lincoln Trust. The Company will be the owner of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") of each Lincoln Trust. The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities of each of the Lincoln Trusts out of monies held by the Property Trustee (as defined herein) of each of the Lincoln Trusts and payments on liquidation of each Lincoln Trust and on redemption of Preferred Securities of such Lincoln Trust, will be guaranteed by the Company as and to the extent described herein (each, a "Guarantee"). See "Description of Guarantees." The Company's obligation under each Guarantee is an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt (as defined herein) of the Company. Except as otherwise provided in the applicable Prospectus Supplement, (i) concurrently with the issuance by a Lincoln Trust of its Preferred Securities, such Lincoln Trust will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of the Company's Junior Subordinated Debt Securities (the "Corresponding Junior Subordinated Debt Securities") with terms directly corresponding to the terms of that Lincoln Trust's Preferred Securities (the "Related Preferred Securities"), (ii) the Corresponding Junior Subordinated Debt Securities will be the sole assets of each Lincoln Trust, and (iii) payments under the Corresponding Junior Subordinated Debt Securities and the related Expense Agreement (as defined herein) will be the only revenue of each Lincoln Trust. The Company may redeem the Corresponding Junior Subordinated Debt Securities (and cause the redemption of the Trust Securities) or may terminate each Lincoln Trust and cause the Corresponding Junior Subordinated Debt Securities to be distributed to the holders of Preferred Securities in liquidation of their interests in such Issuer in certain circumstances. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination."
                         (Continued on following page)
                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------
 This Prospectus may not be used to consummate sales of Offered Securities (as defined herein)
                 unless accompanied by a Prospectus Supplement.

                 The date of this Prospectus is April 27, 1998.

(Continued from previous page)

     Specific terms of the particular Debt Securities, Preferred Stock, Common Stock, Warrants, Stock Purchase Contracts, Stock Purchase Units, Preferred Securities and the related Guarantee, in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement or Supplements, together with the terms of the offering of the Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, certain terms thereof, including, where applicable, (i) in the case of Debt Securities, the ranking as senior or junior subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price, maturity, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, the right of the Company, if any, to defer payments of interest on the Junior Subordinated Debt Securities and the maximum length of such deferred period, time of payment of interest, if any, listing, if any, on a securities exchange, authorized denomination, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, the currency or currencies or currency unit or units in which principal, premium, if any, or interest, if any, is payable, public offering price and any other specific terms of the Debt Securities; (ii) in the case of Preferred Stock, the specific designation, number of shares, purchase price and the rights, preferences and privileges thereof and any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms for the redemption, conversion or exchange thereof and any other specific terms of the Preferred Stock), listing, if any, on a securities exchange and whether the Company has elected to offer the Preferred Stock in the form of depositary shares; (iii) in the case of Common Stock, the number of shares offered, the initial offering price, market price and dividend information; (iv) in the case of Warrants, the specific designation, the number, purchase price and terms thereof, any listing of the Warrants or the underlying securities on a securities exchange or any other terms in connection with the offering, sale and exercise of the Warrants, as well as the terms on which and the securities for which such Warrants may be exercised; (v) in the case of Stock Purchase Contracts, the designation and number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof; (vi) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities or debt obligations of third parties or Preferred Securities of a Lincoln Trust securing the holders' obligation to purchase the Common Stock under the Stock Purchase Contracts, the ability of a holder of such Stock Purchase Units to settle early the underlying Stock Purchase Contract by delivering cash in exchange for the underlying collateral and, if applicable, whether the Company will issue to such holder a Prepaid Stock Purchase Contract as a result of such early settlement and the specific terms of the Prepaid Stock Purchase Contract and the terms of the offering and sale of such Stock Purchase Units; and (vii) in the case of Preferred Securities of a Lincoln Trust, the specific designation, number of securities, liquidation amount per security, initial public offering price, and any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights, if any, terms for any conversion or exchange into other securities, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities of the Company.

     The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate offering price to the public of the Offered Securities will be limited to $1,300,000,000. Any Prospectus Supplement relating to any Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities.

     The Company and/or each Lincoln Trust may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company and/or any Lincoln Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to each series sold to or through underwriters will be named in the accompanying Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, WITH RESPECT TO PARTICULAR OFFERED SECURITIES, THE PROSPECTUS SUPPLEMENT RELATING THERETO, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THIS PROSPECTUS NOR SUCH PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER FOR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR SUCH PROSPECTUS SUPPLEMENT NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ANY LINCOLN TRUST SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

     FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, at the offices of the Chicago Stock Exchange, Inc. at 440 South LaSalle Street, Chicago, Illinois 60603 and at the offices of the Pacific Stock Exchange, Inc. at 301 Pine Street, San Francisco, California 94104. The Commission maintains a Web site (located at http://www.sec.gov) which includes reports, proxy statements and other information, including the Registration Statement of which this Prospectus is a part, filed electronically by registrants with the Commission.

     The Company and the Lincoln Trusts have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

     No separate financial statements of the Lincoln Trusts have been included herein. The Company and the Lincoln Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Lincoln Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) each Lincoln Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debt Securities of the Company and issuing the Trust Securities, and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement, through the applicable Guarantee, the applicable Trust Agreement, the Junior Subordinated Debt Securities, the Junior Subordinated Indenture and any supplemental indentures thereto, and the Expense Agreement, taken together, constitute a full, irrevocable and unconditional guarantee by the Company of payments due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Lincoln Trust's obligations under the Preferred Securities. See "The Lincoln Trusts," "Description of Preferred Securities," "Description of Junior Subordinated Debt Securities" and "Description of Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated into this Prospectus by reference and made a part hereof: (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997; and
(b) the Company's Current Report on Form 8-K filed on March 24, 1998. Each document or report filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: C. Suzanne Womack, Secretary, Lincoln National Corporation, 200 East Berry Street, Fort Wayne, Indiana, 46802-2706, telephone number (219) 455-3271.
                             ---------------------

     Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars" or "U.S.$").

                          LINCOLN NATIONAL CORPORATION

     The Company is a holding company with consolidated assets at December 31, 1997 of approximately $77.2 billion and shareholders' equity of approximately $5.0 billion. The Company, through its subsidiaries, provides life insurance and annuities, life-health reinsurance, property-casualty insurance, and investment management services to its customers.

     Lincoln National Corporation is an Indiana corporation with its principal office at 200 East Berry Street, Fort Wayne, Indiana 46802-2706. Its telephone number is (219) 455-2000.

                               THE LINCOLN TRUSTS

     Each Lincoln Trust is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by the Company, as sponsor of the Lincoln Trust, and the Delaware Trustee (as defined herein) of such Lincoln Trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Lincoln Trust exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debt Securities issued by the Company, and (iii) engaging in only those other activities necessary, convenient or incidental thereto.

     All of the Common Securities of each Lincoln Trust will be owned by the Company. The Common Securities of a Lincoln Trust will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Lincoln Trust, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from a Junior Subordinated Debt Security Event of Default (as defined herein), the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities of such Lincoln Trust. See "Description of Preferred Securities -- Subordination of Common Securities." The Company will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Lincoln Trust.

     Unless otherwise specified in the applicable Prospectus Supplement, each Lincoln Trust has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Lincoln Trust's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. Unless otherwise specified in the applicable Prospectus Supplement, the trustees for each Lincoln Trust will be The First National Bank of Chicago, as the Property Trustee (the "Property Trustee"), First Chicago Delaware, Inc., as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Company (collectively, the "Issuer Trustees"). The First National Bank of Chicago, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. The First National Bank of Chicago will also act as trustee under the Guarantees and the Junior Subordinated Indenture (as defined herein). See "Description of Guarantees" and "Description of Junior Subordinated Debt Securities." The holder of the Common Securities of a Lincoln Trust, or the holders of a majority in liquidation preference of the related Preferred Securities if a Junior Subordinated Debt Security Event of Default under the Trust Agreement for such Lincoln Trust has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Lincoln Trust. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. The Company will pay all fees and expenses related to each Lincoln Trust and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Lincoln Trust.

     The principal executive office of each Lincoln Trust is 200 East Berry Street, Fort Wayne, Indiana 46802-2706 and its telephone number is (219) 455-2000.

                                USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement with respect to the proceeds from the sale of the particular Offered Securities to which such Prospectus Supplement relates, the net proceeds from the sale of the Offered Securities are expected to be used by the Company for general corporate purposes, including repayment or redemption of outstanding debt or preferred stock, the possible acquisition of financial services businesses or assets thereof, investments in portfolio assets and working capital needs. The Company routinely reviews opportunities to acquire financial services businesses or assets thereof. Each Lincoln Trust will use all proceeds received from the sale of its Trust Securities to purchase Junior Subordinated Debt Securities of the Company.

              CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     Set forth below are the Company's historical ratios of earnings to fixed charges for each of the years in the five-year period ended December 31, 1997. In addition, set forth below are pro forma ratios giving effect to the sale of $100,000,000 aggregate principal amount of 6 1/2% Notes due March 15, 2008 (the "2008 Notes") and $200,000,000 aggregate principal amount of 7% Notes due March 15, 2018 (together with the 2008 Notes, the "Notes") in March 1998 and the application of the proceeds thereof (without giving effect to the reduction of offering proceeds due to discounted price to public, underwriting discount and expenses).

                                                         YEAR ENDED DECEMBER 31,
                                                    ----------------------------------
                                                    1997    1996   1995   1994   1993
                                                    -----   ----   ----   ----   -----
Ratio of Earnings to Fixed Charges:
  Excluding Interest on Annuities and Financial
     Products(1)
     Historical...................................  13.58   7.37   7.51   6.43   10.35
     Pro Forma(2).................................  13.23
  Including Interest on Annuities and Financial
     Products(3)
     Historical...................................   1.90   1.45   1.41   1.25    1.43
     Pro Forma(2).................................   1.89
  Ratio of Earnings to Combined Fixed Charges and
     Preferred Stock Dividends(4)
     Historical...................................   1.90   1.45   1.40   1.23    1.40
     Pro Forma(2).................................   1.89

---------------

(1) For purposes of determining this ratio, earnings consist of income before federal income taxes, cumulative effect of accounting change and minority interests adjusted for the difference between income or losses from unconsolidated equity investments and cash distributions from such investments, plus fixed charges. Fixed charges consist of: (i) interest and debt expense on short and long-term debt and distributions to minority interest-preferred securities of subsidiary companies and (ii) the portion of operating leases that are representative of the interest factor.

(2) Pro forma ratios after giving effect to the net increase in interest expense due to the issuance of the Notes at a blended rate of 6.833% per annum less the repayment of $200 million of short-term debt and earnings on $100 million of short-term investments at a weighted average interest rate of 5.83% per annum.

(3) Same as the ratio of earnings to fixed charges, excluding interest on annuities and financial products, except fixed charges and earnings include interest on annuities and financial products.

(4) Same as the ratio of earnings to fixed charges, including interest on annuities and financial products, except that fixed charges include the pre-tax earnings required to cover preferred stock dividend requirements.

(5) Coverage ratios in 1997 are higher than other historical periods due to the inclusion of a gain on sale of discontinued operations of $777 million.

                   DESCRIPTION OF THE SENIOR DEBT SECURITIES

     The Senior Debt Securities (for purposes of this Section only, the "Debt Securities") may be issued in one or more series under an Indenture dated as of September 15, 1994, as supplemented from time to time (as so supplemented, the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). This summary of certain terms and provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. The Indenture is qualified under the Trust Indenture Act. Parenthetical references in this Section are to provisions of the Indenture. Certain terms defined in the Indenture are capitalized in this Prospectus. Whenever particular defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

     The Debt Securities will be unsecured and will rank on the parity with all other unsecured and unsubordinated indebtedness of the Company.

     The Indenture does not limit the amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued up to the aggregate principal amount which may be authorized from time to time by the Company. Reference is made to the Prospectus Supplement for the following terms of Debt Securities being offered thereby: (i) the title, aggregate principal amount and authorized denominations of Debt Securities; (ii) the percentage of their principal amount at which such Debt Securities will be issued; (iii) the date or dates on which Debt Securities will mature; (iv) the rate or rates per annum (which may be fixed or variable), if any, at which Debt Securities will bear interest (or the method of determination or calculation thereof); (v) the times at which any such interest will be payable; (vi) the currency or units based on or relating to currencies in which the Debt Securities are denominated and in which principal, premium, if any, any interest and Additional Amounts (as defined below) will or may be payable; (vii) the dates, if any, on which and the price or prices at which the Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund provisions, be redeemed by the Company, and other terms and provisions of such sinking fund; (viii) any redemption terms or any terms for repayment of principal amount at the option of the holder; (ix) whether and under what circumstances the Company will pay additional amounts ("Additional Amounts") in respect of certain taxes imposed on certain holders or as otherwise provided;
(x) the terms and conditions upon which such Debt Securities may be convertible into shares of Common Stock or other securities of the Company, including the conversion price, conversion period and other conversion provisions; (xi) the defeasance provisions, if any, that are applicable to such Debt Securities (other than those described herein); (xii) whether the Debt Securities are to be issuable in global form and, if so, the terms and conditions, if any, upon which interests in such Debt Securities in global form may be exchanged, in whole or in part, for the individual Debt Securities represented thereby and the initial Depository with respect to such global Debt Security; (xiii) the person to whom any interest on a Registered Security is payable, if other than the registered holder thereof, or the manner in which any interest is payable on a Bearer Security if other than upon presentation of the coupons pertaining thereto, as the case may be; or (xiv) any other specific terms of such Debt Securities.

     Principal, interest and premium and Additional Amounts, if any, will be payable in the manner, at the places and subject to the restrictions set forth in the Indenture, the Debt Securities and the Prospectus Supplement relating thereto.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Debt Securities will be issued in fully registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement.

     Some of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or at a rate which at the time of issuance is below market rates) to be sold at the substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

     If the purchase price of any Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     Debt Securities may be presented for exchange, and registered Debt Securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the Indenture, the Debt Securities and the Prospectus Supplement relating thereto. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.06)

     Unless otherwise indicated in the applicable Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities would not necessarily afford Holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect Holders.

     If the Debt Securities are convertible into shares of Common Stock, the conversion price payable and the number of shares purchasable upon conversion may be subject to adjustment in certain events as set forth in the applicable Prospectus Supplement.

FORM, REGISTRATION, TRANSFER AND EXCHANGE

     The Debt Securities of a series may be issued solely as Registered Securities, solely as Bearer Securities (with or without coupons attached) or as both Registered Securities and Bearer Securities. Debt Securities of a series may be issuable in whole or part in the form of one or more global Debt Securities ("Global Securities"), as described below under "Book-Entry Debt Securities."

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Securities and as Bearer Securities, at the option of the holder, subject to the terms of the Indenture, Bearer Securities (accompanied by all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in the applicable Prospectus Supplement, any Bearer Security surrendered in exchange for a Registered Security between a record date or a special record date for defaulted interest and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Sections 2.06, 2.12 and 4.01)

     Debt Securities may be presented for exchange as provided above, and unless otherwise indicated in the applicable Prospectus Supplement, Registered Securities may be presented for registration of transfer (duly endorsed, or accompanied by a duly executed written instrument of transfer), at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon such transfer agent being satisfied with the documents of title and identity of the person making the request. The Company may at any time rescind the designation of any transfer agent, provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Debt Securities of such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Sections 2.06 and 4.02)

     In the event of any redemption of Debt Securities of any series, the Company will not be required to (i) register the transfer of or exchange Debt Securities of that series during a period of 15 days next preceding the selection of securities of such series to be redeemed; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption except, to the extent provided with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement, to exchange such Bearer Security for a Registered Security of that series and of like tenor and principal amount that is immediately surrendered for redemption. (Section 2.06)

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, interest and Additional Amounts, if any, on Registered Securities will be made at the office of such paying agent or paying agents as the Company may designate from time to time, except that at the option of the Company payment of any interest and any Additional Amounts may be made by check or draft mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register. Unless indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the record date for such interest. (Section 4.01)

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, interest and Additional Amounts, if any, on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents outside the United States as the Company may designate from time to time, or by check or by transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in the applicable Prospectus Supplement, any payment of interest on any Bearer Securities will be made only against surrender of the coupon relating to such interest installment. (Sections 2.06 and 4.02)

     Any paying agents in or outside the United States initially designated by the Company for the Debt Securities will be named in the applicable Prospectus Supplement. If the Debt Securities of a series are listed on a stock exchange located outside the United States, and such stock exchange shall so require, the Company will maintain a paying agent with respect to such series in London, Luxembourg or any other city so required located outside the United States so long as the Debt Securities of such series are listed on such exchange. The Company may at any time designate additional paying agents or rescind the designation of any paying agent, provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment. (Section 4.02)

     All monies paid by the Company to a paying agent for the payment of principal of or interest or Additional Amounts, if any, on any Debt Security which remain unclaimed at the end of one year after such principal, interest or Additional Amounts shall have become due and payable will be repaid to the Company and the holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof. (Section 4.03)

BOOK-ENTRY DEBT SECURITIES

     The Debt Securities of a series may be issued in the form of one or more Global Securities that will be deposited with a Depository or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Global Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not, subject to certain exceptions, be registered for transfer or exchange except to the Depository for such Global Security or a nominee of such Depository. (Section 2.06)

     The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the provisions described below will be applicable to depository arrangements.

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depository will be represented by a Global Security registered in the name of such Depository or its nominee. Upon the issuance of such Global Security and the deposit of such Global Security with or on behalf of the Depository for such Global Security, the Depository will credit on its book-entry registration and transfer system the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depository or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interest by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

     So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indenture. (Sections
2.06 and 11.03) Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the Indenture. The Company understands that, under existing industry practices, if the Company requests any action of holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indenture, the Depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Principal of and any premium, interest and Additional Amounts on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

LIMITATION ON LIENS ON STOCK OF RESTRICTED SUBSIDIARIES

     The Company will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for borrowed money (hereinafter referred to as "Debt") secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any Restricted Subsidiary without effectively providing that the Debt Securities (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company ranking equally with the Debt Securities and then existing or thereafter created) shall be secured equally and ratably with such Debt. (Section 4.06).

     For purposes of the Indenture, "Restricted Subsidiary" means The Lincoln National Life Insurance Company so long as it remains a subsidiary, as well as any successor to all or a principal part of the business of any such subsidiary and any other subsidiary which the Board of Directors designates as a Restricted Subsidiary. (Section 1.01) The Restricted Subsidiary accounted for approximately 78% of the consolidated revenues of the Company during the year ended December 31, 1997 and 86% of the consolidated assets of the Company at December 31, 1997. Prior to June 1997, the Company's ownership in American States Insurance Company also was considered a Restricted Subsidiary. Upon the announcement of the sale of the Company's interest in American States Insurance Company in June 1997, American States Insurance Company became a discontinued operation of the Company and therefor ceased to be considered a Restricted Subsidiary for purposes of the Indenture.

LIMITATION ON ISSUANCE OR DISPOSITION OF STOCK OF RESTRICTED SUBSIDIARIES

     The Company will not, nor will it permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any Capital Stock (other than nonvoting preferred stock) of any Restricted Subsidiary, except for (i) the purpose of qualifying directors; (ii) sales or other dispositions to the Company or one or more Restricted Subsidiaries; (iii) the disposition of all or any part of the Capital Stock of any Restricted Subsidiary for consideration which is at least equal to the fair value of such Capital Stock as determined by the Company's Board of Directors (acting in good faith); or (iv) an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or any Restricted Subsidiary. (Section 4.07)

     For the purposes of the Indenture, "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock. (Section 1.01)

DEFAULTS AND REMEDIES

     An Event of Default with respect to Debt Securities of any series is defined in the Indenture as being: (a) default for 30 days in payment of any interest or Additional Amounts on the Debt Securities of such series; (b) default in payment of principal or premium, if any, on the Debt Securities of such series when due either at maturity, upon redemption, by declaration or otherwise (except a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than 3 Business Days beyond the date on which such payment is due); (c) default in payment of any sinking fund installment when due and payable (except a failure to make payment resulting from mistake, oversight or transfer difficulties not continuing for more than three Business Days beyond the date on which such payment is due); (d) default by the Company in the performance or breach of any other covenant or warranty of the Company in respect of the Debt Securities of such series for a period of 60 days after notice thereof to the Company or Trustee; (e) certain events involving the bankruptcy or insolvency of the Company; or (f) other Events of Default as specified in the Supplemental Indenture or Board Resolution under which such series of Debt Securities was issued. (Section 6.01)

     The Indenture provides that (1) if an Event of Default described in clauses
(a), (b), (c) or, in the event of a default with respect to less than all Outstanding series under the Indenture, (d) above shall have occurred and be continuing with respect to one or more series, either the Trustee or the holders of 25 percent in principal amount of the Debt Securities of such series then Outstanding (each such series voting as a separate class) may declare the principal (or, in the case of original issue discount Debt Securities, the portion thereof specified in the terms thereof) of all Outstanding Debt Securities of such series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately and (2) if an Event of Default described in clause (d) (in the event of a default with respect to all Outstanding series) or (e) above shall have occurred and be continuing, either the Trustee or the holders of 25 percent in principal amount of all Debt Securities then Outstanding (voting as one class) may declare the principal (or, in the case of original issue discount Debt Securities, the portion of the principal amount thereof specified in the terms thereof) of all Debt Securities then Outstanding and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, or premium, interest or Additional Amounts, if any, on such Debt Securities) may be waived by the holders of a majority in principal amount of the Debt Securities of such series (or of all series, as the case may be) then Outstanding. (Sections 6.01 and 6.10)

     Holders may not enforce the Indenture or the Debt Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Debt Securities unless it receives indemnity satisfactory to it. Subject to certain limitations, holders of a majority in principal amount of the Debt Securities of any series may direct the Trustee in its exercise of any trust or power. The Company is required to deliver annually to the Trustee an officer's statement indicating whether the signer knows of any default by the Company in performing any of its obligations under the Indenture. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, interest or Additional Amounts, if any, or any sinking or purchase fund installment) if it determines that withholding notice is in their interest. (Sections 4.05, 6.06, 6.09, 6.11, 7.01 and 7.05).

DEFEASANCE

     Unless otherwise described in a Prospectus Supplement with respect to any series of Debt Securities, the Company, at its option, (a) will be discharged from any and all obligations in respect of such Debt Securities (except in each case for certain obligations to register the transfer or exchange of such Debt Securities, replace stolen, lost or mutilated Debt Securities, maintain paying agencies and hold moneys for payment in trust) on the ninety-first day after satisfaction of all conditions thereto or (b) effective upon the satisfaction of all conditions thereto, need not comply with certain restrictive covenants (including any covenants or agreements applicable with respect to a particular series of Debt Securities) under the Indenture and will not be limited by any restrictions with respect to merger, consolidation or sales of assets, in each case if the Company deposits with the Trustee, in trust, (x) money or (y) Government Obligations or a combination of (x) and (y) which, through the payment of interest thereon and principal thereof in accordance with their terms, will in the written opinion of independent public accountants selected by the Company, provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest and Additional Amounts, if any, and premium, if any, on, such Debt Securities on the dates such payments are due in accordance with the terms of such series. (Section 8.02) In order to avail itself of either of the foregoing options, no Event of Default shall have occurred and be continuing under the Indenture and the Company must provide to the Trustee (i) an opinion of counsel to the effect that holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option and will be subject to Federal income tax on the same amount and in the same manner, and at the same time as would have been the case if such option had not been exercised and, in the case of Debt Securities being discharged, such opinion shall be accompanied by a private letter ruling to that effect received from the United States Internal Revenue Service (the "Service") or a revenue ruling pertaining to a comparable form of transaction to that effect published by the Service, (ii) an officers' certificate to the effect that no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default, with respect to such Debt Securities shall have occurred and be continuing on the date of the deposit, and (iii) if the Debt Securities are listed on the New York Stock Exchange, an opinion of counsel to the effect that the exercise of such option will not cause the Debt Securities to be delisted. (Section 8.02) "Government Obligations" means generally direct noncallable obligations of the government which issued the currency in which the Debt Securities of the applicable series are denominated, noncallable obligations the payment of the principal of and interest on which is fully guaranteed by such government, and noncallable obligations on which the full faith and credit of such government is pledged to the payment of the principal thereof and interest thereon. (Section 1.01). In addition, the Company may obtain a discharge under the Indenture with respect to all the Debt Securities of a series by depositing with the Trustee, in trust, moneys or Government Obligations sufficient to pay at maturity or upon redemption principal of, premium, if any, and any interest and Additional Amounts on, all of the Debt Securities of such series, provided that all of the Debt Securities of such series are by their terms to become due and payable within one year or are to be called for redemption within one year. No opinion of counsel or ruling relating to the tax consequences to holders is required with respect to a discharge pursuant to the provisions described in the immediately preceding sentence. (Section 8.01) In the event of any discharge of Debt Securities pursuant to the terms of the Indenture described above, the holders of such Debt Securities will thereafter be able to look solely to such trust fund, and not to the Company, for payments of principal, premium, if any, and interest and Additional Amounts, if any. (Sections 8.01 and 8.02)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company may not consolidate with or merge into, or sell, lease or convey all or substantially all of its assets to, another corporation unless (i) the successor or transferee corporation, which shall be a corporation organized and existing under the laws of the United States or a State thereof, assumes by supplemental indenture all the obligations of the Company under the Debt Securities and the Indenture and (ii) the Company or successor corporation, as the case may be, will not, immediately after such consolidation or merger or sale, lease or conveyance, be in default in the performance of any covenant or condition with respect to the Debt Securities or the Indenture. The Company will deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the terms of the Indenture. Upon any consolidation or merger, or any sale, lease or conveyance of all or substantially all of the assets of the Company, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture. (Sections 5.01 and 5.02). Thereafter all obligations of the predecessor corporation shall terminate. (Section 5.01)

MODIFICATION OF THE INDENTURE

     The Indenture permits the Company and the Trustee to amend or supplement the Indenture or the Debt Securities without notice to or consent of any holder of a Debt Security for certain purposes, including without limitation, to cure any ambiguity, defect or inconsistency, to comply with Section 5.01 (relating to when the Company may consolidate, merge or sell all or substantially all of its assets), to provide for uncertificated Debt Securities, to establish the form or terms of Debt Securities of any series or to make any change that does not adversely affect the rights of any holder of a Debt Security. (Section 9.01) Certain modifications and amendments of the Indenture may be made by the Company and the Trustee only with the consent of the holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of each series issued under the Indenture which is affected by the modification or amendment (voting as one class). However, no such modification or amendment may, without the consent of the holder of each Debt Security affected thereby, (i) reduce the aforesaid percentage of Debt Securities whose holders must consent to an amendment, supplement or waiver; (ii) reduce the rate or rates or extend the time for payment of interest or Additional Amounts, if any, on any Debt Security; (iii) reduce the principal of or premium, if any, on or extend the fixed maturity of any Debt Security; (iv) modify or effect in any manner adverse to the holders of Debt Securities the terms and conditions of the obligations of the Company in respect of its obligations under the Indenture; (v) waive a default in the payment of principal of or premium or interest or Additional Amounts, if any, on any Debt Security; (vi) impair the right to institute a suit for the enforcement of any payment on or with respect to any series of Debt Securities; (vii) change a Place of Payment; or (viii) make any Debt Security payable in currency other than that stated in the Debt Security. (Section 9.02)

REGARDING THE TRUSTEE

     The Trustee is a participant in the Company's revolving credit agreement, and the Company has maintained other banking relationships with the Trustee in the normal course of business. The Trustee also acts as trustee and paying agent for the Company's 7 1/8% Notes due July 15, 1999, 7 5/8% Notes due July 15, 2002, 7 1/4% Debentures due May 15, 2005, 6 1/2% Notes due March 15, 2008, 7%
Notes due March 15, 2018 and 9 1/8% Debentures due October 1, 2024.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The Junior Subordinated Debt Securities may be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Junior Subordinated Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Junior Subordinated Indenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Junior Subordinated Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. The Junior Subordinated Indenture is qualified under the Trust Indenture Act. Parenthetical references in this Section are to provisions of the Junior Subordinated Indenture. Certain terms defined in the Junior Subordinated Indenture are capitalized in this Prospectus. Whenever particular defined terms of the Junior Subordinated Indenture are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

     Each series of Junior Subordinated Debt Securities will rank pari passu with all other series of Junior Subordinated Debt Securities and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Junior Subordinated Indenture to all Senior Debt (as defined below) of the Company. See "-- Subordination." The Company is a non-operating holding company and almost all of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations. The payment of dividends by the Company's insurance company subsidiaries is limited under the insurance company holding company laws of the states in which such subsidiaries are domiciled. Accordingly, the Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Company for payments on the Junior Subordinated Debt Securities. The payment of dividends by the Company's insurance company subsidiaries is limited under the insurance holding company laws of the states in which such subsidiaries are domiciled. Except as otherwise provided in the applicable Prospectus Supplement, the Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Junior Subordinated Indenture, any other indenture that the Company may enter into in the future or otherwise. See "-- Subordination" and the Prospectus Supplement relating to any offering of Offered Securities.

     The Junior Subordinated Debt Securities will be issuable in one or more series pursuant to an indenture supplemental to the Junior Subordinated Indenture or a resolution of the Company's Board of Directors or a committee thereof.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debt Securities: (1) the title of the Junior Subordinated Debt Securities; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debt Securities; (3) the date or dates on which the principal of the Junior Subordinated Debt Securities is payable (the "Stated Maturity") or the method of determination thereof; (4) the rate or rates, if any, at which the Junior Subordinated Debt Securities shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of the Company to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Junior Subordinated Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest on the Junior Subordinated Debt Securities will be payable and where, subject to the terms of the Junior Subordinated Indenture as described below under "-- Denominations, Registration and Transfer," the Junior Subordinated Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Junior Subordinated Debt Securities and the Junior Subordinated Indentures may be made ("Place of Payment"); (6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company or a holder thereof; (7) the obligation or the right, if any, of the Company or a holder thereof to redeem, purchase or repay the Junior Subordinated Debt Securities and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debt Securities shall be issuable if other than denominations of $25 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debt Securities shall be payable, or in which the Junior Subordinated Debt Securities shall be denominated; (10) any additions, modifications or deletions in the Events of Default or covenants of the Company specified in the Junior Subordinated Indenture with respect to the Junior Subordinated Debt Securities; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debt Securities that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Junior Subordinated Indenture with respect to a series of Junior Subordinated Debt Securities as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debt Securities and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debt Securities of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debt Securities of such series; (5) subject to the terms described under "-- Global Junior Subordinated Debt Securities", whether the Junior Subordinated Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any Paying Agent or Agents; (17) the terms and conditions of any obligation or right of the Company or a holder to convert or exchange the Junior Subordinated Debt Securities into Preferred Securities; (18) the form of Trust Agreement and Guarantee Agreement, if applicable; (19) the relative degree, if any, to which such Junior Subordinated Debt Securities of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debt Securities or other indebtedness of the Company in right of payment, whether such other series of Junior Subordinated Debt Securities or other indebtedness are outstanding or not; and (20) any other terms of the Junior Subordinated Debt Securities not inconsistent with the provisions of the Junior Subordinated Indenture.

     Junior Subordinated Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Junior Subordinated Debt Securities is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States Federal income tax consequences, specific terms and other information with respect to such issue of Junior Subordinated Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debt Securities, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debt Securities will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. Junior Subordinated Debt Securities of any series will be exchangeable for other Junior Subordinated Debt Securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same interest rate.

     Junior Subordinated Debt Securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Junior Subordinated Debt Securities and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. The Company will appoint the Trustee as Securities Registrar under the Junior Subordinated Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by the Company with respect to any series of Junior Subordinated Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debt Securities.

     In the event of any redemption, neither the Company nor the Junior Subordinated Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debt Securities of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debt Securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debt Securities so selected for redemption, except, in the case of any Junior Subordinated Debt Securities being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBT SECURITIES

     The Junior Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debt Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debt Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debt Securities represented thereby, a Global Junior Subordinated Debt Security may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Junior Subordinated Debt Security, and the deposit of such Global Junior Subordinated Debt Security with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debt Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debt Securities represented by such Global Junior Subordinated Debt Security to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debt Securities or by the Company if such Junior Subordinated Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Junior Subordinated Debt Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debt Security.

     So long as the Depositary for a Global Junior Subordinated Debt Security, or its nominee, is the registered owner of such Global Junior Subordinated Debt Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debt Securities represented by such Global Junior Subordinated Debt Security for all purposes under the Junior Subordinated Indenture governing such Junior Subordinated Debt Securities. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debt Security will not be entitled to have any of the individual Junior Subordinated Debt Securities of the series represented by such Global Junior Subordinated Debt Security registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Junior Subordinated Indenture.

     Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debt Securities represented by a Global Junior Subordinated Debt Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debt Security representing such Junior Subordinated Debt Securities. None of the Company, the Junior Subordinated Indenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debt Security representing such Junior Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for a series of Junior Subordinated Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Junior Subordinated Debt Security representing any of such Junior Subordinated Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debt Security for such Junior Subordinated Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debt Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Junior Subordinated Debt Securities of such series in exchange for the Global Junior Subordinated Debt Security representing such series of Junior Subordinated Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debt Securities, determine not to have any Junior Subordinated Debt Securities of such series represented by one or more Global Junior Subordinated Debt Securities and, in such event, will issue individual Junior Subordinated Debt Securities of such series in exchange for the Global Junior Subordinated Debt Security or Securities representing such series of Junior Subordinated Debt Securities. Further, if the Company so specifies with respect to the Junior Subordinated Debt Securities of a series, an owner of a beneficial interest in a Global Junior Subordinated Debt Security representing Junior Subordinated Debt Securities of such series may, on terms acceptable to the Company, the Junior Subordinated Indenture Trustee and the Depositary for such Global Junior Subordinated Debt Security, receive individual Junior Subordinated Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debt Securities. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debt Security will be entitled to physical delivery of individual Junior Subordinated Debt Securities of the series represented by such Global Junior Subordinated Debt Security equal in principal amount to such beneficial interest and to have such Junior Subordinated Debt Securities registered in its name. Individual Junior Subordinated Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debt Securities will be made at the office of the Junior Subordinated Indenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time in the applicable Prospectus Supplement, except that at the option of the Company payment of any interest may be made (i), except in the case of Global Junior Subordinated Debt Securities, by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debt Securities will be made to the Person in whose name such Junior Subordinated Debt Security is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each Place of Payment for each series of Junior Subordinated Debt Securities.

     Any moneys deposited with the Junior Subordinated Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debt Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debt Security shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

     If provided in the applicable Prospectus Supplement, the Company shall have the right at any time and from time to time during the term of any series of Junior Subordinated Debt Securities to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debt Securities. Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debt Securities will be described in the applicable Prospectus Supplement.

REDEMPTION

     Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debt Securities will not be subject to any sinking fund.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Company may, at its option, redeem the Junior Subordinated Debt Securities of any series in whole at any time or in part from time to time. Junior Subordinated Debt Securities in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debt Security so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the principal amount thereof.

     Except as otherwise specified in the applicable Prospectus Supplement, if a Junior Subordinated Debt Security Tax Event (as defined below) in respect of a series of Junior Subordinated Debt Securities shall occur and be continuing, the Company may, at its option, redeem such series of Junior Subordinated Debt Securities in whole (but not in part) at any time within 90 days of the occurrence of such Junior Subordinated Debt Security Tax Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debt Securities then outstanding plus accrued and unpaid interest to the date fixed for redemption.

     "Junior Subordinated Debt Security Tax Event" means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the applicable series of Junior Subordinated Debt Securities under the Junior Subordinated Indenture, there is more than an insubstantial risk that interest payable by the Company on such series of Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Junior Subordinated Debt Securities to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debt Securities or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

     The Company will also covenant, as to each series of Junior Subordinated Debt Securities, that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debt Securities) that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights or the issuance of stock under such plans in the future, (c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock under any of the Company's benefit plans for its directors, officers or employees) if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Junior Subordinated Indenture with respect to the Junior Subordinated Debt Securities of such series and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debt Securities are held by a Lincoln Trust of a series of Related Preferred Securities, the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Preferred Securities or (iii) the Company shall have given notice of its selection of an Extension Period as provided in the Junior Subordinated Indenture with respect to the Junior Subordinated Debt Securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF JUNIOR SUBORDINATED INDENTURE

     From time to time the Company and the Junior Subordinated Indenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debt Securities, amend, waive or supplement the Junior Subordinated Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debt Securities or, in the case of Corresponding Junior Subordinated Debt Securities, the holders of the Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Junior Subordinated Indenture under the Trust Indenture Act. The Junior Subordinated Indenture contains provisions permitting the Company and the Junior Subordinated Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debt Securities affected, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of such series of the Junior

Subordinated Debt Securities; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debt Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except such extension as is contemplated hereby) or (ii) reduce the percentage of principal amount of Junior Subordinated Debt Securities of any series, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture, provided that, in the case of Corresponding Junior Subordinated Debt Securities, so long as any of the Related Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Junior Subordinated Debt Security Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Related Preferred Securities unless and until the principal of the Corresponding Junior Subordinated Debt Securities and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

     In addition, the Company and the Junior Subordinated Indenture Trustee may execute, without the consent of any holder of Junior Subordinated Debt Securities, any supplemental Junior Subordinated Indenture for the purpose of creating any new series of Junior Subordinated Debt Securities.

JUNIOR SUBORDINATED DEBT SECURITY EVENTS OF DEFAULT

     The Junior Subordinated Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debt Securities that has occurred and is continuing constitutes a "Junior Subordinated Debt Security Event of Default" with respect to such series of Junior Subordinated Debt Securities:

          (i) failure for 30 days to pay any interest on such series of the Junior Subordinated Debt Securities, when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debt Securities when due whether at maturity, upon redemption by declaration or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Company from the Junior Subordinated Indenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such series of outstanding Junior Subordinated Debt Securities; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

     The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Indenture Trustee. The Junior Subordinated Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of Junior Subordinated Debt Securities may declare the principal due and payable immediately upon a Junior Subordinated Debt Security Event of Default, and, in the case of Corresponding Junior Subordinated Debt Securities, should the Junior Subordinated Indenture Trustee or such holders of such Corresponding Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the Related Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debt Securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Junior Subordinated Debt Securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Junior Subordinated Indenture Trustee. In the case of Corresponding Junior Subordinated Debt Securities, should the holders of such Corresponding Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Related Preferred Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Junior Subordinated Debt Securities, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Junior Subordinated Indenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debt Security. In the case of Corresponding Junior Subordinated Debt Securities, should the holders of such Corresponding Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Related Preferred Securities shall have such right. The Company is required to file annually with the Junior Subordinated Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

     In case a Junior Subordinated Debt Security Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debt Securities, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debt Securities, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debt Securities.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Junior Subordinated Debt Security Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the related Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such related Junior Subordinated Debt Securities having a principal amount equal to the aggregate Liquidation Amount of the related Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. If the right to bring a Direct Action is removed, the applicable Issue may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. The Company shall have the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the related Junior Subordinated Debt Securities.

     The holders of the Preferred Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debt Securities unless there shall have been an Event of Default under the Trust Agreement. See "Description of Preferred Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Junior Subordinated Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless
(i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debt Securities issued under the Junior Subordinated Indenture; (ii) immediately after giving effect thereto, no Junior Subordinated Debt Security Event of Default, and no event which, after notice or lapse of time or both, would become a Junior Subordinated Debt Security Event of Default, shall have happened and be continuing; (iii) in the case of Corresponding Junior Subordinated Debt Securities, such transaction is permitted under the related Trust Agreement or Guarantee and does not give rise to any breach or violation of the related Trust

Agreement and Guarantee, and (iv) certain other conditions as prescribed in the Junior Subordinated Indenture are met.

     The general provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debt Securities.

SATISFACTION AND DISCHARGE

     The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debt Securities not previously delivered to the Junior Subordinated Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Junior Subordinated Indenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debt Securities are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debt Securities not previously delivered to the Junior Subordinated Indenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Junior Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Subordinated Indenture.

CONVERSION OR EXCHANGE

     If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debt Securities of any series may be convertible or exchangeable into Preferred Securities or other securities. The specific terms on which Junior Subordinated Debt Securities of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of Preferred Securities or other securities to be received by the Holders of Junior Subordinated Debt Securities would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

     In the Junior Subordinated Indenture, the Company has covenanted and agreed that any Junior Subordinated Debt Securities issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Junior Subordinated Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debt Securities or, in the case of Corresponding Junior Subordinated Debt Securities, the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debt Securities.

     In the event of the acceleration of the maturity of any Junior Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debt Securities.

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Junior Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debt Securities or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debt Securities; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) Debt to any employee of the Company, (iv) any liability for taxes, (v) indebtedness or monetary obligations to trade creditors or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services, and (vi) any other debt securities issued pursuant to the Junior Subordinated Indenture.

     The Company is a non-operating holding company and almost all of the operating assets of the Company are owned by such subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including liabilities under contracts of insurance and annuities written by the Company's insurance subsidiaries. Holders of Junior Subordinated Debt Securities should look only to the assets of the Company for payments of interest and principal and premium, if any.

     The Junior Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

     The Junior Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.

GOVERNING LAW

     The Junior Subordinated Indenture and the Junior Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE JUNIOR SUBORDINATED INDENTURE TRUSTEE

     The Junior Subordinated Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Junior Subordinated Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Junior Subordinated Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Junior Subordinated Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES

     The Corresponding Junior Subordinated Debt Securities may be issued in one or more series of Junior Subordinated Debt Securities under the Junior Subordinated Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance of each Lincoln Trust's Preferred Securities, such Lincoln Trust will invest the proceeds thereof and the consideration paid by the Company for the Common Securities in a series of Corresponding Junior Subordinated Debt Securities issued by the Company to such Lincoln Trust. Each series of Corresponding Junior Subordinated Debt Securities will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Lincoln Trust and will rank pari passu with all other series of Junior Subordinated Debt Securities. Holders of the Related Preferred Securities for a series of Corresponding Junior Subordinated Debt Securities will have the rights in connection with modifications to the Junior Subordinated Indenture or upon occurrence of Junior Subordinated Debt Security Events of Default described under "-- Modification of Junior Subordinated Indenture" and "-- Junior Subordinated Debt Security Events of Default", unless provided otherwise in the Prospectus Supplement for such Related Preferred Securities.

     If a Special Event in respect of a Lincoln Trust of Related Preferred Securities shall occur and be continuing, the Company may, at its option, redeem the Corresponding Junior Subordinated Debt Securities at any time within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of the Junior Subordinated Indenture. The redemption price for any Corresponding Junior Subordinated Debt Securities shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debt Securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Lincoln Trust is the holder of all the outstanding series of Corresponding Junior Subordinated Debt Securities, the proceeds of any such redemption will be used by the Lincoln Trust to redeem the corresponding Trust Securities in accordance with their terms. The Company may not redeem a series of Corresponding Junior Subordinated Debt Securities in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debt Securities of such series for all interest periods terminating on or prior to the Redemption Date.

     The Company will covenant in the Junior Subordinated Indenture as to each series of Corresponding Junior Subordinated Debt Securities, that if and so long as (i) the Lincoln Trust of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debt Securities, (ii) a Tax Event in respect of such Lincoln Trust has occurred and is continuing and (iii) the Company has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Preferred Securities -- Redemption or Exchange") in respect of such Trust Securities, the Company will pay to such Lincoln Trust such Additional Sums. The Company will also covenant, as to each series of Corresponding Junior Subordinated Debt Securities, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Lincoln Trust to which Corresponding Junior Subordinated Debt Securities have been issued, provided that certain successors which are permitted pursuant to the Junior Subordinated Indenture may succeed to the Company's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Lincoln Trust, except (a) in connection with a distribution of Corresponding Junior Subordinated Debt Securities to the holders of the Preferred Securities in liquidation of such Lincoln Trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and
(iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Lincoln Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

                DESCRIPTION OF PREFERRED STOCK AND COMMON STOCK

GENERAL

     The Company may issue, separately or together with other Offered Securities, shares of Common Stock or Preferred Stock, all as set forth in the Prospectus Supplement relating to the Common Stock or Preferred Stock for which this Prospectus is being delivered. In addition, if the Prospectus Supplement so provides, the Debt Securities or Preferred Stock may be convertible into or exchangeable for Common Stock.

     The Company's Articles of Incorporation currently authorize the issuance of 800,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock ("Preferred Stock"). The Company's Preferred Stock may be issued from time to time in one or more series by resolution of the Board of Directors. The Company has outstanding one series of Preferred Stock, consisting of the Company's $3.00 Cumulative Convertible Preferred Stock, Series A (without par value) (the "Series A Preferred Stock"). At December 31, 1997, the Company had issued and outstanding 100,859,478 shares of Common Stock and 35,091 shares of Series A Preferred Stock.

     As described under "Description of Depositary Shares", the Company may, at its option, elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts ("Depositary Receipts"), each representing an interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Preferred Stock Depositary (as defined herein).

     The following descriptions of the classes of the Company's capital stock are summaries, do not purport to be complete, and are subject, in all respects, to the applicable provisions of the Indiana Business Corporation Law and the Company's Articles of Incorporation (including the Certificate of Resolution by the Board of Directors of the Company Designating the Rights and Preferences of the Series A Preferred Stock), and the Rights Agreement, referred to below, with The First National Bank of Boston, which, in each case, are included as exhibits to the Registration Statement of which this Prospectus forms a part.

COMMON STOCK

     Holders of the Company's Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors after all dividends accrued on all preferred or special classes of shares entitled to preferential dividends have been paid or declared and set apart for payment out of funds legally available therefor. Upon liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of Common Stock are entitled to receive pro rata any net assets of the Company remaining after the claims of creditors and preferences of the Series A Preferred Stock, and any other series of Preferred Stock at the time outstanding, have been paid in full. The Company's Articles of Incorporation provide that holders of Common Stock and holders of any series of Preferred Stock from time to time outstanding shall each have the right at every meeting of shareholders to one vote for each share of Common Stock and/or Preferred Stock so held, and holders of Common Stock and holders of Preferred Stock shall so vote as one class. Under certain circumstances as provided by law, the Company's Articles of Incorporation or the terms of the Preferred Stock, certain series of Preferred Stock may vote as a separate class or classes. The Company's Bylaws presently provide for three classes of directors, with directors in each class serving staggered three-year terms. The holders of Common Stock do not have any preemptive rights to subscribe for additional shares, and the Common Stock does not have cumulative voting rights.

     The Company's Common Stock is listed on the New York, Chicago, Pacific and London Stock Exchanges. The outstanding shares of Common Stock are, and the Common Stock offered hereby when issued will be, validly issued, fully paid and non-assessable. The Company will take appropriate action to list the Common Stock offered hereby as described in the Prospectus Supplement relating to any issuance of Common Stock.

     Common Stock Purchase Rights. On November 14, 1996, the Board of Directors of the Company authorized the amendment and restatement of the Rights Agreement dated November 7, 1986 between the

Company and The First National Bank of Boston as rights agent (the "Rights Agent"), relating to certain Common Share purchase rights (the "Common Rights") issued on each outstanding share of Common Stock of the Company ("Common Share"). After separation from the Common Stock, each Common Right will entitle the holder thereof until the earlier of November 14, 2006 or the redemption of the Common Rights to buy one Common Share at an exercise price of $200.00, subject to adjustment. The Common Rights will continue to be represented by the certificates for Common Shares and will not be exercisable, or transferable apart from the Common Shares, until the earlier of the tenth calendar day after the announcement that a person or group has acquired beneficial ownership of 15% or more of the Common Shares (an "Acquiring Person") or the tenth business day after a person commences, or announces an intention to commence, an offer the consummation of which would result in a person beneficially owning 15% or more of the Common Shares. Separate certificates for the Common Rights will be mailed to holders of the Common Shares as of such date. The Common Rights will then begin trading separately from the Common Shares. As long as the Common Rights are attached to the Common Shares, the Company will issue one Common Right with each Common Share that shall become outstanding so that all Common Shares will have attached Common Rights.

     In the event that (1) the Company is acquired in a merger or other business combination transaction, or (2) any person consolidates or merges with the Company and all or part of the Common Shares are exchanged for securities, cash or property of any other person, or (3) 50% or more of the Company's consolidated assets or earning power are sold, each Common Right will entitle its holder to purchase, at the exercise price of the Common Right, that number of shares of common stock of the surviving company which at the time of such transaction would have a market value of two times the exercise price of the Common Right. Alternatively, if a person acquires 15% or more of the outstanding Common Shares, each Common Right not owned by the Acquiring Person would become exercisable for the number of Common Shares which would then have a market value of two times the exercise price of the Common Right. In addition, at any time after a person becomes an Acquiring Person, and before its acquisition of 50% or more of the Common Shares, the Board of Directors of the Company may exchange Common Rights, other than Common Rights owned by the Acquiring Person, in whole or in part, at an exchange ratio of one Common Share per Common Right (subject to adjustment).

     The Common Rights are redeemable in whole, but not in part, at $.01 per Common Right at any time prior to the expiration of 10 calendar days from the date of the public announcement that a person or group has become an Acquiring Person. The Common Rights will expire on November 14, 2006 (unless sooner redeemed). Until a Common Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The purchase price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Common Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) as a result of the grant to holders of the Common Shares of certain rights or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares or (iii) as a result of the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in the Common Shares) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price.

     The Common Rights have certain anti-takeover effects. The Common Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company, except pursuant to an offer conditioned on a substantial number of Common Rights being acquired. The Common Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Common Rights may be redeemed in whole, but not in part, by the company at $.01 per Common Right prior to the expiration of ten calendar days from the date of the public announcement that a person or group has become an Acquiring Person.

     Certain Provisions of the Company's Articles of Incorporation. The Company's Articles of Incorporation provide that the affirmative vote of the holders of three-fourths of the Company's voting stock is required to amend
Article VII, which deals with the number, classification, qualifications and removal of directors. Article VII provides that the number of directors may be fixed in the Bylaws, that qualifications for directors may be set in the Bylaws, and that the Bylaws may provide for classification of the Board. The Bylaws can be amended only by action of the Board. Article VII also provides that directors can be removed, with or without cause, at a meeting of shareholders called expressly for that purpose upon the affirmative vote of the holders of at least three-fourths of the Company's voting stock.

     The provisions of Article VII requiring the affirmative vote of three-fourths of the Company's voting stock to amend Article VII could make it difficult for the shareholders to change the existing provision of that Article, which, in turn, could discourage proxy contests and tender offers and make it more likely that incumbent directors will maintain their positions.

     The Articles of Incorporation also contain a "fair price" provision which requires, subject to certain exceptions, certain kinds of business combinations involving the Company and any shareholder holding 10% or more of the Company's voting stock (or certain affiliates of such shareholder) to be approved by the holders of at least three-fourths of the Company's voting stock, unless (i) the transaction is approved by a majority of the members of the Board of Directors of the Company who are not affiliated with the 10% shareholder making the proposal, or (ii) the transaction meets certain minimum price and procedural requirements (in either of which cases, only the normal shareholder and director approval requirements of the Indiana Business Corporation Law would govern the transaction). The "fair price" provision may be amended or repealed only upon the affirmative vote of the holders of at least three-fourths of the Company's voting stock. The "fair price" provision is intended to increase the likelihood that all shareholders of the Company will be treated similarly if certain kinds of business combinations are effected. The "fair price" provision may have the effect of making a takeover of the Company more expensive and may therefore discourage tender offers for less than three-fourths of the Company's stock and acquisitions of substantial blocks of the Company's stock with a view to acquiring control of the Company.

     Certain State Law Provisions. Chapter 43 of the Indiana Business Corporation Law also restricts business combinations with interested shareholders. It prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between certain corporations having 100 or more shareholders that also have a class of voting shares registered with the Securities and Exchange Commission under Section 12 of the Exchange Act (which includes the Company) and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares of that corporation, for five years following the date the shareholder acquired such 10% beneficial ownership, unless the acquisition or the business combination was approved by the board of directors in advance of such date. Moreover, the acquisition or business combination must meet all requirements of the corporation's articles of incorporation, as well as the requirements specifically set out in the Indiana Business Corporation Law. After the five-year period expires, a business combination with an interested shareholder that did not receive board approval prior to the interested shareholder's acquisition date may take place only if such combination is approved by a majority vote of shares not held by the interested shareholder or its affiliates or if the proposed combination meets certain minimum price requirements based upon the highest price paid by the interested shareholder. The aggregate amount of cash and the market value of non-cash consideration to be received by holders of all outstanding stock other than common stock is to be determined under criteria similar to those for common stock, except that the minimum price to be received by such shareholders cannot be less than the highest preferential amount per share to which holders of such class of stock are entitled in the event of voluntary dissolution, plus dividends declared or due. The consideration to be received by holders of a particular class must be distributed promptly and paid in cash or in the same form as the interested shareholder used to acquire the largest number of shares it owns in that class. Finally, the interested shareholder must not have become the beneficial owner of any more voting shares of stock since it became an interested shareholder, with certain exceptions.

     Chapter 42 of the Indiana Business Corporation Law includes provisions designed to protect minority shareholders in the event that a person acquires, pursuant to a tender offer or otherwise, shares giving it more than 20%, more than 33 1/3%, or more than 50% of the outstanding voting power ("Control Shares") of corporations having 100 or more shareholders. Unless the corporation's articles of incorporation or bylaws provide that Chapter 42 does not apply to control share acquisitions of shares of the corporation before the control share acquisition, an acquirer who purchases Control Shares without seeking and obtaining the prior approval of the board of directors cannot vote the Control Shares until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding the Control Shares and any shares held by officers of the corporation and employees of the corporation who are directors thereof), approve in a special or annual meeting the rights of the acquirer to vote the Control Shares. An Indiana corporation otherwise subject to Chapter 42 may elect not to be covered by the statute by so providing in its articles of incorporation or bylaws. The Company is currently subject to the statute.

     Indiana insurance laws and regulations provide that no person may acquire voting securities of the Company if after such acquisition such person would directly or indirectly be in control of the Company, unless such person has provided certain required information to the Company and to the Indiana Insurance Commissioner (the "Indiana Commissioner") and the Indiana Commissioner has approved the acquisition. Control of the Company is presumed to exist if any person beneficially owns 10% or more of the voting securities of the Company. Furthermore, the Indiana Commissioner may determine, after notice and hearing, that control exists notwithstanding the absence of a presumption to that effect. Consequently, no person may acquire, directly or indirectly, 10% or more of the voting securities of the Company to be outstanding after the Offerings, or otherwise acquire control of the Company, unless such person has provided such required information to the Indiana Commissioner and the Indiana Commissioner has approved such acquisition.

     Transfer Agent and Registrar. The First National Bank of Boston serves as Transfer Agent and Registrar for shares of the Company's Common Stock.

PREFERRED STOCK

     The Company's Preferred Stock has, upon issuance, preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of the Company. Other relative rights, preferences and limitations of each series of Preferred Stock, including dividend, redemption, liquidation, sinking fund, conversion and other provisions, are determined by the Board of Directors in the resolutions establishing and designating such series and as described in the Prospectus Supplement relating to the series of Preferred Stock. The Series A Preferred Stock constitutes the only series of Preferred Stock currently authorized for issuance by the Board of Directors.

     The Company's Articles of Incorporation provide that each holder of Preferred Stock of any series from time to time outstanding shall be entitled to one vote per share upon all matters submitted to vote at every meeting of shareholders of the Company. Further, in the event that six or more quarterly dividends, whether or not consecutive, on any series of Preferred Stock shall be in default, the holders of any outstanding series of Preferred Stock as to which such default exists shall be entitled, at the next annual meeting of shareholders, to vote as a class to elect two directors of the Company. Such right shall continue with respect to shares of cumulative Preferred Stock, including the Series A Preferred Stock, until all accumulated and unpaid dividends on all such shares, the holders of which were entitled to vote at the previous annual meeting of shareholders, have been paid or declared and set aside for payment and, with respect to shares of non-cumulative Preferred Stock, if any, until any non-cumulative dividends have been paid or declared and set apart for payment for four consecutive quarterly dividend periods on all such shares, the holders of which were entitled to vote at the previous annual meeting of shareholders.

     The approval of the holders of record of at least two-thirds of the outstanding shares of all series of Preferred Stock of the Company, voting as a class, will be required to (a) amend the Company's Articles of Incorporation to create or authorize any stock ranking prior to or on a parity with such Preferred Stock with respect to the payment of dividends or distributions upon dissolution, liquidation or winding up, or to create or authorize any security convertible into shares of any such stock; (b) amend, alter, change or repeal any of the express terms of the Preferred Stock, or any series thereof, in any prejudicial manner (provided only holders of two-thirds of the outstanding shares of the series prejudiced by such change or repeal need consent to such action); (c) merge or consolidate with another corporation whereby the Company is not the surviving entity, if thereby the rights, preferences or powers of the Preferred Stock would be adversely affected or Offered Securities would thereupon be authorized or outstanding which could not otherwise have been created without the approval of such Preferred Stockholders; or (d) authorize, or revoke a previously authorized, voluntary dissolution of the Company, approve any limitation of the term of the existence of the Company or authorize the sale, lease, exchange or other disposition of all or substantially all of the property of the Company.

     In the event of voluntary or involuntary dissolution, liquidation or winding-up of the Company, the holders of each series of the Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to its shareholders, before distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of Preferred Stock upon liquidation, a liquidating distribution in an amount per share as set forth in the Prospectus Supplement relating to such series of Preferred Stock, plus accrued and unpaid dividends.

     The Preferred Stock, when issued, will be fully paid and non-assessable. Unless otherwise specified in the Prospectus Supplement relating to the particular series of a Preferred Stock, each series of Preferred Stock will be on a parity in all respects with other series of Preferred Stock.

SERIES A PREFERRED STOCK

     At December 31, 1997, the Company had issued and outstanding 35,091 shares of Series A Preferred Stock. Cumulative dividends are payable quarterly, as declared by the Board of Directors, on shares of Series A Preferred Stock at the per annum rate of $3.00 per share. Upon the liquidation, dissolution or winding up of the Company, the Series A Preferred Stock is entitled to a liquidation preference of $80.00 per share, or $2,807,280 in the aggregate at December 31, 1997, plus accrued dividends, before any assets may be distributed to holders of Common Stock or any other stock ranking junior to the Series A Preferred Stock. The Series A Preferred Stock may be redeemed at any time at the option of the Company, in whole or in part, at a redemption price of $80.00 per share plus accrued dividends, and the Series A Preferred Stock is convertible into Common Stock at the option of the holder at a rate of eight shares of Common Stock (subject to adjustment) for each share of Series A Preferred Stock.

                        DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts summarizes the material terms of the Deposit Agreement and of the Depositary Shares and Depositary Receipts, and is qualified in its entirety by reference to, the form of Deposit Agreement and form of Depositary Receipts relating to each series of the Preferred Stock.

GENERAL

     The Company may, at its option, elect to have shares of Preferred Stock be represented by Depositary Shares. The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company (the "Preferred Stock Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Preferred Stock Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion, exchange and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the applicable interest in a number of shares of a particular series of the Preferred Stock described in the applicable Prospectus Supplement.

     A holder of Depositary Shares will be entitled to receive the shares of Preferred Stock (but only in whole shares of Preferred Stock) underlying such Depositary Shares. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the whole number of shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Preferred Stock Depositary will distribute all cash dividends or other cash distributions in respect to the Preferred Stock to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders.

     In the event of a distribution other than in cash in respect to the Preferred Stock, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.

     The amount so distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Preferred Stock Depositary on account of taxes.

CONVERSION AND EXCHANGE

     If any Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange as set forth in the Prospectus Supplement relating thereto, each record holder of Depositary Shares will have the right or obligation to convert or exchange such Depositary Shares pursuant to the terms thereof.

REDEMPTION OF DEPOSITARY SHARES

     If Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be equal to the aggregate redemption price payable with respect to the number of shares of Preferred Stock underlying the Depositary Shares. Whenever the Company redeems Preferred Stock from the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date a proportionate number of Depositary Shares representing the shares of Preferred Stock that were redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the redemption price upon such redemption. Any funds deposited by the Company with the Preferred Stock Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to the Company after a period of two years from the date such funds are so deposited.

VOTING

     Upon receipt of notice of any meeting at which the holders of any shares of Preferred Stock underlying the Depositary Shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice to the record holders of the Depositary Receipts. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the Preferred Stock to the extent it does not receive specific written instructions from holders of Depositary Receipts representing such Preferred Stock.

RECORD DATE

     Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Preferred Stock Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of or any election on the part of the Company to call for the redemption of any Preferred Stock, the Preferred Stock Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Preferred Stock Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts.

     Whenever so directed by the Company, the Preferred Stock Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Preferred Stock Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Preferred Stock Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Preferred Stock Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Preferred Stock Depositary will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Preferred Stock Depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered.

CHARGES OF PREFERRED STOCK DEPOSITARY

     The Company will pay all charges of the Preferred Stock Depositary including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.

MISCELLANEOUS

     The Preferred Stock Depositary will make available for inspection by holders of Depositary Receipts at its corporate office and its New York office, all reports and communications from the Company which are delivered to the Preferred Stock Depositary as the holder of Preferred Stock.

     Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Preferred Stock Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of the Company under the Deposit Agreement are limited to performing its duties thereunder in good faith. Neither the Company nor the Preferred Stock Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

     The Preferred Stock Depositary may resign at any time or be removed by the Company, effective upon the acceptance by its successor of its appointment; provided, that if a successor Preferred Stock Depositary has not been appointed or accepted such appointment within 45 days after the Preferred Stock Depositary has delivered a notice of election to resign to the Company, the Preferred Stock Depositary may terminate the Deposit Agreement. See "Amendment and Termination of Deposit Agreement" above.

                            DESCRIPTION OF WARRANTS

GENERAL

     The Company may issue Warrants to purchase Debt Securities, Preferred Stock (or Depositary Shares representing Preferred Stock) or Common Stock (collectively, the "Underlying Warrant Securities"), and such Warrants may be issued independently or together with any such Underlying Warrant Securities and may be attached to or separate from such Underlying Warrant Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement are set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Underlying Warrant Securities purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Underlying Warrant Securities purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Underlying Warrant Securities with which such Warrants are issued and the number of such Warrants issued with each such Underlying Warrant Security; (xi) if applicable, the date on and after which such Warrants and the related Underlying Warrant Securities will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain

United States federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                      DESCRIPTION OF PREFERRED SECURITIES

     Pursuant to the terms of the Trust Agreement for each Lincoln Trust, the Issuer Trustees on behalf of such Lincoln Trust will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent preferred beneficial interests in the Lincoln Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Lincoln Trust, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Preferred Securities and each Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Lincoln Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

     The Preferred Securities of a Lincoln Trust will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Lincoln Trust except as described under "-- Subordination of Common Securities." Legal title to the Corresponding Junior Subordinated Debt Securities will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Company for the benefit of the holders of a Lincoln Trust's Preferred Securities (the "Guarantee" for such Preferred Securities) will be a guarantee on a subordinated basis with respect to the related Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Lincoln Trust does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

     Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Junior Subordinated Indenture Trustee (as defined herein) is closed for business.

     Each Lincoln Trust's Preferred Securities represent preferred beneficial interests in the applicable Lincoln Trust, and the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus

Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

     If provided in the applicable Prospectus Supplement, the Company has the right under the Junior Subordinated Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debt Securities, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debt Securities for a period which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debt Securities. As a consequence of any such extension, Distributions on the corresponding Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Lincoln Trust which issued such Preferred Securities during any such Extension Period. During such Extension Period the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by the Company of debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Corresponding Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights or the issuance of stock under stock plans in the future, (c) payments under any Guarantee and (d) purchases of common stock related to the issuance of common stock under any of the Company's benefit plans for its directors, officers or employees).

     The revenue of each Lincoln Trust available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debt Securities in which the Lincoln Trust will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debt Securities -- Corresponding Junior Subordinated Debt Securities." If the Company does not make interest payments on such Corresponding Junior Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and to the extent the Lincoln Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantees."

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Lincoln Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

     Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debt Securities, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Corresponding Junior Subordinated Debt Securities. See "Description of Junior Subordinated Debt Securities -- Redemption." If less than all of any series of Corresponding Junior Subordinated Debt Securities are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debt Securities to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the related Preferred Securities and the Common Securities.

     The Company will have the right to redeem any series of Corresponding Junior Subordinated Debt Securities (i) in whole at any time or in part from time to time, subject to the conditions described under "Description of Junior Subordinated Debt Securities -- Redemption", (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or an Investment Company Event (each as defined below, a "Special Event") and subject to the further conditions described under "Description of Junior Subordinated Debt
Securities -- Redemption", or (iii) as may be otherwise specified in the applicable Prospectus Supplement.

     Special Event Redemption or Distribution of Corresponding Junior Subordinated Debt Securities. If a Special Event in respect of a series of Preferred Securities and Common Securities shall occur and be continuing, the Company has the right to redeem the Corresponding Junior Subordinated Debt Securities in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event. At any time, the Company has the right to terminate the related Lincoln Trust and, after satisfaction of the liabilities of creditors of such Lincoln Trust as provided by applicable law, cause such Corresponding Junior Subordinated Debt Securities to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Lincoln Trust. If the Company does not elect either option described above, the applicable series of Preferred Securities will remain outstanding and, in the event a Tax Event has occurred and is continuing, Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debt Securities.

     Extension of Maturity of Corresponding Junior Subordinated Debt
Securities. If provided in the applicable Prospectus Supplement, the Company shall have the right to extend or shorten the maturity of any series of Corresponding Junior Subordinated Debt Securities at the time that the Company exercises its right to elect to terminate the related Lincoln Trust and cause such Corresponding Junior Subordinated Debt Securities to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Lincoln Trust, provided that it can extend the maturity only if certain conditions specified in the applicable Prospectus Supplement are met at the time such election is made and at the time of such extension.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by a Lincoln Trust on the outstanding Preferred Securities and Common Securities of the Lincoln Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Lincoln Trust has become subject as a result of a Tax Event.

     "Investment Company Event" means the receipt by the applicable Lincoln Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the applicable Lincoln Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the series of Preferred Securities issued by the Lincoln Trust.

     "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debt Securities to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Lincoln Trust, Corresponding Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debt Securities are distributed. "Liquidation Amount" means the stated amount of $25 per Trust Security.

     "Tax Event" means the receipt by the applicable Lincoln Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Lincoln Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debt Securities, (ii) interest payable by the Company on such series of Corresponding Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) the applicable Lincoln Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debt Securities for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding,
(ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debt Securities to be delivered upon such distribution and (iii) any certificates representing such series of Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debt Securities having a principal amount equal to the stated liquidation preference of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debt Securities that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of a Lincoln Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debt Securities that the investor may receive on dissolution and liquidation of a Lincoln Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

     Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debt Securities. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Lincoln Trust has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

     If a Lincoln Trust gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry Issuance." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Lincoln Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantees", Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Lincoln Trust for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States Federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debt Securities to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.

     If less than all of the Preferred Securities and Common Securities issued by an issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Trust Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debt Securities, on and after the Redemption Date interest ceases to accrue on such Junior Subordinated Debt Securities or portions thereof (and distributions cease to accrue on the Related Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, each Lincoln Trust's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred

Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Junior Subordinated Debt Security Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Lincoln Trust's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Lincoln Trust's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Lincoln Trust's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Lincoln Trust's Preferred Securities then due and payable.

     In the case of any Event of Default resulting from a Junior Subordinated Debt Security Event of Default, the Company as holder of such Lincoln Trust's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Company as holder of the Lincoln Trust's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

     Pursuant to each Trust Agreement, each Lincoln Trust shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company;
(ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debt Securities to the holders of its Trust Securities, if the Company, as Depositor, has given written direction to the Property Trustee to terminate such Lincoln Trust (which direction is optional and wholly within the discretion of the Company, as Depositor); (iii) the redemption of all of the Lincoln Trust's Trust Securities following a Special Event; (iv) redemption of all of the Lincoln Trust's Preferred Securities as described under "Description of Preferred Securities -- Redemption or Exchange -- Mandatory Redemption"; and (v) the entry of an order for the dissolution of the Lincoln Trust by a court of competent jurisdiction.

     If an early termination occurs as described in clause (i), (ii) or (v) above, the Lincoln Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Lincoln Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Corresponding Junior Subordinated Debt Securities, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Lincoln Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Lincoln Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Lincoln Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Lincoln Trust on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Lincoln Trust's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Junior Subordinated Debt Security Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities. A supplemental Indenture may provide that if an early termination occurs as described in clause (v) above, the Corresponding Junior Subordinated Debt Securities may be subject to optional redemption in whole (but not in part).

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under each Trust Agreement (an "Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Junior Subordinated Debt Security Event of Default under the Junior Subordinated Indenture (see "Description of Junior Subordinated Debt Securities -- Junior Subordinated Debt Security Events of Default"); or

          (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding Preferred Securities of the applicable Lincoln Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Lincoln Trust's Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

     If a Junior Subordinated Debt Security Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon termination of each Lincoln Trust as described above. See
"-- Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

     Unless a Junior Subordinated Debt Security Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Junior Subordinated Debt Security Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Junior Subordinated Debt Security Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE LINCOLN TRUSTS

     A Lincoln Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. A Lincoln Trust may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Lincoln Trust with respect to the Preferred Securities or
(b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debt Securities, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Lincoln Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Lincoln Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Lincoln Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) the Company or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, a Lincoln Trust shall not, except with the consent of holders of

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

100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Lincoln Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

     Except as provided below and under "Description of Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

     Each Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Lincoln Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Lincoln Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Lincoln Trust's status as a grantor trust for United States Federal income tax purposes or the Lincoln Trust's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Corresponding Junior Subordinated Debt Securities are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Indenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debt Securities, (ii) waive any past default that is waivable under Section 513 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or such Corresponding Junior Subordinated Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Junior Subordinated Indenture would require the consent of each holder of Corresponding Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debt Securities. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Lincoln Trust will not be classified as a corporation for United States Federal income tax purposes on account of such action.

     Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

     No vote or consent of the holders of Preferred Securities will be required for a Lincoln Trust to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

     The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Company if such Preferred Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

     So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Indenture governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Company, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, premium or Distributions in respect of a permanent Global Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if the Company so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to the Company, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Lincoln Trust's Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Lincoln Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Lincoln Trusts will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Lincoln Trusts in such a way that no Lincoln Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the Corresponding Junior Subordinated Debt Securities will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Lincoln Trust or each Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     No Lincoln Trust may borrow money or issue debt or mortgage or pledge any of its assets.

                           DESCRIPTION OF GUARANTEES

     A Guarantee will be executed and delivered by the Company concurrently with the issuance by each Lincoln Trust of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The First National Bank of Chicago will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Lincoln Trust's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Lincoln Trust's Preferred Securities.

GENERAL

     The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Lincoln Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Lincoln Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Lincoln Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption to the extent that such Lincoln Trust has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Lincoln Trust (unless the Corresponding Junior Subordinated Debt Securities are distributed to holders of such Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Lincoln Trust remaining available for distribution to holders of Preferred Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Preferred Securities or by causing the Lincoln Trust to pay such amounts to such holders.

     Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Lincoln Trust's obligations under the Preferred Securities, but will apply only to the extent that such related Lincoln Trust has funds sufficient to make such payments, and is not a guarantee of collection.

     If the Company does not make interest payments on the Corresponding Junior Subordinated Debt Securities held by the Lincoln Trust, the Lincoln Trust will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Company. See "-- Status of the Guarantees." The Company is a non-operating holding company and almost all of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Company's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. The payment of dividends by the Company's insurance company subsidiaries is limited under the insurance holding company laws in which such subsidiaries are domiciled. See "Lincoln National Corporation." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise. See the Prospectus Supplement relating to any offering of Preferred Securities.

     The Company's obligations described herein and in any accompanying Prospectus Supplement, through the applicable Guarantee, the applicable Trust Agreement, the Junior Subordinated Debt Securities, the Junior Subordinated Indenture and any supplemental indentures thereto, and the Expense Agreement, taken together, constitute a full, irrevocable and unconditional guarantee by the Company of payments due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Lincoln Trust's obligations under the Preferred Securities. See "The Lincoln Trusts," "Description of Preferred Securities," and "Description of Junior Subordinated Debt Securities."

STATUS OF THE GUARANTEES

     Each Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Debt.

     Each Guarantee will rank pari passu with all other Guarantees issued by the Company. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Lincoln Trust or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debt Securities. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities -- Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under each Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the Lincoln Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Lincoln Trust or upon distribution of Corresponding Junior Subordinated Debt Securities to the holders of the related Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

     Pursuant to the Expense Agreement entered into by the Company under each Trust Agreement (the "Expense Agreement"), the Company will irrevocably and unconditionally guarantee to each person or entity to whom the Lincoln Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Lincoln Trust, other than obligations of the Lincoln Trust to pay to the holders of any Preferred Securities or other similar interests in the Lincoln Trust of the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     The Company may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and either (x) Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities, (y) debt obligations of third parties, including U.S. Treasury securities, or (z) Preferred Securities of a Lincoln Trust, securing the holder's obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances the Company may deliver newly issued prepaid stock purchase contracts ("Prepaid Securities") upon release to a holder of any collateral securing such holder's obligations under the original Stock Purchase Contract.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, Prepaid Securities. The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such Stock Purchase Contracts or Stock Purchase Units and, if applicable, the Prepaid Securities and the document pursuant to which such Prepaid Securities will be issued.

                              BOOK-ENTRY ISSUANCE

     DTC will act as securities depositary for all of the Preferred Securities and the Junior Subordinated Debt Securities, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debt Securities. The Preferred Securities and the Junior Subordinated Debt Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Lincoln Trust and the Junior Subordinated Debt Securities, representing in the aggregate the total number of such Lincoln Trust's Preferred Securities or aggregate principal balance of Junior Subordinated Debt Securities, respectively, and will be deposited with DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the

National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities or Junior Subordinated Debt Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debt Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debt Securities. Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debt Securities, except in the event that use of the book-entry system for the Preferred Securities of such Lincoln Trust or Junior Subordinated Debt Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications buy DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debt Securities. If less than all of a Lincoln Trust's Preferred Securities or the Junior Subordinated Debt Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the Preferred Securities or the Junior Subordinated Debt Securities is limited to the holders of record of the Preferred Securities or Junior Subordinated Debt Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debt Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities or the Junior Subordinated Debt Securities will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Lincoln Trust thereof or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities or the Junior Subordinated Debt Securities at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Preferred Security or Junior Subordinated Debt Security certificates representing such Preferred Securities or Junior Subordinated Debt Securities are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Junior Subordinated Debt Security Event of Default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Junior Subordinated Debt Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debt Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Lincoln Trusts and the Company believe to be accurate, but the Lincoln Trusts and the Company assume no responsibility for the accuracy thereof. Neither the Lincoln Trusts nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
             THE CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES
                               AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Lincoln Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantees." Taken together, the Company's obligations under each series of Junior Subordinated Debt Securities, the Junior Subordinated Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Lincoln Trust's obligations under the Preferred Securities. If and to the extent that the Company does not make payments on any series of Corresponding Junior Subordinated Debt Securities, such Lincoln Trust will not pay Distributions or other amounts due on its Preferred Securities. The Guarantees do not cover payment of Distributions when the related Lincoln Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions to such holder. The obligations of the Company under each Guarantee are subordinate and junior in right of payment to all Senior Debt of the Company.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debt Securities will match the Distribution rate and Distribution and other payment dates for the related Preferred Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of such Lincoln Trust except the Lincoln Trust's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the Lincoln Trust will not engage in any activity that is not consistent with the limited purposes of such Lincoln Trust.

     Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     A holder of any related Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Lincoln Trust or any other person or entity.

     A default or event of default under any Senior Debt of the Company would not constitute a default or Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Company, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debt Securities until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debt Securities would constitute an Event of Default.

LIMITED PURPOSE OF LINCOLN TRUSTS

     Each Lincoln Trust's Preferred Securities evidence a beneficial interest in such Lincoln Trust, and each Lincoln Trust exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debt Securities. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debt Security is that a holder of a Corresponding Junior Subordinated Debt Security is entitled to receive from the Company the principal amount of and interest accrued on Corresponding Junior Subordinated Debt Securities held, while a holder of Preferred Securities is entitled to receive Distributions from such Lincoln Trust (or from the Company under the applicable Guarantee) if and to the extent such Lincoln Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination, winding-up or liquidation of any Lincoln Trust involving the liquidation of the Corresponding Junior Subordinated Debt Securities, the holders of the related Preferred Securities will be entitled to receive, out of assets held by such Lincoln Trust, the Liquidation Distribution in cash. See "Description of Preferred
Securities -- Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Corresponding Junior Subordinated Debt Securities, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Lincoln Trust (other than the Lincoln Trust's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debt Securities relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                              PLAN OF DISTRIBUTION

     The Company and/or any Lincoln Trust may sell any of the Offered Securities in any one or more of the following ways from time to time: (i) through agents;
(ii) to or through underwriters; (iii) through dealers; or (iv) directly to purchasers.

     The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Offered Securities and the proceeds to the Company and/or a Lincoln Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Offered Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or the applicable Lincoln Trust to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Offered Securities so offered and sold.

     If Offered Securities are sold by means of an underwritten offering, the Company and/or the applicable Lincoln Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Offered Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities of a series if any are purchased.

     If a dealer is utilized in the sales of the Offered Securities in respect of which this Prospectus is delivered, the Company and/or the applicable Lincoln Trust will sell such Offered Securities to the dealer as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Offered Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Offered Securities may be solicited directly by the Company and/or the applicable Lincoln Trust and the sale thereof may be made by the Company and/or the applicable Lincoln Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by the Company and/or the applicable Lincoln Trust against certain liabilities, including liabilities under the Securities Act.

     Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

     Offered Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company and/or the applicable Lincoln Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Offered Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company and/or the applicable Lincoln Trust to indemnification or contribution by the Company and/or the applicable Lincoln Trust against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company and its subsidiaries in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Company and/or the applicable Lincoln Trust may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Offered Securities from the Company and/or the applicable Lincoln Trust at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Offered Securities pursuant to any such delayed delivery contracts accepted by the Company and/or the applicable Lincoln Trust.

                             VALIDITY OF SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for the Company and the Lincoln Trusts by Sonnenschein Nath & Rosenthal, Chicago, Illinois, counsel to the Company, and for the Lincoln Trusts by Richards, Layton & Finger, special Delaware counsel to the Lincoln Trusts. Sonnenschein Nath & Rosenthal will rely on (i) the opinion of Richards, Layton & Finger as to matters of Delaware law and (ii) the opinion of Jack D. Hunter, Esq., Executive Vice President and General Counsel of the Company, as to matters of Indiana law. As of February 27, 1998, Mr. Hunter beneficially owned 103,476 shares of Common Stock of the Company, including 49,125 shares of Common Stock which Mr. Hunter has the right to acquire pursuant to options exercisable within 60 days of such date.

                                    EXPERTS

     The consolidated financial statements and schedules of Lincoln National Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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  NO DEALER, SALESMAN OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE TRUST OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ------------------

                               TABLE OF CONTENTS

                                              PAGE
                                              ----
PROSPECTUS SUPPLEMENT
Incorporation of Certain Documents by
  Reference.................................   S-6
Prospectus Supplement Summary...............   S-7
  Explanatory Diagrams......................  S-20
Risk Factors................................  S-24
Forward-Looking Statements..................  S-31
The Company.................................  S-32
The Trust...................................  S-34
Use of Proceeds.............................  S-35
Price Range of Common Stock and Dividends...  S-36
Capitalization..............................  S-37
Selected Consolidated Financial Data........  S-38
Accounting Treatment........................  S-39
Description of the FELINE PRIDES............  S-40
Description of the Purchase Contracts.......  S-43
Certain Provisions of the Purchase Contract
  Agreement and the Pledge Agreement........  S-52
Certain Terms of the Preferred Securities...  S-55
Description of the Guarantee................  S-63
Certain Terms of the Subordinated
  Debentures................................  S-65
Effect of Obligations under the Subordinated
  Debentures and the Guarantee..............  S-70
Federal Income Tax Consequences.............  S-71
ERISA Considerations........................  S-78
Underwriting................................  S-79
Legal Opinions..............................  S-81
Index of Certain Terms for Prospectus
  Supplement................................  S-82
PROSPECTUS
Available Information.......................     3
Incorporation of Certain Documents by
  Reference.................................     4
Lincoln National Corporation................     5
The Lincoln Trusts..........................     5
Use of Proceeds.............................     6
Consolidated Ratios of Earnings to Fixed
  Charges and Earnings to Combined Fixed
  Charges and Preferred Stock Dividends.....     6
Description of the Senior Debt Securities...     7
Description of Junior Subordinated Debt
  Securities................................    14
Description of Preferred Stock and Common
  Stock.....................................    25
Description of Depositary Shares............    29
Description of Warrants.....................    32
Description of Preferred Securities.........    33
Description of Guarantees...................    44
Description of Stock Purchase Contracts and
  Stock Purchase Units......................    47
Book-Entry Issuance.........................    47
Relationship Among the Preferred Securities,
  the Corresponding Junior Subordinated Debt
  Securities and the Guarantees.............    49
Plan of Distribution........................    51
Validity of Securities......................    52
Experts.....................................    52

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                       Lincoln National Corporation Logo

                                LINCOLN NATIONAL
                                   CAPITAL IV


                                   8,000,000

                               FELINE PRIDES(SM)


                                   1,000,000

                              PREFERRED SECURITIES

                             ----------------------
                             PROSPECTUS SUPPLEMENT
                             ----------------------

                              MERRILL LYNCH & CO.
                                 BT ALEX. BROWN
                                CIBC OPPENHEIMER


                                AUGUST 10, 1998

                 (SM) Service Mark of Merrill Lynch & Co., Inc.

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